Exhibit 10.1

FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT

This First Amendment to Asset Purchase Agreement (“Amendment”), dated as of May 7, 2007 (this “Amendment”), is by and between Hedwigs Las Vegas Top Tier, LLC, a Delaware limited liability company, (“Purchaser”) and 155 East Tropicana, LLC, a Nevada limited liability company, (“Seller”).

RECITALS

A.                                   Purchaser and Seller entered into that certain Asset Purchase Agreement dated April 30, 2007 (the “Agreement”).

B.                                     Purchaser and Seller desire to amend the Agreement as set forth below.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby amend the Agreement as follows:

1.                                             Defined Terms.  Unless otherwise defined herein, all capitalized terms used in this Amendment shall have the meaning given such terms in the Agreement.  Unless the context otherwise indicates, all references herein to the Agreement shall include this Amendment.

2.                                             Consideration.  As consideration for this Amendment, Purchaser has or will pay the sum of One Million dollars ($1,000,000) (the “Initial Payment”) to Seller in good funds by 5:00 p.m., PST, on the business day following the execution of this Amendment by all parties.  The parties agree that the Initial Payment is a nonrefundable earnest money deposit that is fully earned on the date of payment.  If the Closing occurs, the Initial Payment shall be applied to the Cash Purchase Price as set forth in amended Section 1.6 of the Agreement below.

3.                                             Preamble.  The Preamble of the Agreement is deleted and replaced with the following:

Seller owns and operates a hotel located at 115 East Tropicana Ave. in Las Vegas Nevada (the “Hotel”), a casino located at the Hotel (the “Casino”) and various related retail operations, including restaurants, stores and other amenities (the “Other Operations”).  The Hotel, the Casino and the Other Operations are collectively referred to herein as the “Business.”  Seller desires to sell to Purchaser and Purchaser desires to purchase from Seller substantially all of Seller’s assets and to assume certain of Seller’s liabilities.  In order to provide for the lawful continuation of the operations of the Casino, Purchaser shall lease back the Casino operation to Seller as provided in the Casino Operating Lease Agreement by and between Seller and Purchaser (the “Lease Agreement”) attached hereto as Exhibit 1.

4.                                             Purchase Price.  Section 1.5 of the Agreement is deleted and replaced with the following:

The consideration of the sale and transfer of the Purchased Assets to Purchaser shall consist of the Cash Purchase Price and the assumption by Purchaser of the Assumed Liabilities.  The Cash Purchase Price shall be (i) Ninety-Five Million dollars ($95,000,000) plus (ii) the cash amount of the Accrued Royalty, plus (iii) any obligations under any notes executed by Seller under the Lease Agreement (including accrued interest and penalties) and shall be subject to adjustment as provided in Section 1.8.

5.                                             Purchase Price Payable at Closing.  Section 1.6 of the Agreement is deleted and replaced with the following:

At the Closing, and subject to the terms and conditions of this Agreement, Purchaser shall, pay to Seller at the Closing in cash by wire transfer of immediately available funds to one or more accounts designated by each Seller in writing at least two (2) Business Days before the Closing Date, an amount equal to the sum of (i) Eighty-Five million dollars ($85,000,000), plus (ii) the cash amount of the Accrued Royalty, minus (iii) the sum of the Initial Payment plus the amount of any deposit distributed to Seller pursuant to the Escrow Agreement.

6.                                             Closing.  Section 1.10 of the Agreement is deleted and replaced with the following:

Seller shall as promptly as possible notify Purchaser, and Purchaser shall as promptly as possible notify Seller, when the conditions set forth in Article V to such party’s obligations to complete the Transactions have been satisfied or waived.  Subject to Section 7.1(a)(iv), the closing of the Transactions (the “Closing”) shall take place at the offices of Kummer Kaempfer Bonner Renshaw & Ferrario on the second Business Day following the satisfaction or waiver of the conditions set forth in Article V, or at such other time, date and place as Seller and Purchaser may agree in writing.  If the Closing occurs, it shall be deemed to have occurred at the Cutoff Time.  The date on which the Closing occurs is referred to herein as the “Closing Date.”

7.                                             Amendment of Hooters License.  Section 4.11 of the Agreement is deleted and replaced with the following:

Concurrently with or prior to the Closing, Seller shall cause its license agreements with Hooters licensors to have been amended to consist, in their entirety, of (i) an assignment agreement substantially in the form attached hereto as Exhibit 2, (ii) a second amendment and acknowledement to consent and assignment agreements substantially in the form attached hereto as Exhibit 3 and (iii) assignment and acknowledgement to mark license agreement substantially in the form attached hereto as Exhibit 4, (collectively the “Assignment Agreeements”).

8.                                             Restructuring of Agreement.  Section 4.21 of the Agreement is deleted and replaced with the following:

Purchaser shall reasonably determine, within 60 days of the date of this Agreement, whether (i) consummating the Closing would cause an event of default under the Indenture, and (ii) such default would not exist if this Agreement were restructured as a sale of Seller’s membership interest to Purchaser under terms substantially similar to this Agreement (the “Membership Interest Purchase Agreement”).  If Purchaser makes the determination required by this Section 4.21 in the affirmative, Seller and Purchaser shall, within 30 days of such a determination (the “Negotiation Period”), negotiate in good faith a Membership Interest Purchase Agreement.  At the earlier of (i) the date on which Seller and Buyer execute the Membership Interest Purchase Agreement or (ii) the expiration of the Negotiation Period, Purchaser shall deposit in escrow the sum of Two Million dollars ($2,000,000) under terms reasonably agreed upon by Seller and Purchaser with First American Title Insurance Company, as escrow agent (“Escrow Agent”), pursuant to the escrow agreement attached as Exhibit 5 (the “Escrow Agreement”).  On the date that the Membership Interest Purchase Agreement becomes effective according to the terms therein, if ever, this Agreement shall become null and void and of no further force or effect and the parties shall thereafter abide by all of the terms and conditions contained in the Membership Interest Purchase Agreement.  If Purchaser makes the determination required by the Section 4.21 in the negative, 61 days following the date of this Agreement, Purchaser shall deposit with the Escrow Agent the sum of Two Million dollars ($2,000,000) under the terms of the Escrow Agreement.

9.                                             Deletion of Section 4.22.  Section 4.22 of the Agreement is deleted.

10.                                       Additional Conditions to the Obligations of Seller.  Section 5.3 of the Agreement is amended to include the following:

(d)  Approval of Noteholders.  All required consents and approvals under the Indenture shall have been obtained.

11.                                       Termination.  Section 7.1(a) of the Agreement is amended to include the following:

(vi)  by Seller if the Two Million dollar ($2,000,000) deposit provided for in Section 4.21 is not made within the time periods provided in Section 4.21.

12.                                       Technical Corrections.  Section 7.1(b) is hereby amended to delete the reference to “Section 8.1(a)(ii) or (iii)” and to replace that with “Section 7.1(a)(ii) or (iii).”  Section 5.2(a) is hereby amended to delete the reference to “Section 6.2(a)” and to replace that with “Section 5.2(a).”

13.                                       Effect of Termination.  Section 7.2 of the Agreement is deleted and replaced with the following:

In the event this Agreement is terminated pursuant to this Article VII, the Transactions shall be abandoned, without further action by either of the parties hereto, and this Agreement shall become void and have no further force and effect, except that (a) the obligations of Purchaser set forth in the Confidentiality Agreement shall remain in effect, (b) neither party shall be relieved from any liabilities or damages arising out of a material breach of any provision of this Agreement, (c) the respective obligations of the parties set forth in Sections 4.6, 7.2, 8.1, 8.2, and Article IX shall remain in effect, and (d) as provided in the Escrow Agreement, Seller shall retain the deposit of Two Million dollars ($2,000,000) and any additional deposit made pursuant to Section 4.15 unless at the time of termination there exists a breach by Seller of any representation, warranty, covenant or other agreement in this Agreement and, as a result of such breach, either (i) Purchaser would not upon Closing, obtain title to substantially all of the Purchased Assets or (ii) the value of the Purchased Assets less the cost of all Assumed Liabilities would be reduced by Five Million dollars ($5,000,000) or more.

14.                                       Definitions.  The following definitions in Section 8.1 are amended or added:

“Assignment Agreements” shall have the meaning ascribed to it in Section 4.11.

“Escrow Agent” shall have the meaning ascribed to it in Section 4.21.

“Escrow Agreement” shall have the meaning ascribed to it in Section 4.21.

“Negotiation Period” shall have the meaning ascribed to it in Section 4.21.

15.                                       Inconsistencies; No Other Changes; No Default.  In the event of any inconsistency between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions hereof shall control.  Purchaser and Seller agree that there are no other changes to the Agreement, and the Agreement, as amended hereby, remains in full force and effect.  Purchaser and Seller hereby acknowledge and agree that, to their respective knowledge, the other party is not in default under the Agreement.

16.                                       Effectiveness.  This Amendment shall be effective upon mutual execution and delivery.

17.                                       Counterparts.  This Amendment may be executed in counterparts, each of which shall be fully effective as an original, and all of which together shall constitute one and the same instrument.

18.                                       Exhibits.  Exhibits 1, 2, 3, 4 and 5 referred to above and attached hereto are added as exhibits to the Agreement.

19.                                       Disclosure Schedule.  Schedule 2.12 of the Disclosure Schedule is deleted and replaced with Schedule 2.12 attached hereto as Exhibit 6.

20.                                       Memorandum of Agreement.  Concurrent with the execution hereof the parties agree to (i) execute and record in the real property records of Clark County a short form memorandum of asset purchase agreement in the form attached hereto as Exhibit 7, and (ii) execute a Release of Memorandum of Agreement in the form attached hereto as Exhibit 8.  The Release of Memorandum of Agreement will be held in escrow by Escrow Agent with instructions to record it in the real property records of Clark County upon the termination, if any, of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

HEDWIGS LAS VEGAS TOP TIER, LLC,
a Delaware limited liability company

By:	Hedwigs Las Vegas GP, LLC,
a Delaware limited liability company
Its Managing Member

	By:	NTH Advisory Group, LLC
a California limited liability
company
Its managing member

		By:	/s/ Richard Bosworth
Name: Richard Bosworth
Title: Managing Member

155 EAST TROPICANA, LLC
a Nevada limited liability company

By:	/s/ Michael Hessling
Name: Michael Hessling
Title: President

EXHIBIT 1
Lease Agreement

CASINO OPERATIONS LEASE

THIS CASINO OPERATIONS LEASE (“Lease”) is made and entered into as of the 3rd day of May, 2007, by and between Hedwigs Las Vegas Top Tier, LLC, a Delaware limited liability company, or its nominee, as landlord (“Landlord”), and 155 East Tropicana, LLC, a Nevada limited liability company, as tenant (“Tenant”), with reference to the following facts and objectives:

RECITALS

A.            This Lease is made with reference to a certain Asset Purchase Agreement dated as of April 30, 2007 (the “Purchase Agreement”), by and between Landlord, as Buyer, and Tenant, as Seller, concerning the sale by Seller to Landlord of that certain hotel, casino and related improvements thereon, commonly known as the Hooters Casino Hotel Las Vegas (the “Hotel”), together with all fixtures, equipment and personal property used in connection therewith, excluding the Gaming Assets (as defined below).

B.            Pursuant to the terms of the Purchase Agreement, at the Closing (as defined in the Purchase Agreement) Tenant shall continue to own the Gaming Assets (as defined below).

C.            Tenant desires to lease from Landlord and Landlord desires to lease to Tenant (i) a portion of the Hotel in which the Gaming Operations (as hereinafter defined) are presently located, comprising approximately 29,000 square feet of floor space (“Gaming Operations Location”) and offices and rooms within the Hotel, consistent with current operations at the Hotel, used non-exclusively for the Gaming Operations (“Associated Space”) for the non-exclusive (except as to the portions thereof that constitute Public Areas) use by Tenant for the duration of this Lease, and any extensions and/or renewals hereof, and (ii) the non-exclusive right to use the public areas of the Hotel as they exist from time to time (“Public Areas”) including, but not limited to, parking areas, driveways, private roadways, walkways, stairways, corridors, entryways, and restroom facilities, by Tenant, its employees, agents, representatives, customers, business invitees and licensees for the purposes for which Public Areas are intended. “Gaming Operations” means the ownership and operation of the Gaming Assets. The Gaming Operations Location and the Associated Space are sometimes collectively referred to herein as the “Leased Property”.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree that the foregoing recitals are true and correct and incorporated into this Lease and the parties further agree that Landlord will lease to Tenant, and Tenant will lease from Landlord, the Leased Property on the following terms and conditions:

ARTICLE I
APPROVALS, GAMING ACTIVITIES AND GAMING EQUIPMENT

1.1           Approvals. Tenant acknowledges and agrees that it will at all times during the Term (as defined below) maintain in full force and effect and in good standing, as a Tenant Expense, all permits, licenses and approvals (“Approvals”) required by all laws, statutes, regulations, rules, ordinances, codes, licenses, permits and orders, from time to time in existence, of all courts of competent jurisdiction and government agencies, and all applicable judicial and administrative and regulatory decrees, judgments and orders (collectively, “Applicable Laws”), including without limitation, all Approvals required by the Nevada State Gaming Control Board, the Nevada Gaming Commission and the Clark County Liquor and Gaming Licensing Board (collectively, the “Nevada Gaming Authorities”) relating to the Gaming Assets and the conduct of non-restricted gaming activities in the Leased Property (“Gaming Approvals”).

1.2           Gaming Activities. Without limiting any other provision herein, Tenant expressly covenants and agrees that it will, at all times during the Term:

(a)           comply with all applicable Nevada gaming statutes and regulations, and the requirements of the Nevada Gaming Authorities (“Nevada Gaming Laws”); and

(b)           in accordance with applicable Nevada Gaming Laws, provide supervision at or near the Gaming Assets to prevent minors from playing the Gaming Assets or loitering in the Gaming Operations Location; and

(c)           undertake Gaming Operations with sound business practice, due diligence and efficiency so as to attempt to maximize Net Cash Flow (as defined below); and

(d)           reasonably determine the location and selection of the Gaming Assets within the Leased Property so as to endeavor to maximize Casino Revenues; and

(e)           provide change to customers using the Gaming Assets.

1.3           Gaming Assets. For purposes of this Lease, “Gaming Assets” has the meaning given in Section 8.1 of the Purchase Agreement together with any additions and replacements thereto acquired by Tenant and used at or in connection with the Hotel during the Term. Tenant covenants that it will maintain the Gaming Assets at the Leased Property in the manner and condition as required by this Lease and further, that it will own or lease adequate and sufficient Gaming Assets to operate and maintain the Leased Property in accordance with the standards of operation in place at the Hotel as of the Commencement Date and to such higher standards of operation as exist in the Hotel after the Commencement Date.  Tenant further agrees to keep and maintain all Gaming Assets that do not consist of money (the “Non-Cash Gaming Assets”) in good condition and repair, and repair or replace all damaged or broken Non-Cash Gaming Assets as and when needed to keep and maintain the Non-Cash Gaming Assets operating and in good condition. Without limiting the foregoing, Tenant must (i) repair and maintain the Gaming Assets found at the Hotel on the Commencement Date to the same condition as on the Commencement Date or better, ordinary wear and tear excepted; (ii) keep the same free of any security interest, chattel mortgage, pledge or other encumbrance; and (iii) as a Tenant Expense or using proceeds from the Capex Reserve Fund (at Landlord’s election), replace the same when such replacement is required by applicable law.  All Non-Cash Gaming Assets installed in or furnished to the Hotel by Tenant during the Term (whether pursuant to contracts or commitments entered into by Tenant prior to or after the Commencement Date), if any, must be new and must be purchased for cash and acquired free of any security interest, chattel mortgage, pledge or other encumbrance, except for financing leases or conditional sales agreements directly from the lessor or vendor of any Non-Cash Gaming Assets.

1.4           Payments to the Vendor of Gaming Assets; Payments to Landlord.

(a) Tenant shall make, as a Tenant Expense, each and all of the payments called for by any and all financing leases or conditional sales agreements relating to Gaming Assets as such payments may be adjusted from time to time, in accordance with the terms of such financing leases or conditional sales agreements. Such payments shall be made by Tenant directly to the vendor under each such lease or conditional sales agreement.  In the event the Gaming Assets are sold to a successor licensed operator, Tenant shall assign to the licensed operator succeeding Tenant all right, title and interest of Tenant in and to, and the licensed operator succeeding Tenant shall assume and thereafter duly perform each and all obligations of Tenant under, each Gaming Asset financing lease or conditional sales agreement maintained by Tenant pursuant to the terms of the Purchase Agreement after the Closing (as defined in the Purchase Agreement) or entered into by Tenant after the Commencement Date as permitted under the terms of this Lease.  Notwithstanding any contrary provision of this Lease, Tenant may not enter into any financing leases or conditional sales agreements that would be binding on Tenant or Landlord after the expiration or termination of this Lease without Landlord’s prior written consent, which may be granted or withheld in Landlord’s sole and absolute discretion.  In addition, Tenant may not make any payments under any such leases or agreements (other than for the Gaming Assets) as a Tenant Expense unless such lease or agreement is approved by Landlord in writing in its sole and absolute discretion.

(b) If (i) revenues from the Gaming Operations are insufficient in any month to pay the Priority Payment for such month, to pay all Tenant Expenses, or to maintain the financial condition required by the Nevada Gaming Authorities and (ii) all reserves provided for in this Lease have been exhausted and (iii) such insufficiency is not the result of any Event of Default or of Tenant’s dishonesty or criminal act or failure to act in good faith in the operation of the Gaming Operations and (iv) a loan from Landlord (each, a “Loan”) is required to satisfy such insufficiency, then Landlord will reasonably determine the amount of such deficiency and lend

Tenant sufficient funds to pay or satisfy the deficiency.  The amount thus lent to Tenant will be evidenced by a promissory note in the form and substance attached hereto as Exhibit A (the “Shortfall Note”), bearing interest at a fixed rate equal to ten percent (10%) per annum (the “Note Rate”) with monthly payments in arrears on the last day of each calendar month of interest only at the Note Rate on the average daily principal balance of the Shortfall Note for such month. However, such payments shall be made only from available Net Cash Flow (defined below) from the Gaming Operations after the payment of Base Rent (defined below) and the Priority Payment (defined below). If available Net Cash Flow from the Gaming Operations after the payment of Base Rent and the Priority Payment in any particular month is inadequate to make such payment, Tenant must use any amounts that have been deposited in any reserve account established under the terms of this Lease to make such payments, and if such reserve accounts are also inadequate to make such payment, then Tenant’s failure to pay the amount specified above shall not be a default under this Lease or the Shortfall Note, so long as Tenant pays the amount that is available from Net Cash Flow from the Gaming Operations after the payment of Base Rent and the Priority Payment and the amount existing in any reserve accounts.  The remaining unpaid balance of the payment will be carried forward (the “Shortfall Note Carry Forward Balance”) and shall be due on the due date for the next installment thereunder on which and to the extent there is sufficient Net Cash Flow to pay both the regularly scheduled payment and to pay all or any part (to the extent of available Net Cash Flow) of the Shortfall Note Carry Forward Balance (together with interest on the Shortfall Note Carry Forward Balance, from the date the applicable payment would have been due but for its being carried forward, at the Note Rate).

(c) Any additional amounts advanced to Tenant, whether pursuant to this Section 1.4 or otherwise, beyond the face amount of the original Shortfall Note must, as a condition to the disbursement thereof, at Landlord’s option, be evidenced by a new note on the same terms and conditions as are provided in the original Shortfall Note or by additional notes each of which is on the same terms and conditions as the original Shortfall Note, except in either case, that the principal balance shall reflect the increased amount thereof.  In either case such new note or original and additional notes will thereafter be referred to collectively herein as the “Shortfall Note”.

(d) Except as otherwise expressly provided in this Lease, upon termination or expiration of this Lease, Tenant must repay to Landlord the entire balance of principal and accrued interest outstanding under the Loan.

1.5           Disposal of Gaming Assets. Notwithstanding the foregoing provisions of this Article I, Tenant shall have the right, at any time or from time to time, to remove and sell, demolish or otherwise dispose of any Non-Cash Gaming Assets, whether installed in or furnished to the Hotel, prior to, on or after the Commencement Date, if (i) Tenant determines, in its reasonable business judgment, that such act is necessary or desirable in connection with Tenant’s operation of the Leased Property; and (ii) Tenant at its cost (and, except as otherwise provided in Section 1.3, not as a Tenant Expense) replaces the item or items so removed and disposed of.

1.6           Transfer of Gaming Assets at the Hotel at End of Term. Upon the expiration or earlier termination of the Term, any Gaming Assets at the Hotel as of the Commencement Date or installed in or furnished to the Hotel by Tenant on or after the Commencement Date must either, at Landlord’s option and in accordance with any applicable provisions of the Purchase Agreement:

(a) be transferred to Landlord; or

(b) if directed by Landlord, be transferred to the licensed operator succeeding Tenant,

free and clear of all liens, financing leases and conditional sales agreements other than those permitted under the Purchase Agreement or this Lease.

Notwithstanding the terms of this Section 1.6, in-house progressive jackpots will be dealt with by Tenant and Landlord in accordance with applicable Nevada Gaming Laws.

1.7           Chips and Tokens.

(a)   Tenant shall retain and use Tenant’s chips and tokens under the terms of a License Agreement to be entered into prior to the Commencement Date.  Upon the Commencement Date, Tenant shall use chips and tokens which have been issued in accordance with Nevada Gaming Commission Regulations. Tenant shall redeem Tenant’s chips and tokens in accordance with Nevada Gaming Commission Regulations.

(b)  The parties hereto agree that, at 12:00 midnight on the Commencement Date (the “Cut-Off Time”), and again at 11:59 P.M. on the date on which this Lease is terminated or the Term expires, all casino cage cash (the “Cage Cash”) and all casino chips and tokens shall be counted according to all applicable Gaming Approvals and Nevada Gaming Laws.  Tenant must permit Landlord’s representatives to observe all aspects of such counts.  Tenant will be entitled to all revenue received and will be liable for all expenses incurred, accrued or that relate to revenues received prior to the Cut-Off Time, and only amounts received after the Cut-Off Time will be treated as revenue for purposes of determining Net Cash Flow.  Except for accounts receivable that were earned by Tenant prior to the Cut-Off Time, all accounts receivable by Tenant relating to Tenant’s activities at or in connection with the Leased Property will, after the expiration of the Term or termination of this Lease, belong to Landlord, if licensed, or, if Landlord is not licensed, a successor tenant designated by Landlord.

ARTICLE II
LEASED PROPERTY

2.1           Leased Property and Grant of Easement through Hotel. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Leased Property. Landlord hereby grants to Tenant, its employees, agents, customers and invitees a non-exclusive easement and right of access through and across the Public Areas of the Hotel, as they exist and are modified by Landlord from time to time, for purposes of ingress and egress to the Leased Property.

2.2           Grant of Easement through Gaming Operations Location. Tenant hereby grants to Landlord, its employees, agents, contractors, licensees, tenants, occupants, customers and invitees a non-exclusive easement and right of access through and across the Public Areas of the Gaming Operations Location for purposes of ingress and egress to the other portions of the Hotel.  Notwithstanding the foregoing, Tenant may, to the extent and only to the extent required by Nevada Gaming Authorities, restrict (but not preclude) access to areas of the Leased Property that contain the casino cage, count areas and casino surveillance areas.

2.3           Landlord’s Reservation. Landlord reserves to itself the roof and exterior walls of the building containing the Leased Property, and all space above the ceiling within the Leased Property, to accommodate the Hotel’s structural, mechanical and electrical conduit, piping, ducting and venting systems. Landlord further reserves the right to run utility lines, pipes, conduits and ductwork through the air space above Tenant’s ceiling, and through the columns and walls of the Leased Property, in locations which will minimize interference with Tenant’s use of the Leased Property.

2.4           Changes to Hotel. Landlord reserves the right at any time and from time to time (a) to make or permit changes or revisions in the site plan for or layout of the Hotel including additions to, subtractions from, rearrangements of, alterations of, modifications of or supplements to the Leased Property, the Public Areas or the building areas, walkways, parking areas, driveways or other areas within the Hotel and upon the property on which the Hotel is located, (b) to construct other buildings or improvements in or as additions to the Hotel and to make alterations thereof or additions thereto and to build additional stories on any such building or buildings and to construct other buildings or improvements adjoining the same, and (c) to make or permit changes or revisions in the Hotel, including additions thereto, and to convey portions of the Hotel and the property on which the Hotel is located to others for the purpose of constructing thereon other buildings or improvements, including additions thereto and alterations thereof. Landlord will have the right without abatement of Rent to (a) construct, lease and/or license kiosks, carts, and sales areas on any portion of the Hotel and the property on which the Hotel is located, (b) enter into, modify and terminate easements and other agreements pertaining to the use and maintenance of the parking area portions of the Hotel and the property on which the Hotel is located, (c) close such portions of the Hotel and the property on which the Hotel is located as may, in the reasonable opinion of Landlord, be necessary to prevent a dedication thereof or the accrual of any right therein to any Person or to the public, (d) close portions of the Hotel and the property on which the Hotel is located for any other reason reasonably determined by Landlord to be in the best interest of the Hotel, (e) close temporarily any or all portions of the Hotel and the property on which the Hotel is located for repairs or refurbishing, (f) discourage non-guest parking, (g) move, remove, relocate and/or replace seats, trees, planters and other amenities commonly found in similar resorts, and (h) do such other acts in and to said areas and improvements as in the exercise of good business management, and the maintenance of a resort, as Landlord, in the exercise of its reasonable business judgment, deems advisable.

2.5           Relocation. Throughout the Term and from time to time, Landlord shall have a right to relocate all or a portion of the Associated Space within the Hotel provided that the total size of the Associated Space after such relocation is approximately the same square footage as the original Associated Space. Landlord shall notify Tenant of such relocation not less than thirty (30) days prior to the date thereof. Landlord shall reconstruct on the relocated Associated Space improvements substantially similar in quality, style and design to those constructed at the original Associated Space in accordance with plans and specifications approved by Landlord and Tenant, which approval shall not be unreasonably withheld by either party. Landlord shall pay the cost of moving and reinstalling the fixtures, furnishings and equipment of Tenant into the relocated Associated Space. As of the later of the date specified in Landlord’s notice to Tenant or ten (10) days after Landlord has notified Tenant that it has completed the improvements to be constructed by Landlord on the relocated Associated Space, Tenant shall surrender the original Associated Space (or the portion thereof that is to be relocated), and shall move to the relocated Associated Space, and the relocated Associated Space shall be deemed the Associated Space hereunder as fully as if said relocated Associated Space were originally described herein as the Associated Space. Tenant agrees that promptly, on demand, it shall execute an amendment to this Lease designating the location of the relocated Associated Space.

2.6           Remodeling. If, at any time, from time to time, during the Term, Landlord remodels all or any portion of the Hotel, and such remodeling includes the Leased Property or a portion thereof, then Landlord shall have the right to change the dimensions or reduce the size of the Leased Property and to close all or a portion of the Hotel, including all or a portion of the Leased Property, for such period as Landlord deems advisable. If Tenant is required to close all or a portion of the Leased Property in connection with such remodeling, then, as Tenant’s sole and exclusive remedy for such closure, Base Rent will be equitably abated based upon the portion of the floor area of the Leased Property that is rendered untenantable by such remodeling as a proportion of the total floor area of the Leased Property prior to such remodeling.  In the event of any remodeling pursuant to this Section 2.6, Landlord shall repair any damage to the Leased Property caused thereby, and in the event of any reduction in the area of the Leased Property, as Tenant’s sole and exclusive remedy therefor, Base Rent shall be equitably reduced based upon the portion of the floor area of the Leased Property that is rendered untenantable by such remodeling as a proportion of the total floor area of the Leased Property prior to such remodeling.

ARTICLE III
TERM OF LEASE

3.1           Initial Term. The term of this Lease shall commence at 12:00 midnight next preceding the Closing (as defined in the Purchase Agreement) (the “Commencement Date”) and, unless extended as provided below, end at 11:59 p.m. on  the sooner of (i) the last day of the month following the month in which Landlord obtains all applicable Gaming Approvals required to operate all Gaming Assets at the Hotel or (ii) June 30, 2008 (the “Initial Term”).

3.2           Extension of Term.  Landlord is hereby granted options to extend the term of this Lease, for two (2) additional consecutive three (3)-month extension periods (but no later than December 31, 2008, in any event), each such period, an “Extension Term”, provided that Landlord notifies Tenant, in writing, no less than ninety (90) days prior to the commencement of any such Extension Term of Landlord’s intention to exercise such option.  As used in this Lease, “Term” means the Initial Term plus all duly exercised Extension Terms.  Except as expressly provided in this Lease, the terms and conditions applicable to each Extension Term will be the same as the terms and conditions of the Initial Term, and Rent and other charges will continue to be adjusted as provided in this Lease as though each such Extension Term were part of the Initial Term.

3.3           Early Termination by Landlord.

(a)           If at any time Tenant or any other person or entity (collectively, “Person”) associated in any way with Tenant (i) is denied a license, found unsuitable, or is denied or otherwise unable to obtain any other Approval required for Tenant to continue to lawfully lease the Leased Property, own and operate the Gaming Assets or operate the Gaming Operations Location at the Hotel, (ii) does not obtain such Approval within any required time limit, as the same may be extended by such Nevada Gaming Authority, or (iii) withdraws any application for Approval other than upon a determination by the Nevada Gaming Authorities that such Approval is not required for Tenant to be able to conduct Gaming Operations at the Hotel, (iv) directly or indirectly causes a termination or denial of any Gaming Approval of Landlord or any Person as a result of this Lease, then Landlord may terminate this Lease effective upon the later of (A) one (1) business day after notice is given to Tenant by Landlord, or (B) the date Tenant is not permitted to conduct Gaming Operations at the Hotel, unless such failure is cured before such later date.  Notwithstanding the foregoing, if a Person associated with Tenant who is denied a license or otherwise found unsuitable can be disassociated with Tenant to the satisfaction of the Nevada Gaming Authorities, and Tenant’s nonrestricted gaming license remains in effect, then no termination right will exist under this Section 3.3(a).

(b)           If Landlord sells its interest in the Hotel, Landlord may terminate this Lease in connection with such sale, by providing at least thirty (30) days’ advance written notice to Tenant.

(c)           At any time during the Term of this Lease, and for any reason or no reason, Landlord may terminate the Lease by providing at least ten (10) days’ advance written notice to Tenant.  Landlord’s right to terminate the Lease under this Section 3.3(c) is absolute and may be exercised by Landlord at any time.

3.4           Early Termination by Tenant.

(a)           If at any time Landlord or any other Person associated in any way with Landlord (i) is denied a license, found unsuitable, or is denied or otherwise unable to obtain any other

Approval required in order for Tenant to be able to conduct Gaming Operations at the Hotel, (ii) is required by the Nevada Gaming Authorities to apply for an Approval required in order for Tenant to be able to conduct Gaming Operations at the Hotel and does not obtain such Approval within any required time limit, as the same may be extended by such Nevada Gaming Authority, (iii) withdraws any application for Approval other than upon a determination by the Nevada Gaming Authorities that such Approval is not required in order for Tenant to be able to conduct Gaming Operations at the Hotel, or (iv) directly or indirectly causes a termination or denial of any Gaming Approval of Tenant or any such Person as a result of this Lease, then Tenant may terminate this Lease effective upon the later of (A) one (1) business day after notice is given to Landlord by Tenant, or (B) the date Tenant is not permitted to conduct Gaming Operations at the Hotel, unless such failure is cured before such later date.  Notwithstanding the foregoing, if a Person associated with Landlord who is denied a license or otherwise found unsuitable can be disassociated with Landlord to the satisfaction of the Nevada Gaming Authority, and Tenant’s nonrestricted gaming license remains in effect, then no termination right will exist under this Section 3.4(a).

(b)           If at any time following the Commencement Date Richard Bosworth ceases to be a principal of Landlord or if Landlord assigns its interests hereunder to any Person for whom Richard Bosworth is not a principal, Tenant may terminate this Lease effective upon giving one (1) business day notice to Landlord. Upon termination of the Lease as provided under this Section 3.4(b) and except as otherwise provided under the terms of this Lease, neither Landlord nor Tenant shall have any further obligations to the other under this Lease.  Notwithstanding any other provision herein, Tenant’s termination right under this Section 3.4(b) is not triggered if Landlord assigns its interests under this Lease to any Person for whom Richard Bosworth is a principal.

3.5           Holding Over. In the event Tenant remains in possession of the Leased Property after the expiration of the Term or earlier termination of this Lease, Tenant shall at the option of Landlord be considered a month-to-month tenant, subject to all of the other terms and conditions hereof except that Base Rent will equal 200% of the Base Rent payable immediately prior to such expiration or termination, and Landlord shall have all rights and remedies available at law or in equity.

ARTICLE IV
RENT

4.1           Rent.       Subject to the adjustments hereinafter provided, Tenant shall pay to Landlord as base monthly rent for the Leased Property the sum of Five Hundred Forty Thousand and 00/100 Dollars ($540,000.00) (the “Base Rent”), which shall be paid for each month on or before the last day of such month in arrears. The first such payment shall be due on the last day of the full or partial month in which the Commencement Date occurs and such payments shall continue on the last day of each month thereafter through and including the last day of the Term. Base Rent for any partial calendar month shall be prorated on the basis of the number of days in such month falling within the Term divided by the number of days within such calendar month. “Rent” means all payments of (a) Base Rent (including Rollover Rent (defined below)) and (b) any and all other amounts required to be paid by Tenant under the terms of this Lease. If Net Cash Flow (after payment of the Priority Payment described in Section 4.2 hereof) is insufficient in any month to pay the full Base Rent provided for hereunder, Tenant shall not be required to pay currently the full Base Rent provided hereunder, but shall be required to pay currently only such amount as is available from Net Cash Flow (after payment of the Priority Payment described in Section 4.2 hereof) and amounts previously deposited in any reserve account established under this Lease.  As long as Tenant pays all amounts that are required to be paid hereunder as and when described hereunder, Tenant’s failure to make the full payment of the Base Rent in any month shall not be considered a default hereunder, but any remaining Base Rent due shall be rolled over into the subsequent month.  The aggregate of prior Base Rents due at any given time is referred to herein as the “Rollover Rent”.  The Rollover Rent shall be paid from Net Cash Flow (after payment of the Base Rent provided in this Section 4.1 and the Priority Payment described in Section 4.2 hereof) and, to the extent such Net Cash Flow is insufficient, from amounts deposited in any reserve account established under this Lease to the maximum extent possible in any month where funds from any of these sources are available.

4.2           Base Fee-Priority Payments. Except with respect to any calendar month during which Tenant has committed an Event of Default and except with respect to any calendar month during which Tenant fails to operate the Leased Property continuously during all of the hours and days required under this Lease and each subsequent calendar month, for the Term of this Agreement, Landlord must pay Tenant Ninety Thousand and 00/100 Dollars ($90,000.00) per calendar month payable on the last day of each month (the “Priority Payments”), which shall be for general management services provided by Tenant to Landlord that are not attributable to a specific, identified project.  Tenant will not be entitled to any Priority Payment for any month during which an Event of Default has occurred or continues or for any month during which Tenant failed at any time and for any length of time to operate the Leased Property continuously during all of the hours and days required under this Lease or for any calendar month subsequent to the month in which such failure to operate occurred.  The Priority Payments shall be prorated for any partial calendar month during the Term. All such pro-rations shall be made on the basis of the actual number of days in such month falling within the Term divided by the number of days within such calendar month. So long as any portion of the Leased Property is leased pursuant to this Lease, Tenant shall continue to receive the Priority Payments in full without any pro-ration or offset.

4.3           Additional Interest and Principal Payments; Reserves. As soon as reasonably practical but no later than the twentieth-fifth (25th) day of the first calendar month following the Commencement Date and each calendar month thereafter, Tenant shall deposit the following reserves or pay the following amounts, as applicable:

(a)           all interest due under the Shortfall Note must be paid to Landlord if any debt remains on such Shortfall Note, but only to the extent Tenant has available Net Cash Flow from the Gaming Operations after deducting therefrom the Base Rent (including all Rollover Rent) and the Priority Payment, for the prior month; and

(b)           the principal balance under the Shortfall Note must be paid to Landlord if any debt remains on such Shortfall Note, but only to the extent Tenant has available Net Cash Flow from the Gaming Operations after deducting therefrom the Base Rent (including all Rollover Rent), the Priority Payment, and the amounts required to be paid pursuant to Section 4.3(a) above, for the prior month; and

(c)           all interest due under the Working Capital Note (as defined below) must be paid to Landlord if any debt remains on such Working Capital Note, but only to the extent Tenant has available Net Cash Flow from the Gaming Operations after deducting therefrom the Base Rent (including all Rollover Rent), the Priority Payment, and the amounts required to be paid pursuant to Sections 4.3(a) and (b) above, for the prior month; and

(d)           Two Hundred Thousand and 00/100 Dollars ($200,000.00), to the extent Tenant has available Net Cash Flow from the Gaming Operations after deducting therefrom the Base Rent (including all Rollover Rent), the Priority Payment and the amounts required to be paid pursuant to Sections 4.3(a), (b) and (c) above, for the prior month, must be deposited into a “Capex Reserve Fund” for the sole purpose of funding capital improvements to the Leased Property (“Capital Improvements”), including, without limitation, the purchase of gaming devices and the cost of making capital improvements to the Leased Property. The amounts in the Capex Reserve Fund must be held separate from other accounts of Tenant in an account that includes “Capex Reserve Fund” in its name and must not be commingled with any other funds of Tenant or any other account. Tenant must keep the Capex Reserve Fund and all funds therein free and clear of any and all liens, claims, encumbrances and rights of set-off. No amounts may be expended from the Capex Reserve Fund without the prior written approval of Landlord, which approval shall not be unreasonably withheld or delayed. For each disbursement of funds from the Capex Reserve Fund, Tenant must provide evidence reasonably satisfactory to Landlord of payment for Capital Improvements as pursuant to the plan and approved by Landlord, which shall include copies of paid invoices or cancelled checks in a form reasonably satisfactory to Landlord for the amounts paid and, if required by Landlord, lien waivers and releases from all parties furnishing materials and/or services in connection with such payment. Any amounts remaining in the Capex Reserve Fund on the Termination Date of this Lease shall become the property of Landlord.  To the extent Tenant has insufficient Net Cash Flow from the Gaming Operations in any given month to deposit the full required contribution to the Capex Reserve Fund, Tenant must make the applicable reserve contribution in the next month in which its Net Cash Flows are sufficient to make such contribution; and

(e)           Two Hundred Thousand and 00/100 Dollars ($200,000.00), but only to the extent Tenant has available Net Cash Flow from the Gaming Operations after deducting therefrom the Base Rent (including all Rollover Rent), Priority Payments and the amounts required to be paid or deposited pursuant to Sections 4.3(a), (b), (c) and (d) above, for the prior month, must be deposited into a joint marketing account (the “Joint Marketing Fund”) for the sole purpose of funding marketing activities that jointly market the Hotel and restaurants operated at the Hotel and the casino operated by Tenant (“Marketing Expenses”). The amounts in the Joint Marketing Fund must be held separate from other accounts of Tenant in an account that includes “Joint Marketing Fund” in its name and must not be commingled with any other funds of Tenant or any other account. Tenant must keep the Joint Marketing Fund and all funds therein free and clear of any and all liens, claims, encumbrances and rights of set-off. No amounts may be expended from the Joint Marketing Fund without the prior written approval of Landlord, which approval shall not be unreasonably withheld or delayed. For each disbursement of funds from the Joint Marketing Fund, Tenant must provide evidence reasonably satisfactory to Landlord of payment for Marketing Expenses as approved by Landlord, which shall include copies of paid invoices or cancelled checks in a form reasonably satisfactory to Landlord for the amounts paid. Any amounts remaining in the Joint Marketing Fund upon the expiration or termination of this Lease shall become the property of Landlord; and

(f)            all remaining Net Cash Flow from the Gaming Operations after deducting therefrom the Base Rent (including all Rollover Rent), Priority Payments and the amounts required to be paid or deposited pursuant to Sections 4.3(a), (b), (c), (d) and (e), above, for the prior month, must be deposited into a reserve account (the “Surplus Reserve Fund”) for application, on a monthly basis as follows: (a) 75% shall be applied (the “Lessor’s Share”) to the Surplus Reserve Fund; and (b) 25% shall be withheld from Net Cash Flow by Tenant. Upon expiration or earlier termination of this Lease, any funds remaining in the Surplus Reserve Fund resulting from Lessor’s Share shall be the sole property of Landlord.

For purposes of this Lease, “Net Cash Flow” means for any period, net income of Tenant, any affiliate, and any person acting under the management, direction or control of or under common control with Tenant (including Landlord, while performing services for or on behalf of Tenant or at Tenant’s request) from all business conducted in, at, from or in connection with any and all portions of the Leased Property, as determined in accordance with generally accepted accounting principles, consistently applied, as modified as required by Applicable Law (“GAAP”), plus:

1.               without duplication, and in each case to the extent deducted in arriving at net income for such period, the sum of the following amounts:

A.           total interest expense for such period, whether paid or accrued and whether or not capitalized, other than interest under the slot leases permitted under the terms of this Lease and interest payable to Landlord;

B.             total federal, state, local and foreign income, franchise, withholding, property and similar taxes, except, to the extent actually paid by Tenant, as provided in Section 1.4 of the Cash Management Agreement (defined below);

C.             amortization and depreciation;

D.            any amounts required hereunder to be paid by Tenant (I) as a result of an Event of Default or (II) as a result of any failure by Tenant to comply with its obligations hereunder or any note executed in connection with the Lease or violation by Tenant of any of the terms or provisions of this Lease or any note executed in connection with the Lease or (III) any indemnity, defense or hold harmless obligation provided for herein by Tenant or (IV) that are identified herein as being at Tenant’s “sole cost” or “sole cost and expense” (whether using those words or words of similar import) (collectively, “Excluded Expenses”);

E.              extraordinary, unusual or non-recurring charges (provided that cash expenditures in respect of charges referred to in this clause (E) may be deducted in determining Net Cash Flow only for the period during which such expenditures were made);

F.              all losses from investments recorded using the equity method;

G.             to the extent not otherwise included in the determination of net income for such period, all proceeds of business income or interruption insurance policies, if any, received during such period; less

2.               without duplication and to the extent included in arriving at such net income, the sum of the following amounts for such period:

A.           extraordinary, unusual or non-recurring gains (other than any insurance, condemnation, sale or other proceeds);

B.             non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Net Cash Flow in any prior period);

C.             all gains from investments recorded using the equity method;

D.            all Priority Payments;

E.              principal payments on slot leases permitted under the terms of this Lease;

in each case, as determined in accordance with GAAP, except as otherwise expressly provided herein.

4.4           Payment of Rent. All Rent and other monies required to be paid to Landlord hereunder shall be paid without offset, deduction, prior notice or demand, in lawful money of the United States of America, at the offices of Landlord, at 155 East Tropicana Avenue, Las Vegas, Nevada, or at such other place as Landlord may from time to time designate in writing, to the extent not deposited pursuant to the Cash Management Agreement.

4.5           Lockbox Account.  All revenue received by Tenant in connection with Gaming Operations will be deposited pursuant to that certain Cash Management Agreement dated as of even date herewith, by and between Landlord and Tenant (the “Cash Management Agreement”). Until such funds are deposited into the accounts established by the Cash Management Agreement, they must be held by Tenant in trust for the benefit of Landlord, and must be deposited into such accounts as soon as reasonably practical.  All amounts deposited in the accounts established pursuant to the Cash Management Agreement will belong to and be the property of Tenant except as otherwise expressly provided in this Lease or the Cash Management Agreement.  All accounts established pursuant to the Cash Management Agreement will be controlled by and in the name of Landlord.  Funds in such accounts shall be maintained, withdrawn and transferred in accordance with and only in accordance with the terms of this Lease.  A breach of the covenant set forth in the immediately preceding sentence by either party hereto, if such breach is not cured within forty-eight (48) hours (or the next Business Day, if such forty-eight (48) hour period expires on a day that is not a Business Day) after written notice from the other party hereto, will be grounds for termination of this Lease by the other party hereto.

4.6           Reporting.

(a)           Tenant must submit to Landlord, on or before the twenty-fifth (25th) day of each calendar month during the Term, commencing after the first full or partial calendar month of the Term, a written statement signed by Tenant showing Net Cash Flow, the total gross revenues received by Tenant and the itemized amounts paid or reserved for all additions and subtractions applied in arriving at such Net Cash Flow, for the preceding calendar month.  Together with such report, Tenant must pay or deposit such sums as such report reveals to be due and owing, although such payment and Landlord’s acceptance thereof will not relieve Tenant of any liability arising as a result of such late payment.

(b)           In addition, on or before sixty (60) days following the close of each calendar year (or the expiration or sooner termination of this Lease), Tenant must furnish to Landlord a statement certified by an officer of Tenant, or a certified public accountant employed by Tenant, of the Net Cash Flow, the total gross revenues and the itemized amounts paid or reserved for all additions and subtractions applied in arriving at such Net Cash Flow, relating to Tenant’s operations at the Leased Property during the preceding calendar year (or portion thereof).  Such report must include a monthly itemization of all such reportable items and must include a reconciliation of the monthly reports provided under Section 4.6(a), above.

(c)           For the purpose of ascertaining the amount of reportable sales and revenue, Tenant agrees to record each and every item of revenue at the time of the transaction on a computer system that produces and maintains records of each such transaction in a record that cannot be altered without also recording the occurrence and substance of such alteration.  Tenant agrees that such computer system will be set up so that such records cannot be changed by the individual operating the computer system.

(d)           If Tenant fails to prepare and deliver any statement of Net Cash Flow in a timely manner as required herein and such failure continues for more than ten (10) days after written notice from Landlord, Landlord, may do any or all of the following:  (A) elect to treat Tenant’s failure to report as an Event of Default under this Lease, (B) elect to make an audit, at Tenant’s expense, of all books and records of Tenant which in any way pertain to or show Net Cash Flow and to prepare the statement or statements which Tenant has failed to prepare and deliver, in which event Tenant must reimburse Landlord, as additional rent, for the cost of such audit and statement preparation and immediately pay or deposit such sums as such audit reveals to be due and owing, or (C) impose, as additional rent, a late/non-reporting fee of One Thousand Dollars ($1,000.00) for each such failure by Tenant.  The statement or statements so prepared shall be conclusive on Tenant, and Tenant shall pay, as additional rent, or deposit, as applicable, on demand all expenses of such audit and of the preparation of any such statements and all sums as may be shown by such audit to be due under the terms of this Lease.

(e)           Subject to Applicable Laws, Landlord may, in its sole and absolute discretion, provide a program for the purpose of collecting daily sales information directly from Tenant via Tenant’s designated representatives at the Leased Property.  Tenant must cooperate with Landlord in connection with the installation of any equipment required to implement such program and must use such program.  The program may be in the form of automated, computerized telecommunication.  The costs and expenses in connection with the operation of the program will be paid for either by Landlord as an Operating Expense or by proceeds from the Capex Reserve or Joint Marketing Funds.  The information collected may be used by Landlord for evaluating and responding to market trends and such other matters as Landlord finds appropriate.

4.7           Books and Records.

(a)           Tenant agrees to keep on the Leased Property, accurate books and records (as more specifically identified in this Lease) of all business conducted at the Leased Property in accordance with GAAP, and said records shall be open and available for examination at the Leased Property at all reasonable times by Landlord, or Landlord’s representatives, upon reasonable notice to Tenant, for the purpose of ascertaining or verifying the Net Cash Flow.  All records must be retained by Tenant for examination by Landlord for a period of at least seven (7) years following the end of the calendar year to which said records apply.

(b)           Tenant further agrees that for the purposes hereinbefore recited, Tenant shall prepare, preserve and maintain for each calendar year, the following documents, books, accounts and records:

(1)  computer records maintained as recited herein;

(2)  a single, separate bank account into which all receipts of business and other revenue from operations on or from the Leased Property are initially deposited in accordance with that certain Cash Management Agreement;

(3)  all bank statements detailing transactions in or through any business bank account;

(4)  daily or weekly gaming revenue detailed reports;

(5)  a general ledger or a summary record of all cash receipts and disbursements from operations on or from the  Leased Property;

(6)  copies of all sales, gaming or use tax returns filed with any governmental authority which reflect in any manner sales, income or revenue generated in or from the Leased Property; and

(7)  such other records or accounts as Landlord may reasonably require in order to ascertain, document, or substantiate reportable Net Cash Flow as defined herein, and as are required pursuant to normal casino reporting requirements that are standard to the industry within Clark County, Nevada.

(c)           If upon inspection or examination of Tenant’s available books and records of account, Landlord determines that Tenant has failed to maintain, preserve, or retain the above-recited documents, books, and records of account in the manner detailed herein, Landlord shall give Tenant sixty (60) days within which to cure such deficiencies.  Further, if Tenant is found to be deficient in maintaining any of the above-recited documents, books or records of account, Tenant must reimburse Landlord for reasonable expenses incurred by Landlord in determining said deficiencies, including, but not limited to, any audit or examination fees incurred by Landlord.

If after receiving the aforesaid notice, and upon expiration of the sixty (60) day time period specified herein, Tenant fails to cure the noted deficiencies, Landlord may, at its option, either grant Tenant additional time to cure the deficiencies, treat such failure as an Event of Default under this Lease, or, at Tenant’s expense and for Tenant’s benefit, retain a good and reputable independent accounting or bookkeeping firm located in Clark County, Nevada, to prepare and maintain the above-recited documents, books and records of accounts.  If Landlord elects the latter option, Tenant agrees and covenants that the representative or representatives of said accounting or bookkeeping firm will have full right of entry and access to the Leased Property and existing financial records, and full cooperation by Tenant, for the purpose of establishing and maintaining the documents, records and books of account recited hereinabove.  Any expenses incurred by Landlord in furtherance of its rights hereunder will be considered additional rent for the Leased Property (and not as a Tenant Expense) and will be due and payable by Tenant with the next due installment of Rent.

(d)           In the event an examination of the records of Tenant to verify said Net Cash Flow discloses a deficiency in excess of two percent (2%) of the Net Cash Flow reported for any calendar year, Tenant agrees to pay to Landlord the reasonable costs and expenses of such audit as additional rent.  Any additional payments or deposits found due and owing as a result of said audit must be immediately paid by Tenant to Landlord upon demand.  If an examination by Landlord or its representative discloses that Tenant has overreported Net Cash Flow and that, as a result of said overreporting, Tenant has overpaid any payment or deposit, Landlord shall credit such overpayments against the next due installment of the applicable payment or deposit due and owing by Tenant (or, if at the end of the Term, Landlord shall pay any such amounts to which Tenant is entitled within thirty (30) days after Tenant has delivered its final certified statement of Net Cash Flows to Landlord).

(e)           Landlord and Tenant both acknowledge and agree that the accounting personnel employed by and reporting to Landlord and Tenant, respectively, shall reasonably cooperate with one another to ensure compliance with all Applicable Laws, Nevada Gaming Laws, and requests and requirements of the Nevada Gaming Authorities, and to ensure accurate and timely preparation, preservation, and maintenance of all books and records.  Notwithstanding any other provisions within this Lease, the provisions of this Section 4.7(e) shall survive the termination of this Lease or the expiration of the Term.

4.8           Late Charges and Interest.

(a) Notwithstanding anything in this Lease to the contrary, if Tenant fails to pay any Rent or any other sum due and owing Landlord within five (5) days following the due date of said Rent or other sum, then Tenant shall pay, as additional Rent, a late charge of ten percent (10%) of the amount due.

(b) In addition to any late charges provided for herein, any amount not paid by Tenant within five (5) days after its due date in accordance with the terms of this Lease shall bear interest from such due date until paid in full at the lesser of the highest rate permitted by applicable law or fifteen percent (15%) per year, payable as additional Rent. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord’s and Tenant’s express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

4.9           Distribution of Remaining Funds. If, upon the expiration of the Term or the termination of the Lease, Landlord has not obtained the necessary Approvals to operate the Gaming Operations, and there are funds remaining in any of the reserve funds established under this Lease or the Cash Management Agreement (the “Remaining Funds”), the Remaining Funds will be used to pay down any remaining balance of principal and interest on the Shortfall Note and the Working Capital Note, and if any Remaining Funds still remain following the pay-down of the principal and interest on the Shortfall Note and the Working Capital Note (such remaining Remaining Funds, the “Additional Remaining Funds”), any such Additional Remaining Funds will be transferred into a separate account controlled jointly by Landlord and Tenant (with neither Landlord nor Tenant having authority to withdraw funds absent the joint signatures of both Landlord and Tenant), which account will hold such Remaining Funds until either Landlord obtains the necessary Approvals to operate the Gaming Operations or a successor licensee to Tenant is designated and able to receive the Additional Remaining Funds, whereupon such Additional Remaining Funds must be released to Landlord or the successor licensee, as applicable.  Any Additional Remaining Funds transferred to a successor licensee succeeding Tenant will be transferred, free and clear of all liens other than those permitted under the Cash Management Agreement or this Lease. If, within one (1) year after the expiration of the Term or the termination of the Lease other than pursuant to Section 3.3(a) or due to an Event of Default, Landlord has neither obtained the necessary Approvals to operate the Gaming Operation or designated a successor licensee, and there are Additional Remaining Funds, such Additional Remaining Funds shall be transferred to Tenant.

ARTICLE V
EXPENSES AND LANDLORD OBLIGATIONS

5.1           Lease Expenses.

(a)           It is specifically understood and agreed by and between Landlord and Tenant that this Lease is a “gross lease” and the Base Rent payable by Tenant to Landlord under this Lease includes direct payment by Landlord of all Operating Expenses.  Each cost or expense incurred or paid by Tenant and each cost or expense incurred, accrued or paid by Landlord in connection with the Leased Property or the operation of the Gaming Operations at the Leased Property will be paid and accounted for in one of three (3) ways:  (i) paid directly by Landlord as an Operating Expense, in which case it will not be treated as an expense for purposes of calculating Net Cash Flow; (ii) paid directly by Tenant as a Tenant Expense, in which case it will be treated as an expense for purposes of calculating Net Cash Flow; (iii) if it is an Excluded Expense or does not qualify as a Tenant Expense, paid directly by Tenant and neither reimbursed by Landlord nor treated as an expense for purposes of calculating Net Cash Flow; or (iv) paid from a reserve account to the extent permitted under the terms of this Lease, in which case it will not be a Tenant Expense.

(b)           “Operating Expenses” means all costs and expenses that are incurred or accrued by Landlord in connection with this Lease, Landlord’s obligations hereunder, or the operation of the Gaming Operations, the Leased Property, or both.  Operating Expenses are further described in Section 5.3, below.

(c)           If, following Tenant’s presentation to Landlord of any operating budget, either Landlord or Tenant knows of or, with reasonable inquiry, should know of any circumstance that makes or is likely to make such budget inaccurate in any material respect, such party must notify the other party of such knowledge.  Promptly following any such notice, both parties must meet and confer and revise the applicable budget so as to address such knowledge.

(d)           Tenant may deduct as an expense for purposes of calculating Net Cash Flow, all Tenant Expenses.  “Tenant Expenses” means all of the following out-of-pocket costs and expenses to the extent actually and reasonably incurred by Tenant in the ordinary course of business with respect to Gaming Operations of Tenant at or in connection with the Leased Property, that do not constitute Operating Expenses or Excluded Expenses, that are not covered by insurance maintained or required to be maintained by Tenant, and that are not paid using proceeds from any reserve funds established pursuant to the terms of this Lease, without duplication:  (i) all slot, table, poker, cage, surveillance (in connection with Tenant’s obligations under Section 5.2 hereof) casino accounting, and certain Gaming Operations-related general and administrative (to the extent not otherwise permitted or limited below) expenses; (ii) those costs and expenses required by applicable Nevada Gaming Laws to be paid by Tenant and all costs and expenses for purchasing playing cards and decks and other similar gaming supplies and for routine maintenance of the Gaming Assets (collectively, “Gaming Expenses”); (iii) except for Live Entertainment Taxes for entertainment that is not provided by Tenant, its agents, employees, contractors or licensees at the Hotel (“Non-Lessee LET”), any taxes, fees, collections, impositions, assessments, fines, penalties, late fees or any other charges of any kind (except as limited in clause (iv) hereinbelow) that are imposed, collected, verified or audited by any of the Nevada Gaming Authorities (collectively, “Gaming Charges”); (iv) those costs and expenses that are reasonably required in order for Tenant to maintain compliance with all applicable Gaming Approvals and Nevada Gaming Laws, including gaming violations fines and penalties up to an aggregate amount throughout the Term of Thirty Thousand and 00/100 Dollars ($30,000.00); (v) those costs and expenses incurred by Tenant in connection with its obligations under Section 5.2; (vi) any wages, payroll taxes or costs of fringe benefits incurred by Tenant for employees of Tenant or employees under Tenant’s supervision as required hereunder or by Nevada Gaming Laws (all of whom will be directly employed by Tenant); provided that amounts paid to Tenant’s executive employees may be treated as a Tenant Expense only to the extent that such executive employee devotes substantially all of her or his time to the Gaming Operations at the Leased Property and all such executive compensation does not exceed, in the aggregate, $460,000.00 per annum and compensation for all other employees must be consistent with the past practices of Tenant (prior to the date of this Lease) in the operation of the Gaming Assets; (vii) any costs of servicing, maintenance, repairs or additions to or replacements of the Gaming Assets; (viii) any personal property tax or other ad valorem taxes on the Gaming Assets; (ix) premiums for all insurance policies required to be carried by Tenant under Article IX hereof; (x) any payouts, premiums or prizes or similar expenses related directly to operation of the Gaming Operations; and (xi) all payments due under the slot machine leases Tenant is permitted to maintain hereunder.  Landlord shall pay all Operating Expenses in consideration of the Rent, and Tenant shall pay directly to the applicable authority or payee all Tenant Expenses, Non-Lessee LET to the extent paid to Tenant by Landlord as provided in this Section 5.1, Excluded Expenses, and other expenses related to the operation of the Gaming Operations that are not Tenant Expenses.  As between Landlord and Tenant, Landlord will be responsible for payment to

Tenant of any Non-Lessee LET that Tenant is required to pay to Nevada Gaming Authorities.  As to any expenses paid for as Tenant Expenses, any and all Claims of Tenant arising from any circumstances giving rise to such Tenant Expenses are hereby presently and irrevocably assigned to Landlord, and Tenant further agrees to reasonably cooperate with Landlord in pursuing such Claims and, although no further instrument will be required to make such assignment effective, as a condition precedent and, as applicable, subsequent to Tenant’s right to treat such expenses as Tenant Expenses, Tenant must sign such further instruments as Landlord requires in order to make such assignment effective.  Notwithstanding the foregoing provisions, Landlord may reject any such assignment of Claims by Tenant at any time, upon written notice to Tenant of the rejection of the assignment of such Claims.

5.2           Surveillance and Security. As a Tenant Expense, Tenant shall be responsible for the installation, maintenance, repair and (if necessary) replacement of all surveillance devices (“Surveillance Equipment”) for both the Leased Property and the Hotel as required by Nevada Gaming Authorities and applicable Nevada Gaming Laws and as is customary for the operation of a first-class hotel and casino on the Las Vegas Strip. All installation, maintenance, repair and replacement of Surveillance Equipment by Tenant shall be performed under the supervision of Landlord and in accordance with Nevada Gaming Laws and as a Tenant Expense. In addition, as a Tenant Expense, Tenant shall be responsible for the operation of the Surveillance Equipment and shall employ and supervise adequate numbers of surveillance personnel. Landlord shall be responsible for all security for the Leased Property at a level that is consistent with the level of security provided to such portions of the Hotel prior to the date of this Lease.  Landlord shall supervise trained security officers and other security personnel to provide security services to the Leased Property and the remainder of the Hotel, as required by the Nevada Gaming Authorities and in compliance with applicable Nevada Gaming Laws and as is customary for the operation of a first-class hotel and casino on the Las Vegas Strip.  Landlord and Tenant shall hold periodic meetings to discuss and agree on the adequacy of such security services.

5.3           Further Definition of Operating Expenses. For the purposes of this Lease, Operating Expenses include (a) all real and personal property taxes and assessments, both special and general, and all other federal, state or local taxes of every kind and nature (other than franchise, income, alternative minimum, gift, estate or other taxes in the nature of income, gift or estate taxes, but including any taxes payable on the net or gross Rent) levied or imposed on the Hotel or the Leased Property (but not on the Priority Payments), but expressly excluding Gaming Charges and gaming or entertainment taxes other than Non-Lessee LET, (b) all local or state fees and taxes for occupancy or use of (but not including operation of the Gaming Operations in) the Hotel or the Leased Property, (c) premiums for all insurance policies required to be carried by Landlord under Article IX hereof, (d) all costs of providing cleaning, janitorial services and trash removal for the Hotel and Leased Property, including all wages and payroll taxes incurred during the Term for employees providing such services and all costs of pest control, carpet cleaning, glass cleaning or other services provided by third-party vendors, (e) the cost of all inventory and supplies necessary to operate the Hotel and the Leased Property (but not the Gaming Operations) during the Term, such as cleaning supplies, paper and other restroom supplies, janitorial equipment, waste baskets, directional signage, light bulbs, ballasts and similar items, and (f) the cost of all maintenance, repair and replacement of the Hotel facility, including the Leased Property, including carpet, flooring, wallcovering and décor maintenance, repairs and replacement, as necessary; but specifically excluding from the foregoing expenses and costs, all Tenant Expenses, Gaming Charges other than Non-Lessee LET and Excluded Expenses. Landlord agrees to pay all ad valorem taxes levied against the Hotel no later than the assessing or taxing authority’s delinquency date. If permitted by Applicable Laws, Landlord may pay any tax, charge or assessment in installments as determined by Landlord in Landlord’s reasonable business judgment.  All services performed by Landlord as part of the Operating Expenses that relate to Tenant’s operation of the Gaming Operations (including, without limitation, accounting, information technology and human resources) must be performed at a level that is consistent with the level at which such services were provided to the Gaming Operations prior to the Commencement Date subject to adjustments for changes in volume of business.  If Landlord fails to provide any such services at such levels and such failure limits Tenant’s ability to continue to operate the Gaming Operations at the level required hereunder and such failure continues for more than 48 hours after written notice from Tenant, then Tenant may perform such services as a Tenant Expense to the extent required to remove such limitation on Tenant’s ability to so operate the Gaming Operations.

5.4           Employee Parking. Landlord shall designate from time to time those parking areas (which may be on or off the Hotel property, as elected by Landlord) to be used by employees of Tenant at the Leased Property and Tenant shall require its employees to park only in such designated areas. The number of parking spaces so designated shall not be less than one (1) space per employee for the average number of Tenant’s employees present at the Leased Property during the peak hour of Tenant’s operations each week and shall be in materially the same location or locations designated for the employees of the Hotel.

5.5           Alcoholic Beverages; Food.

(a)           Landlord shall cause its employees to sell the alcoholic beverages offered by Landlord to Tenant for service to customers of the Gaming Operations (“Gaming Customers”), which beverages shall be signed for and approved by authorized representatives of Tenant for the same price as such beverages are offered to non-Gaming Customers except for well drinks, which will be sold to Tenant for $1.50 per beverage. The foregoing price for well drinks shall be available only to Gaming Customers engaged in gaming activities at the Leased Property and served by Landlord’s cocktail servers or bartenders at the Hotel. Landlord shall invoice Tenant not more than weekly for the sale of any alcoholic beverages to Gaming Customers that are not paid for directly by such Gaming Customers. Tenant must pay such charges, as additional rent, within two (2) business days after receipt of such notice.  Alcoholic beverages other than well drinks may be purchased by Tenant at the same price as such beverages are offered to the general public. All such charges for alcoholic beverages shall be Tenant Expenses to the extent incurred in the normal course of Gaming Operations at the Leased Property and consistent with Tenant’s past practices (prior to the date of this Lease) as adjusted for changes in the volume of business.

(b)           Complimentary meals from restaurants operated by Landlord at the Hotel may be provided by Tenant to Gaming Customers based upon pre-set, standard guidelines issued by Landlord to Tenant or the host, which may be revised from time to time by Landlord upon written notice to Tenant or the host.

5.6           Employee Meals. Landlord shall offer to Tenant’s on-duty employees meals at Landlord’s employee dining room for the same price as Landlord sells meals to Landlord’s employees at the Hotel. In order to purchase such meals, each employee shall be required to identify himself/herself to Landlord’s food servers as an on-duty employee of Tenant at the time the meal order is placed and present a food coupon for each such meal issued by Tenant in a form approved by Landlord.

5.7           Room Rentals. Subject to availability and Landlord’s approval, which may be withheld in Landlord’s sole, subjective discretion, Tenant shall be entitled to rent rooms in the hotel portion of the Hotel for Tenant’s Gaming Customers at a rate equal to Landlord’s then current “rack rate” for the applicable room type on the day of occupancy. Tenant shall not charge a mark-up on such rooms or re-sell such rooms other than to Gaming Customers.

5.8           Intentionally omitted.

5.9           Post-Lease-Term Expenses.  After the expiration of the Term or the termination of the Lease, except to the extent paid by Tenant pursuant to Section 5.10 below, Landlord must reimburse Tenant within ten (10) business days after Landlord’s receipt from Tenant of reasonably satisfactory evidence of payment by Tenant of the requested amount of any PLT Expenses and such other information as Landlord may reasonably request in order to verify that the requested PLT Expenses qualify as such.  “PLT Expenses” means all actual, reasonable and out-of-pocket expenses related to Gaming Operations conducted by Tenant from the Leased Property prior to the expiration of the Term or the termination of this Lease (i) that are incurred by Tenant in the ordinary course of Tenant’s business, (ii) that were paid to a Person who is neither Tenant, an affiliate of Tenant, nor a Person in whom Tenant or any principal or affiliate of Tenant holds any material interest or to whom Tenant or any principal or affiliate of Tenant is related and (iii) that Tenant is obligated to pay after the expiration of the Term or the termination of this Lease and (iv) as to which Tenant would have been entitled to reimbursement as a Tenant Expense or to treat as an expense for purposes of calculating Net Cash Flow but for the expiration or termination of this Lease.  Notwithstanding any other provision of this Section 5.9, PLT Expenses shall not include any compensation for Tenant’s executive employees. All revenue, income, proceeds and payments received or receivable by Tenant after the expiration of the Term or the termination of this Lease that relate to Gaming Operations conducted by Tenant from the Leased Property prior to the expiration of the Term or the termination of this Lease must be paid or assigned to Landlord immediately upon receipt and until thus paid or assigned must be held in trust by Tenant for the benefit of Landlord.  Tenant hereby presently and irrevocably assigns to Landlord any and all Claims of Tenant arising in connection with the Leased Property and all Gaming Operations conducted by Tenant at the Leased Property and agrees to reasonably cooperate with Landlord in pursuing such Claims and, although no further instrument will be required to make such assignment effective, Tenant will sign such further instruments as Landlord requires in order to make such assignment effective.  Notwithstanding the foregoing, Landlord may reject any such assignment of Claims by Tenant at any time, upon written notice to Tenant of the rejection of the assignment of such Claims.   Notwithstanding any other provisions within this Lease, the provisions of this Section 5.9 shall survive the termination of this Lease or the expiration of the Term.

5.10         Notes; Holdback.  Upon the termination of the Lease or the expiration of the Term, all funds in the Working Capital Account and in the cage will be applied to any balance owed on the Shortfall Note and the Working Capital Note before determination of the amount to be used in connection with Section 1.7(ii) of the Purchase Agreement.  Upon the termination of the Lease or the expiration of the Term,  One Million and 00/100 Dollars ($1,000,000.00), or such lesser amount as the parties hereto may reasonably agree upon, shall be placed in a holdback account for Tenant’s exclusive use to pay any PLT Expenses that are not paid pursuant to Section 5.9 hereof (the “Holdback Account”). The Holdback Account shall be established by Landlord and Tenant with an Eligible Institution (as defined in the Cash Management Agreement) pursuant to a commercially reasonably holdback agreement.  Funds held in the Holdback Account and not used by Tenant for payment of PLT Expenses within six (6) months following the termination of the Lease or the expiration of the Term shall be returned to Landlord.

ARTICLE VI
USE OF LEASED PROPERTY AND TENANT OBLIGATIONS

6.1           Conduct of Gaming Operations. It is understood, and Tenant so agrees, that the Leased Property, at all times during the Term, shall be used and occupied by Tenant solely for the conduct of the Gaming Operations in compliance with all Applicable Laws and for purposes directly related thereto and for no other purpose or purposes. At all times during the Term, Tenant shall keep the Leased Property open for conduct of the Gaming Operations in accordance with past practices, except during a Force Majeure Event, renovation by Landlord and/or construction activities of Landlord that make the continuing operation of the Gaming Operations impractical. At all times during the Term, except during a Force Majeure Event, Tenant shall maintain sufficient numbers of competently trained and supervised employees necessary to adequately conduct the Gaming Operations consistent with past operations at the Hotel and in accordance with all Applicable Laws. In addition to any other remedies available to Landlord under this Lease or at law or in equity, if Tenant fails to continuously operate the Leased Property on the days and during the hours required hereunder:  (a) Landlord shall have the right to require Tenant to pay to Landlord, as additional rent and, in addition to the Rent otherwise payable hereunder, as liquidated damages and not as a penalty, an amount equal to one hundred percent (100%) of 1/365ths of the annual Base Rent for each day on which Tenant fails to operate the Leased Property as required under this Lease, which amounts are to compensate Landlord for Landlord’s and Tenant’s estimate of the losses Landlord would suffer as a result of lost Hotel occupancy and traffic resulting from such a failure and for other actual and substantial losses that Landlord may suffer, all of which losses Landlord and Tenant acknowledge are extremely difficult to forecast. Nothing contained in this Section 6.1 may be construed to waive any rights and remedies Landlord may have against Tenant. Landlord may offset any amounts payable by Tenant hereunder against any amounts Landlord may owe Tenant.

6.2           Additional Obligations. Tenant further agrees, at all times during the Term, that:

(a) Tenant may promote its operations at the Hotel using only such trade name and such trade marks and logos and other brand identifiers as are designated by Landlord in Landlord’s sole, absolute and subjective discretion and will abide by all licensing agreements related to the use of any such trade names, trade marks, logos and other brand identifiers;

(b) Tenant shall not conduct any auction, fire, distress or bankruptcy sales within the Leased Property;

(c) Tenant shall not use or permit the use of any portion of the Leased Property for any unlawful purpose;

(d) Tenant shall not perform any act or carry on any practice which may injure the Leased Property, cause any offensive odors or loud noise, constitute a nuisance or a menace, obstruct or materially interfere with the rights of Landlord, or commit or suffer any immoral or illegal act to be committed thereon;

(e) unless otherwise consented to by Landlord, which consent may be withheld in Landlord’s sole discretion, Tenant shall conduct the Gaming Operations on a twenty four (24) hour-a-day, seven (7) day-a-week basis;

(f) Tenant shall not, without Landlord’s prior written consent, operate or permit to be operated on the Leased Property any coin or token-operated vending machines or similar devices for the sale or leasing to the public of any goods, wares, merchandise, food, beverages, and/or service, excluding any and all vending machines (including without limitation automated teller machines) constituting Gaming Assets and located in the Leased Property as of the Commencement Date, and provided that Tenant shall have the right to operate Gaming Assets having capabilities similar to automated teller machines subject to Gaming Approval by the Nevada Gaming Authorities, if required;

(g) without limiting the provisions of Article I hereof, Tenant shall, at all times during the Term, comply with all Applicable Laws and shall also comply with the terms and conditions of any policies of insurance now or hereafter in effect pertaining to the Leased Property or the Hotel, except that matters relating to fire, building or other code deficiencies requiring alterations or improvements to the Hotel shall be abated by Landlord as an Operating Expense; and

(h) Tenant shall not, without prior express written consent of Landlord, which may be withheld in Landlord’s sole, absolute and subjective discretion, keep, use or store or allow to be kept, used or stored, upon or about the Leased Property any Hazardous Materials.  Notwithstanding Section 7.4 or any contrary provision of this Lease, Tenant will remain the owner of all Hazardous Materials installed or permitted to be installed by Tenant or any of Tenant’s agents, contractors, licensees, invitees, or employees upon or within the Leased Property.  “Hazardous Materials” means and includes any substance, material, waste, pollutant, or contaminant that is or could be regulated under any Environmental Requirement or that may adversely affect human health or the environment, including, without limitation, any solid or hazardous waste, hazardous substance, asbestos, petroleum (including crude oil or any fraction thereof, natural gas, synthetic gas, polychlorinated biphenyls (PCBs), and radioactive material). “Environmental Laws” means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, permits, authorizations, orders, policies or requirements of any governmental or quasi-governmental authority, agency or court or of any insurer of Landlord or Tenant regulating or relating to health, safety, or environmental conditions on, under, or about the Leased Property or the environment, including without limitation, the following: the Toxic Substances Control Act, 15 U.S.C. Sec. 2601 et seq., the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. Sec. 9601 et seq, the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sec. 5901 et seq., the Federal Hazardous Substances Act, 15 U.S.C. Sec. 1261 et seq., the Federal Water Pollution Control Act, 33 U.S.C. Sec. 1251 et seq., the Clean Air Act, 42 U.S.C. Sec. 7401, et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. Sec. 136 et seq., the Emergency Planning and Community Right to Know Act of 1986, 42 U.S.C. Sec. 11001 et seq., the Occupational Safety and Health Act of 1970, 29 U.S.C. Sec. 651 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Sec. 1801 et seq., the statutes of the State of Nevada found currently at Chs. 444, 445A, 445B, 445C, 459, 477, 590, 618 or in the Uniform Fire Code, and any common or civil law obligations including, without limitation, nuisance, trespass or strict liability.

ARTICLE VII
MAINTENANCE OF LEASED PROPERTY

7.1           Maintenance by Landlord. Landlord agrees that, from and after the Commencement Date of this Lease and at all times during the Term, it will, as an Operating Expense, keep neat and clean, and maintain in good order, condition and repair, the Leased Property and every part and portion thereof, in a tenantable and attractive condition, consistent with the terms hereof (whether or not the need for such maintenance and repairs occurs as a result of Tenant’s use, any prior use, the elements or the age of the Leased Property or any portion thereof), and Landlord shall with commercially reasonable promptness and diligence make all necessary and appropriate repairs and replacements thereto of every kind and nature, whether interior or exterior, ordinary or extraordinary, foreseen or unforeseen, including, but not limited to all necessary capital expenditures. All repairs shall be made in a good, workmanlike manner, consistent with industry standards for hotels similar to the Hotel in like locales, in accordance with all Applicable Laws relating to any such work. Landlord further agrees that the Leased Property shall be kept in a clean, sanitary and safe condition, normal wear and tear excepted, in accordance with all Applicable Laws and in accordance with all directions, rules and regulations of all governmental authorities, including, without limitation, the health officers, fire marshall, building inspector, business license department, and other proper officers of all such governmental authorities having jurisdiction over the Hotel and/or the Leased Property. Notwithstanding the foregoing, Landlord shall not be liable to Tenant, and Tenant waives any claims against Landlord for and releases Landlord from any claim, damages, liability, legal action, loss, cost or expense (collectively, the “Claims”), including loss of revenue or goodwill, resulting from fire or other casualty, interruption of utilities or services, acts of governmental authorities or other events not resulting from the intentional and wrongful acts of Landlord, except to the extent covered by insurance carried by Landlord pursuant to Article IX below.

7.2           Responsibilities of Tenant. Without limiting Landlord’s obligations under Section 7.1 above, Tenant shall direct its employees to use their best commercially reasonable efforts to keep the Leased Property clean and in good working order, subject to ordinary wear and tear, and Tenant and its employees, agents and contractors shall not intentionally waste utilities or services provided by Landlord and shall not unreasonably use or cause waste to the Leased Property so as to increase the cost of cleaning, maintenance and repairs to be performed by Landlord. Tenant shall not take or omit to take any action, the taking or omission of which materially and adversely impairs the value or the usefulness of the Leased Property or any part thereof.

7.3           Tenant Alterations; Signage.

(a)           Tenant shall not make alterations, improvements and/or additions (collectively, “Alterations”) to the Leased Property without first obtaining, in each instance, the prior express written consent of Landlord, which consent may be granted or withheld in Landlord’s sole, absolute and subjective discretion.  In no event may Tenant make any Alterations that would affect the building structure or any utilities or building systems of the Hotel, affect the exterior appearance of the Hotel, violate Applicable Laws or the requirements of any insurer of the Hotel or result in an increase in the Tenant Expenses.

(b)           Tenant must not exhibit or affix any type of sign, decal, advertisement, notice or other writing, awning, antenna or other projection to the roof or the outside walls or windows of the Hotel or that is visible outside of the Leased Property, without Landlord’s prior written approval, which may be withheld in Landlord’s sole, absolute and subjective discretion.

7.4           Surrender of Improvements. All additions, improvements and fixtures which may be made or installed by either Landlord or, if consented to by Landlord pursuant to Section 7.3, Tenant upon the Leased Property during the Term (including, without limitation, any Capital Improvements constructed or installed using proceeds of the Capex Reserve Fund) (a) will immediately upon such installation, and without payment of any sums by Landlord therefor, become the property of Landlord and must thereafter remain upon the Leased Property and (b) at the expiration or termination of this Lease, must be surrendered with the Leased Property as a part thereof unless Landlord requires that such additions, improvements and fixtures be removed upon such expiration or termination by written notice delivered to Tenant at any time before such expiration or termination.  Notwithstanding the foregoing, Tenant shall have the right (to the extent permitted or required under Section 1.5 above and otherwise in accordance with such Section 1.5) to remove any Gaming Assets constituting trade fixtures. Any damage caused by such removal shall be reasonably repaired by Tenant. Tenant shall remove its equipment and trade fixtures from the Leased Property upon or prior to the expiration or earlier termination of the Term of this Lease to the extent not otherwise transferred to Landlord pursuant to the Purchase Agreement and in such manner as to minimize any negative impact on the Gaming Operations and the guests of the Lease Property and the Hotel. In the event Tenant shall fail to remove any additions, improvements and fixtures that are required to be removed hereunder or to remove any personal property or trade fixtures of Tenant within thirty (30) calendar days of the expiration or earlier termination of the Term, Landlord may treat such failure as a holdover under Section 3.5, and, in addition, Tenant may at any time thereafter, subject to the Nevada Gaming Laws, at Tenant’s cost and expense, remove all of such additions, improvements, fixtures, equipment, property and trade fixtures not so removed and reasonably repair all damage to the Leased Property resulting from such removal, and Tenant shall pay the cost thereof within ten (10) days after receipt of an invoice therefor from Landlord.

7.5           Redelivery of Leased Property. Upon expiration or earlier termination of this Lease, Tenant shall redeliver the Leased Property, including, without limitation, all of Tenant’s improvements and any Capital Improvements to the extent required to be left upon the Leased Property pursuant to Section 7.4, to Landlord generally in the same condition as it existed at the commencement of the Term, ordinary wear and tear excepted. Upon such expiration or earlier termination, Tenant shall, and it shall be Tenant’s sole obligation to, comply with all Nevada Gaming Laws and directives of the Nevada Gaming Authorities with respect to the termination of Gaming Operations or the Gaming Approvals at the Leased Property.

7.6           WARN Act Notices.  Landlord currently contemplates that, upon the expiration of the Term, it may complete an extensive renovation of the Hotel. Should such renovations result in significant adjustments to the Hotel’s workforce, Tenant and Landlord must each comply with the Worker’s Adjustment and Retraining Notification Act, 29 U.S.C. § 2101, et seq. (collectively with any implementing rules and regulations, the “WARN Act”) as to its respective employees, in connection with the expiration of this Lease.  Without limiting the foregoing, in connection with such expiration, Tenant must, with respect to its employees, send the notices that are required under the WARN Act in connection with a “mass layoff” or “employment loss”, as those terms are defined under the WARN Act, unless Landlord sends notice that no “mass layoff” or “employment loss” is contemplated in connection with the expiration of the Term at least ninety (90) days prior to such expiration.   Tenant and Landlord will each reasonably cooperate with the other in connection with the other’s WARN Act compliance efforts. Notwithstanding any other provision herein, Landlord must reimburse Tenant for any amounts Tenant pays Tenant’s employees who are subject to the WARN Act for “labor costs”, as such term is defined under the WARN Act, until the earlier of (a) ninety (90) days or (b) until Tenant has satisfied all of Tenant’s requirements under the WARN Act.

ARTICLE VIII
INDEMNITY AND LIABILITY

8.1           Indemnification of Landlord. Except to the extent arising from the negligence or intentional misconduct of Landlord or any of its agents, contractors or employees (except with respect to clause (f), below), Tenant hereby agrees to defend (with counsel reasonably acceptable to Landlord), indemnify and save and hold harmless Landlord from and against all Claims of whatever nature (a) arising from any wrongful act, omission or negligence of Tenant or the contractors, licensees, agents, servants or employees of Tenant (collectively with Tenant, the “Tenant Parties”), or arising from any accident, injury or damage whatsoever caused to any Person, or to the property of any Person, including that of Landlord or any Tenant Party, occurring during the Term on or about the Leased Property, including any Claim by a third (3rd) Person in connection with damage to the Leased Property or any Tenant Party’s property located therein or property of any Person within the Leased Property, (b) arising from any accident, injury or damage occurring outside of the Leased Property, where such accident, injury or damage results from a wrongful act, omission or negligence on the part of Tenant or any Tenant Party, (c) arising from any and all Claims by any Tenant Party’s employees, including, without limitation, wrongful termination and/or other Claims resulting from the termination of any Tenant Party’s employees at the Leased Property, (d) arising due to the failure of any Tenant Party to obtain or maintain any necessary Approvals, (e) arising due to any breach or violation of this Lease by Tenant, including, without limitation, any holdover at the Leased Property or the presence of any Hazardous Materials on or about the Hotel as a result of the acts or omissions of any Tenant Party, (f) arising as a result of Landlord or its agents, contractors or employees taking any direction from any Tenant Party, EVEN IF SUCH CLAIMS ARISE FROM THE ORDINARY OR SIMPLE NEGLIGENCE OF LANDLORD OR ANY OF ITS AGENTS, CONTRACTORS OR EMPLOYEES, or (g) arising from Tenant’s breach of any of the representations or warranties set forth in this Lease.  In furtherance of the responsibility set forth herein, the parties agree that Tenant shall obtain and pay for all insurance as set forth in Article IX hereof, and have Landlord named as an additional insured or loss payee, as applicable, under all such policies.

8.2           Tenant’s Own Risk.             Tenant agrees to use and occupy the Leased Property and to use such other portions of the Leased Property as it is herein given the right to use, at its own risk, and Landlord shall have no responsibility or liability for any loss of or damage to fixtures or other property of Tenant or any Tenant Party.

8.3           Indemnification by Landlord. Except to the extent arising from the negligence or intentional misconduct of Tenant or any of its agents, contractors or employees, Landlord hereby agrees to defend, indemnify and save and hold harmless Tenant from and against all Claims of whatever nature (a) arising from any wrongful act, omission or negligence of Landlord or Landlord’s contractors, licensees, agents, servants or employees, or arising from any accident, injury or damage whatsoever caused to any person, or to the property of any person, including that of Tenant’s or Landlord’s agents or employees, occurring during the Term on or about those portions of the Hotel other than the Leased Property, including any Claim by a third (3rd) person in connection with damage to the Hotel or Landlord’s property located therein or property of any person within the Hotel, (b) arising from any accident, injury or damage occurring outside of the Hotel, where such accident, injury or damage results from a wrongful act or omission on the part of Landlord or Landlord’s agents or employees (each, a “Landlord Party”), or (c) arising from any and all Claims by Landlord’s employees, including, without limitation, wrongful termination and/or other Claims resulting from the termination of Landlord’s employees at the Hotel, including such Claims arising due to (i) the failure of Landlord to obtain or maintain any necessary Approvals, or (ii) a closure of the business (other than the Gaming Operations) conducted on the Hotel for any reason, or (d) arising as a result of Tenant or (as to Claims described in this clause (d) only) its agents, contractors or employees taking any direction from any Landlord Party, EVEN (AS TO CLAIMS DESCRIBED IN THIS CLAUSE (d) ONLY) IF SUCH CLAIMS ARISE FROM THE ORDINARY OR SIMPLE NEGLIGENCE OF TENANT OR ANY OF ITS AGENTS, CONTRACTORS OR EMPLOYEES. Landlord further covenants and agrees to defend, indemnify and save and hold harmless Tenant from any and all Claims in connection with or arising out of any obligations assumed by Landlord and accruing after the termination of this Lease, except for any debts under any obligations or contracts defined as Gaming Expenses or Operating Expenses hereunder, for which Tenant agrees to defend, indemnify and hold Landlord harmless.

8.4           Liability of Tenant.  Tenant will not be in default or breach of this Lease or liable for any Claims by Landlord under this Lease or be responsible for any late charges or default interest to the extent Tenant was prevented from fulfilling its obligations hereunder due to the acts or omissions of Landlord.

8.5           Survival. All indemnities set forth herein shall survive expiration or earlier termination of this Lease.

ARTICLE IX
INSURANCE

9.1           Landlord Insurance Required. Except for the insurance Tenant is required to obtain and maintain pursuant to Section 9.2 below, Landlord shall, as an Operating Expense, obtain and maintain, or cause to be maintained, at all times insurance for Landlord, the Hotel and the Leased Property, complying with the terms of any mortgage or deed of trust encumbering the Hotel, with such deductibles, co-insurance and self-insured amounts as Landlord elects and providing at least the following coverages:

(a)           Causes of Loss – Special Form Building and Personal Property coverage insurance on the Hotel and the Leased Property, in each case (A) in an amount equal to the full insurable replacement cost thereof, which for purposes of this Lease shall mean actual replacement cost (exclusive of costs of excavations, foundations, underground utilities and footings); and (B) containing such endorsements and covering such additional risks as Landlord shall determine in its discretion;

(b)           Occurrence-based Commercial General Liability insurance against claims for personal and advertising injury, bodily injury, death or property damage occurring upon, in or about the Hotel, including the Leased Property, with such insurance (A) to be on the so-called “occurrence” form with a general aggregate limit of not less than Fifty Million and 00/100 Dollars ($50,000,000.00) and a per occurrence limit of not less than Fifty Million and 00/100 Dollars ($50,000,000.00); and (B) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations; (3) independent contractors; (4) blanket contractual liability (including for personal and advertising injury); and (5) contractual liability covering the indemnities in this Lease, to the extent the same are available;

(c)           Business Income coverage insurance covering the rents, reserve fund payments, Priority Payments and other amounts due or payable under this Lease (A) with loss payable to Landlord or a lender under a mortgage or deed of trust encumbering the Hotel; (B) covering all risks covered by the insurance provided for in subsection (a) above and covering such additional risks as Landlord elects; and (C) in such amounts and for such terms of loss as Landlord shall determine in its discretion;

(d)           at all times during which structural construction, repairs or alterations are being made with respect to the Hotel or the Leased Property (A) owner’s contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned Commercial General Liability insurance policy; and (B) the insurance provided for in subsection (a) above written on a so-called Builder’s Risk Completed Value form (1) on a non-reporting basis, (2) insuring against all Special Form causes of loss insured against pursuant to subsection (a) above, (3) including permission to occupy the Hotel or Leased Property, and (4) with an agreed amount endorsement waiving co-insurance provisions;

(e)           workers’ compensation, with at least the statutory limits required by the State of Nevada, and employer’s liability insurance relating to Landlord’s employees in respect of any work or operations on or about the Hotel, or in connection with the Hotel or its operation (if applicable) excluding Tenant’s employees; and

(f)            comprehensive Equipment Breakdown (boiler and machinery) insurance, if applicable, on terms consistent with the commercial property insurance policy required under subsection (a) above.

9.2           Tenant Insurance Required. Tenant shall obtain and maintain, or cause to be maintained, at all times insurance for Tenant and the Leased Property and, as applicable, the Hotel, complying with the terms of any mortgage or deed of trust encumbering the Hotel, with respect to the following coverages:

(a)           Causes of Loss – Special Form Building and Personal Property coverage insurance (on the then-current ISO forms bearing those names or their equivalents or on forms that provide broader coverage) on the Gaming Assets, in each case (A) in an amount equal to the full insurable replacement cost thereof, which for purposes of this Lease shall mean actual replacement cost; and (B) containing such endorsements and covering such additional risks as Landlord shall determine in its reasonable discretion;

(b)           Commercial General Liability insurance against claims for personal and advertising injury, bodily injury, death or property damage occurring upon, in or about the Hotel, including the Leased Property, with such insurance (A) to be on the so-called “occurrence” form with a general aggregate limit of not less than Twenty-Five Million and 00/100 Dollars ($25,000,000.00) and a per occurrence limit of not less than Twenty-Five Million and 00/100 Dollars ($25,000,000.00); and (B) to cover at least the following hazards: (1) premises and operations, (2) products and completed operations, (3) independent contractors, (4) blanket contractual liability, (5) contractual liability covering the indemnities in this Lease, to the extent the same are available, and (6) liquor liability coverage; and (C) to name Landlord as an additional insured;

(c)           business income insurance covering business income other than the components thereof that are required to be insured by Landlord pursuant to Section 9.1(c) (A) with loss payable to Tenant; (B) covering all risks covered by the insurance provided for in subsection (a) above; (C) including dependent property coverage; and (D) in such amounts and for such terms of loss as Landlord shall determine in its reasonable discretion;

(d)           workers’ compensation, with at least the statutory limits required by the State of Nevada, and employer’s liability insurance with minimum limits of One Million and 00/100 Dollars ($1,000,000.00) per occurrence and Five Million and 00/100 Dollars ($5,000,000.00) annual aggregate relating to Tenant’s employees in respect of any work or operations on or about the Hotel or Leased Property, or in connection with the Leased Property or its operation (if applicable) excluding Landlord’s employees;

(e)           Comprehensive Crime insurance covering employee dishonesty, burglary and robbery with a minimum limit of One Million and 00/100 Dollars ($1,000,000.00) per loss;

(f)            employment practices liability insurance, with limits of not less than One Million and 00/100 Dollars ($1,000,000.00);

(g)           if applicable, automobile insurance for owned, hired and non-owned vehicles, including the loading or unloading thereof, with liability limits of not less than One Million and 00/100 Dollars ($1,000,000.00)  in combined single limit for bodily injury (including but not limited to wrongful death) and property damage.

9.3           Insurers. All insurance provided for in this Lease shall be obtained under valid and enforceable policies (collectively, the “policies” or in the singular, the “policy”), and shall be issued by financially sound and responsible insurance companies authorized to do business in the State of Nevada and having AM Best’s ratings of A-/IX or better. Each of the parties agrees to provide to the other certificates of insurance evidencing the insurance to be maintained by such party under the terms of this Lease, naming such other party as certificate holder and, if applicable, as additional insured, which certificates shall provide that such insurance shall not be terminated or materially modified without thirty (30) days prior written notice to the certificate holder. Not less than ten (10) days prior to the expiration dates of the policies evidenced by such certificates of insurance, revised certificates evidencing renewal policies shall be delivered by the party obligated to maintain such insurance to the other party.

9.4           Blanket Coverage. Any blanket insurance policy shall specifically allocate to the Hotel and/or the Leased Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate policy insuring only the Hotel and/or the Leased Property in compliance with these provisions.

9.5           Clauses. All policies provided shall contain clauses or endorsements to the effect that:

(a)           no act or negligence of the insured, or anyone acting for the insured, or any tenant or other occupant, or failure to comply with the provisions of any policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as any party named as additional insured is concerned;

(b)           the policies by either party shall not be materially changed (other than to increase the coverage provided thereby) or canceled without at least thirty (30) days’ prior written notice to the other party and any other party named therein as an additional insured;

(c)           any party named therein as an additional insured shall not be liable for any insurance premiums thereon or subject to any assessments thereunder; and

(d)           the policies shall not contain an exclusion for acts of terrorism or similar acts of sabotage if such exclusion may be deleted at commercially reasonable cost.

If at any time either party is not in receipt of written evidence that all insurance required hereunder to be maintained by the other party is in full force and effect, such party shall have the right, after reasonable prior notice to the other party, to take such action as such party deems necessary to protect its interest, including, without limitation, obtaining such insurance coverage as such party in its reasonable discretion deems appropriate. All premiums incurred by such party in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by the other party upon demand.

9.6           Payment of Premiums. The parties shall pay all premiums for each policy of insurance required by this Article IX to be maintained by it when due and shall forward a certificate of insurance evidencing the aforesaid coverage together with all appropriate endorsements and riders showing the other party as an additional insured therein, as applicable.

9.7           Hazardous Activities. Tenant shall not use or occupy or permit the Leased Property to be occupied or used in a manner which will materially increase the rates of any insurance for the Hotel or Leased Property or the overall development within which the Hotel is situated or that will make void or voidable any insurance then in force with respect to the Leased Property or the overall development within which the Hotel is situated, or which will make it impossible to obtain fire or other insurance with respect to the Leased Property or the overall development within which the Hotel is situated. If Tenant fails to comply with the provisions of this Section 9.7, then, in addition to Landlord’s other remedies under this Lease, Tenant shall reimburse Landlord for any increases in insurance premium charged to Landlord as a result of Tenant’s non-compliance with this Section 9.7.

9.8           No Prohibited Activity. Tenant agrees that it will not keep, use, sell or offer for sale in or upon the Leased Property any article or permit any activity which may be prohibited by any standard form of insurance policy. Tenant agrees to pay at its sole cost and expense any increase in premiums for insurance which may be carried by Landlord on the overall development in which the Hotel is situated, resulting from the type of operations of, or merchandise sold, or services rendered by Tenant or any of its activities in or about the Leased Property, whether or not Landlord has consented to the same.

9.9           Release. Landlord and Tenant mutually agree that with respect to any loss which is covered or required hereunder to be covered by any property (including without limitation the property insurance component of the insurance described in Section 9.2(f)), boiler and machinery, loss of rents or business income insurance then being carried or required to be carried by them respectively, the party hereto carrying or required to carry such insurance and suffering said loss hereby releases the other and the agents and employees of the other of and from any and all Claims with respect to such loss only to the extent that such loss is covered or required to be covered by the proceeds paid by the releasing party’s insurance, including Claims with respect to the negligence of the parties hereto or of their agents or employees; and Landlord and Tenant further mutually agree that their respective insurance companies shall have no right of subrogation against the other party hereto or the agents or employees of such other party on account of any such loss, only to the extent that such loss is covered or required to be covered by the proceeds paid by the releasing party’s insurance and only to the extent such waiver does not invalidate coverage under the covered party’s applicable insurance policies. For purposes of the foregoing releases, any deductibles, self-insurance and co-insurance maintained by the releasing party will be treated as paid to the releasing party by the releasing party’s insurance.

ARTICLE X
DAMAGE AND CONDEMNATION

10.1         Damage and Condemnation. In the event that during the Term any portion of the Leased Property or the Hotel shall be damaged or destroyed to any extent by fire or other casualty or taken by condemnation or deed-in-lieu of condemnation, Landlord may, in its sole, absolute and subjective discretion, elect, by written notice delivered to Tenant at any time therafter, either:  (a) to proceed forthwith to repair such damage and restore the Leased Property, to the extent of insurance funds or condemnation proceeds, to substantially their condition at the time of such damage, subject, however, to zoning laws and building codes then in existence, or (b) to forego rebuilding the damaged portions of the Leased Property and retain all insurance or condemnation proceeds with respect to such casualty or condemnation, in which case this Lease shall be deemed terminated and neither party shall have any continuing or further obligation to the other except for those obligations that, by their terms, survive the termination of this Lease.

10.2         Participation in Condemnation Award. In the event of any condemnation of the Hotel or any portion thereof, Tenant shall not participate in any respect in any part of the condemnation award that may be made. Nothing herein contained, however, shall preclude Tenant from asserting as against the condemning authority its claim for injury or damages occasioned by such condemnation to the Gaming Assets or for relocation benefits under Applicable Laws.  Any proceeds received by Tenant must be included for purposes of calculating Net Cash Flow when received or accrued by Tenant.

ARTICLE XI
LANDLORD’S COVENANT OF QUIET ENJOYMENT

11.1         Quiet Enjoyment. Tenant, on payment of the Rent and observing, keeping and performing all of the terms and provisions of this Lease on its part to be observed, kept and performed, shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Leased Property during the Term without hindrance or ejection by Landlord or by any Persons lawfully claiming under Landlord; provided, however, it is understood and agreed that this covenant and any and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and its successors only with respect to breaches occurring during its and their respective ownership of Landlord’s interest hereunder.

11.2         Conduct of Gaming Operations. Landlord understands and agrees that, except as otherwise provided under this Lease or by Applicable Law and subject to Section 8.1, Tenant will have complete control over Gaming Operations on the Leased Property and shall have full authority to hire, discharge or discipline any and all of Tenant’s employees. Except as expressly provided herein and subject to Section 8.1, Landlord understands and agrees that Tenant shall be free to conduct the Gaming Operations on the Leased Property without interference from or direction by Landlord or any of its affiliates. Neither Landlord nor any agent or representative of Landlord shall exercise, either directly or indirectly, management or control of any kind whatsoever, over the conduct of Gaming Operations on the Leased Property, except as otherwise provided under this Lease and allowed by Applicable Law.

ARTICLE XII
LIENS

12.1         Liens. Tenant shall at all times indemnify, save and hold free, clear and harmless Landlord, the Leased Property and the leasehold created by this Lease from any and all Claims, liens, demands, charges, encumbrances, litigation and judgments arising directly or indirectly out of any use, occupancy or activity of Tenant or out of any work performed, material furnished or obligations incurred by Tenant in, upon or otherwise in connection with the Leased Property. With respect to any construction, alternation or repair contemplated by NRS §108.234, Tenant shall give Landlord written notice at least ten (10) business days prior to the commencement of any such work on the Leased Property to afford Landlord the opportunity of filing appropriate notices of non-responsibility. Tenant shall, at its sole cost and expense, within thirty (30) days after filing of any lien of record, obtain the discharge and release thereof. Nothing contained herein shall prevent Landlord, at the cost and for the account of Tenant, from obtaining said discharge and any discharge or release so obtained by Landlord shall be subject to Tenant’s reimbursement of same as additional Rent (and not as a Tenant Expense or an Operating Expense except to the extent (i) Landlord was obligated under this Lease to pay or reimburse Tenant for the costs of the applicable construction, alteration and repair and (ii) unless the failure to pay the applicable lien holder timely was due to Landlord’s breach of this Lease, such costs do not exceed the amount that Tenant or Landlord would have been required to pay had such amounts been timely paid to the applicable lien holder) and reimbursement shall be due and payable by Tenant in accordance with Article IV hereof.

ARTICLE XIII
EVENTS OF DEFAULT AND REMEDIES

13.1         Event of Default. The occurrence of any of the following events shall constitute events of default by Tenant under the terms of this Lease, individually, an “Event of Default” and, collectively, “Events of Default”:

(a) Tenant shall neglect or fail to perform or observe any of the covenants, terms, provisions or conditions contained in this Lease on its part to be performed or observed, except for any of the events described in clauses (b)-(h), below, within thirty (30) days after written notice thereof from Landlord, or such additional time as is reasonably required to correct any such default, but in no event more than an additional thirty (30) days; or

(b) Tenant shall neglect or fail to pay Rent, as provided for in Article IV, or any other monetary obligation at any time owing from Tenant to Landlord within ten (10) days after written notice thereof from Landlord; provided, however, that Landlord need not give more than two (2) such notices in any twelve (12)-month period and that after the giving of such second notice, any further failures to pay rent or any other monetary obligation when due during the remainder of such twelve (12)-month period will be an Event of Default without any notice, cure or grace period; or

(c) the leasehold estate created by this Lease shall be taken on execution or by other process of law; or

(d) subject to Force Majeure Events, Tenant ceases to operate the Leased Property twenty-four (24) hours per day, seven (7) days per week or if Tenant fails to operate the Leased Property in accordance with the provisions hereof; or

(e) there is filed by or against Tenant any petition in bankruptcy or Tenant is adjudicated as a bankrupt or insolvent, or there is appointed a receiver or trustee to take possession of Tenant or of all or substantially all of the assets of Tenant, or there is a general assignment by Tenant for the benefit of creditors, or any action is taken by or against Tenant under any state of federal insolvency or bankruptcy act, or any similar law now or hereafter in effect, there is filed an execution or attachment against Tenant and such execution or attachment continues in effect for a period of thirty (30) calendar days; or

(f) Tenant fails to maintain all necessary Approvals; or

(g) Tenant defaults under the Shortfall Note or the Working Capital Note; or

(h) Tenant commits any act or fails to take any action that is identified as a “default” or “Event of Default” elsewhere in this Lease or under the Cash Management Agreement.

13.2         Landlord Remedies. Upon the occurrence of any Event of Default by Tenant and upon the expiration of any applicable cure period thereunder, Landlord may immediately, or at any time thereafter, without further demand or notice, terminate this Lease or Tenant’s right of possession under this Lease without any further liability of Landlord hereunder in accordance with Applicable Law and exercise any and all other remedies available to Landlord at law or in equity under the laws of the State of Nevada, including, without limitation, any damages resulting from such Event of Default. All of Landlord’s remedies provided herein or at law or in equity are cumulative with and non-exclusive of each other.

13.3         Waiver. It is covenanted and agreed that no waiver at any time of any of the provisions hereof shall be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord to or of any action by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent or approval to or of any subsequent similar act by Tenant.

13.4         Default of Landlord. Landlord shall be in default under this Lease in the event Landlord fails to fund the Working Capital Account pursuant to the provisions of the Cash Management Agreement or to fund the Working Capital Loan pursuant to the terms of this Lease and ether such failure continues for more than forty-eight (48) hours (or until the next Business Day after such forty-eight (48) hour period, if such period expires on a day that is not a Business Day) after written notice of such failure from Tenant, or to perform any of the other covenants, terms, provisions or conditions contained in this Lease on its part to be performed within thirty (30) days after written notice thereof from Tenant, or such additional time as is reasonably required to correct any such default, but in no event more than an additional thirty (30) days (provided that such limitation to an additional thirty (30) days shall not apply to Landlord’s obligations to perform construction, repair or any other activities that are reasonably expected to take longer than thirty (30) days to perform with the exercise of due diligence) (each such occurrence, after giving effect to the foregoing notice and cure periods, a “Landlord Default”).

13.5         Tenant Remedies. Upon the occurrence of any Landlord Default and upon the expiration of any applicable cure period thereunder, Tenant may immediately, or at any time thereafter, without further demand or notice, terminate this Lease without any further liability of Tenant hereunder in accordance with Applicable Law and exercise any and all other remedies available to Tenant at law or in equity under the laws of the State of Nevada, including, without limitation, any damages resulting from such Landlord Default. All of Tenant’s remedies provided herein or at law or in equity are cumulative with and non-exclusive of each other.

ARTICLE XIV
REPRESENTATIONS AND WARRANTIES

14.1         Representations and Warranties of Landlord. Landlord hereby makes the following representations and warranties to Tenant as of the Commencement Date:

(a) Landlord has the full right, power and authority to enter into and to carry out the terms and provisions of this Lease, including, without limitation, the lease to Tenant of the Leased Property and other than the Approvals of the Nevada Gaming Authorities, which Tenant covenants and agrees it shall have as of the Commencement Date and at all times during the Term, no Approval of any governmental authority or any other third (3rd) Person is required in connection therewith and this Lease constitutes the legal, valid and binding Lease of Landlord, enforceable in accordance with its terms, except to the extent that enforcement may be affected by laws relating to bankruptcy, reorganization, insolvency and creditors’ rights and by the availability of injunctive relief, specific performance and other equitable remedies;

(b) neither the execution and delivery of this Lease, nor the consummation of the transactions contemplated hereby, will conflict with or result in a violation or breach of any term or provision of, or constitute a default under (i) any order, judgment, writ, injunction, decree, license, permit, statute, rule or regulation of any court, governmental, regulatory or public body; or (ii) any license, franchise, permit, indenture, mortgage, deed of trust, lease, contract, instrument, commitment or other lease or arrangement to which Landlord is a party or by which Landlord or the Leased Property, as applicable, is bound; and

(c) no representation or warranty by Landlord contained in this Lease contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statement and facts contained herein not misleading.

14.2         Representations and Warranties of Tenant. Tenant hereby makes the following representations and warranties to Landlord as of the Commencement Date:

(a) Tenant has the full right, power and lawful authority to enter into and to carry out the terms and provisions of the Lease, including, without limitation, the lease from Landlord of the Leased Property, and other than the Approvals of the Nevada Gaming Authorities, which Tenant covenants and agrees it shall have as of the Commencement Date and at all times during the Term, no Approval of any Governmental Authority or any other third (3rd) Person is required in connection therewith and this Lease constitutes the legal, valid and binding obligation of Tenant, enforceable in accordance with its terms, except to the extent that enforcement may be affected by laws relating to bankruptcy, reorganization, insolvency and creditors’ rights and by the availability of injunctive relief, specific performance and other equitable remedies;

(b) neither the execution and delivery of this Lease, nor the consummation of the transactions contemplated hereby, will conflict with or result in a violation or breach of any term or provision of, or constitute a default under (i) any order, judgment, writ, injunction, decree, license, permit, statute, rule or regulation of any court, governmental, regulatory or public body; or (ii) any license, franchise, permit, indenture, mortgage, deed of trust, lease, contract, instrument, commitment or other Lease or arrangement to which Tenant is a party or by which it or Tenant’s property, as applicable, is bound; and

(c) no representation or warranty by Tenant contained in this Lease contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statement and facts contained herein not misleading.

ARTICLE XV
ESTOPPEL CERTIFICATES

15.1         Estoppel Certificates. Tenant shall at any time and from time to time, within ten (10) days after written notice from Landlord, execute, acknowledge and deliver to Landlord and any prospective purchaser or lender identified by Landlord a statement in writing (a) certifying that this Lease is unmodified and in full force and effect, or, if modified, stating the nature of such modification and certifying that this Lease as so modified, is in full force and effect, and the date to which the rental and other charges are paid in advance or delinquent, if any, (b) certifying the commencement and termination dates of the Lease, (c) certifying that there has been no assignment or other transfer by Tenant of this Lease, or any interest herein, (d) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder and that Tenant has no right of offset, counterclaim or deduction against Rent, or specifying such default if any are claimed together with the amount of any offset, counterclaim or deduction alleged by Tenant, and (e) containing such further certifications as may be required by any lender of Landlord’s or as may reasonably be required by Landlord.  Any such statements may be relied upon by any existing owner or prospective purchaser or any present or prospective lender upon the security of the Leased Property, the Hotel or both. Tenant’s failure to deliver such statement within such time shall be conclusive and binding upon Tenant (x) that this Lease is in full force and effect, without modification except as may be represented by Landlord, and that the status of Rent payments is as certified by Landlord, (y) that there are no uncured defaults in Landlord’s performance and that Tenant has no right of offset, counterclaim or deduction against rental, and (z) that no more than one (1) month’s Rent has been paid in advance.

ARTICLE XVI
ASSIGNMENT OR SUBLETTING

16.1         Assignment. Tenant shall not assign, mortgage, pledge, hypothecate or encumber this Lease nor the leasehold estate hereby created nor any interest herein or therein, or sublet or license the Leased Property or any portion thereof, or license the use of all or any portion of the Leased Property without Landlord’s prior written consent, which consent may be withheld in Landlord’s sole, absolute and subjective discretion. Without limiting the foregoing, in no event may Tenant transfer this Lease or any interest in the Leased Property to any Person (an “Assignee”) that does not have all Approvals necessary for such Assignee’s performance of its respective obligations hereunder. No assignment, sublease or transfer shall release Tenant of any of its obligations under this Lease or be construed as, or constitute a waiver of, any of Landlord’s rights or remedies hereunder. The acceptance of Rent by Landlord from any other Person shall not be deemed to be a waiver of any provision of this Lease or consent to the assignment, sublease or transfer of Tenant’s interest in this Lease. Absent a written agreement to the contrary which is executed by Landlord, no assignment, mortgage, pledge, hypothecation or encumbrance of this Lease or sublease or license of the Leased Property or any portion thereof by Tenant shall act as or effect a release of Tenant from any of the agreements, obligations and covenants of this Lease to be performed by Tenant hereunder.

16.2         No Merger. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation hereof, or the termination of this Lease by Landlord pursuant to any provision contained herein, shall not work a merger, but at the option of Landlord, shall either terminate any or all existing subleases or subtenancies, or operate as an assignment to Landlord of any and all such subleases or subtenancies as determined by Landlord, exercisable in Landlord’s sole discretion.

16.3         No Passage by Law. It is understood and agreed that neither this Lease nor any interest herein or hereunder, nor any estate hereby created in favor of Tenant, shall pass by operation of law under any state or federal insolvency, bankruptcy or inheritance act, or any similar Applicable Law now or hereafter in effect, to any trustee, receiver, assignee for the benefit of creditors, heir, legatee, devisee, or any other Person whomsoever without the express prior written consent of Landlord, exercisable in Landlord’s sole discretion.

ARTICLE XVII
RIGHT OF ACCESS

17.1         Right of Entry. Subject to Nevada Gaming Laws, Landlord and its authorized agents and representatives shall be entitled to enter the Leased Property at any reasonable time for the purpose of (a) observing, posting or keeping posted thereon notices provided for hereunder, and such other notices as Landlord may deem necessary or appropriate for protection of Landlord, its interest or the Leased Property, (b) inspecting the Leased Property or any portion thereof, (c) inspecting the Leased Property relative to concerns over use, storage or disposal of Hazardous Materials, and (d) making repairs to the Leased Property or any other portion of the Hotel and performing any work therein or thereon which Landlord may elect or be required to make hereunder, including, without limitation, Landlord’s maintenance and repairs, or which may be necessary to comply with any Applicable Laws or any applicable standards that may, from time to time, be established by an insurer, or which Landlord may deem necessary or appropriate to prevent waste, loss, damage or deterioration to or in connection with the Leased Property or any other portion of the Hotel or for any lawful purpose. In no event shall Landlord have access to any area for which access is restricted in accordance with Nevada Gaming Laws, except pursuant to such laws. Except in emergency situations, Landlord shall give Tenant at least twenty-four (24) hours prior notice of entry. Landlord shall have the right to use any means which Landlord may deem proper to open all doors in the Leased Property in an emergency. Entry into the Leased Property obtained by Landlord by any such means shall not be deemed to be forcible or unlawful entry into, or a detainer of, the Leased Property, or an eviction of Tenant from the Leased Property or any portion thereof or otherwise subject Landlord to any liability in connection therewith (and Tenant hereby waives any Claims against Landlord and its agents, employees and contractors arising in connection therewith). Nothing contained herein shall impose or be deemed to impose any duty on the part of Landlord to do any work or repair, maintenance, reconstruction or restoration, which under any provision of this Lease is required to be done by Tenant, and the performance thereof by Landlord shall not constitute a waiver of Tenant’s default in Tenant’s failure to do the same.

ARTICLE XVIII
REMEDIES

Intentionally Omitted.

ARTICLE XIX
SUBORDINATION

19.1         Subordination by Tenant. Tenant agrees that this Lease and its rights hereunder are subject and subordinate to the lien of any mortgage, deed of trust or other encumbrance, together with any renewals, extensions or replacements thereof, now or hereafter placed, charged or enforced against the Leased Property, or any portion thereof, and Tenant agrees to execute and deliver at any time, and from time to time, upon ten (10) calendar days written demand from Landlord, such documents as may be reasonably requested to evidence and confirm such subordination (but no such document shall be necessary to effectuate such subordination), and in the event that Tenant shall fail, neglect or refuse to execute and deliver any such documents to be executed by it within ten (10) calendar days after receipt of written request by Landlord, Tenant hereby appoints Landlord, its successors and assigns, the attorney-in-fact of Tenant irrevocably to execute and deliver any and all such documents for and on behalf of Tenant; provided, however, that, subject to the terms of this Lease, such subordination is and shall be subject to the condition that the mortgagee or beneficiary named in such mortgage or deed of trust shall recognize this Lease and shall not disturb the possession of Tenant except as expressly provided herein. Tenant acknowledges that the power of attorney granted hereby is coupled with an interest.

19.2         Deemed Prior Lien. In the event that the mortgagee or beneficiary of any such mortgage, deed of trust, or other encumbrance elects to have this Lease deemed a prior lien to its mortgage, deed or trust, or other encumbrance, then and in such event, upon such mortgagee’s or beneficiary’s giving written notice to Tenant to that effect, this Lease shall be deemed a prior lien to such mortgage, deed of trust, or other encumbrance, whether this Lease is dated prior to or subsequent to the date or recordation of such mortgage, deed or trust, or other encumbrance.

19.3         Attornment. Tenant shall, in the event any proceedings are brought for the foreclosure of any mortgage, deed of trust, or other encumbrance against the Leased Property or the Hotel or in the event of exercise of the power of sale under any deed of trust covering the Leased Property or the Hotel or termination of any ground lease of the Leased Property or the Hotel, attorn to the purchaser upon such foreclosure or sale, and recognize such purchaser as lessor under this Lease so long as, except as otherwise provided in this Lease, neither this Lease nor any of the rights of Tenant hereunder shall be terminated or modified or be subject to termination or modification so long as Tenant is not in default under this Lease beyond applicable periods of grace.

ARTICLE XX
MISCELLANEOUS PROVISIONS

20.1         Governing Law; Consent to Jurisdiction. This Agreement shall be construed and interpreted in accordance with and shall be governed and enforced in all respects according to the laws of the State of Nevada, without giving effect to any conflicts of laws principles that would require the application of the law of another jurisdiction. Tenant and Landlord each agree to the exclusive jurisdiction of any state or federal court within the County of Clark, State of Nevada, with respect to any claim or cause of action arising under or relating to this Agreement, and waive personal service of any and all process upon it and consent that all services of process be made by registered mail, directed to it at its address as set forth in Section 20.12 and service so made shall be deemed to be completed when received. Tenant and Landlord each waive any objection based on forum non conveniens and waive any objection to venue of any action instituted hereunder. Nothing in this Section 20.1 shall affect the right of Tenant or Landlord to serve legal process in any other manner permitted by Applicable Laws.

20.2         Headings. The paragraph headings to this Lease are for convenience and reference only and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction of meaning of the provisions of this Lease.

20.3         Construction. If any term or provision of this Lease, or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

20.4         Binding. Except as herein otherwise expressly provided, the terms hereof shall be binding upon and shall inure to the benefit of the heirs, executors, administrators, successor and assigns of Landlord and Tenant, subject to restrictions on assignment of this Lease as provided herein. Notwithstanding the foregoing, this Lease and Tenant’s obligations hereunder are not assignable by Tenant except as otherwise expressly provided in this Lease and subject to all required Gaming Approvals.

20.5         Attorney’s Fees. Each party hereto shall bear its own professional fees and expenses incurred by such party in connection with, relating to or arising out of the execution, delivery and performance of this Lease and the consummation of the transactions contemplated hereby.  In the event of litigation between the parties hereto arising out of the obligations of either party under this Lease or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing party’s costs and expenses of such litigation, including, without limitation, reasonable attorney’s fees.

20.6         Entire Agreement; Amendments. This Lease contains the entire agreement and understanding of the parties with respect to the subject matter hereof and cannot be changed or terminated orally.

20.7         Interpretation. Plural shall be substituted for the singular form and vice versa in any place or places herein in which the context requires such substitution or substitutions.

20.8         Liens. Should any claim or lien be filed against the Leased Property, or any action or proceeding is instituted affecting the title to the Leased Property, Tenant shall give Landlord written notice thereof as soon as reasonably possible after Tenant obtains actual or constructive knowledge thereof.

20.9         No Partnership. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third (3rd) party to create the relationship of principal and agent or of partnership or of joint venture or of any association between Landlord and Tenant, nor shall anything contained herein be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

20.10       Recordation. Neither this Lease nor a memorandum hereof may be recorded by Tenant.

20.11       Time. Time is of the essence of this Lease and all of the terms and conditions hereof.

20.12       Notice. Any and all notices that either party hereto desires or is required to give to the other party pursuant to this Lease shall be in writing and delivered in person, sent by overnight courier (with confirmation of delivery) or sent by express, certified or priority U.S. mail postage prepaid (return receipt requested), addressed as follows:

If to Landlord:	Hedwigs Las Vegas Top Tier, LLC
2587 S. Westgate Ave.
Los Angeles, CA 90064
Attention: Richard Bosworth
Richard@NTHAdvisory.com and HedwigsLV@yahoo.com (email)
Telephone No.: (310) 420-6099
Facsimile No.: (310) 496-3132

and with a copy to:

Stoel Rives LLP
111 Sutter Street, Suite 700
San Francisco, CA 94104
Attention: Alexander Hamilton, Esq.
aehamilton@stoel.com (email)
Telephone No.: (415) 617-8954
Facsimile No.: (415) 676-3000

If to Tenant:	155 East Tropicana, LLC
155 East Tropicana Ave.
Las Vegas, NV 89109
Attention: Michael Hessling
hessling@hooterslv.com (email)
Telephone No.: (702) 739-9000
Facsimile No.: (702) 739-7783

with copies of any notices to:

107 Hampton Road, 2nd Floor

Clearwater, FL  33759

Attention:  Niel Keifer

Lucy.Grinnell@originalhooters.com

Telephone No.:  (702)725-2551

Facsimile No.:  (727)725-4717

and with a copy to:

Kummer Kaempfer Bonner Renshaw & Ferrario

3800 Howard Hughes Parkway, 7th Floor

Las Vegas, Nevada  89169

Attention:  Sherwood Cook, Esq.

scook@kkbrf.com

Telephone No.:  (702)792-7000

Facsimile No.:  (702)769-9181

or to such other person or place as either party hereto may designate in writing in the manner provided herein for giving notice. Each such notice so delivered, couriered or mailed shall be deemed delivered when received or refused by the Person to whom it is addressed.

20.13       Counterparts. This Lease may be executed in counterparts and all of such counterparts, taken together, shall be deemed part of one instrument.

20.14       Gaming Authorities Requirements. Landlord and Tenant agree that notwithstanding any of the provisions herein, if at any time during the Term, the Nevada Gaming Authorities require or prohibit any act on the part of Landlord or Tenant (other than a prohibition on the payment of Rent or any other sum hereunder by Tenant), Landlord or Tenant, as applicable, shall comply with such requirement or prohibition as the case may be, and any such compliance shall not be deemed a breach of this Lease, unless such requirement or prohibition arises out of the applicable party’s failure to comply with applicable law or the terms of this Lease.

20.15       Waiver of Jury Trial. TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

20.16 Landlord’s Lien/Security Interest. Tenant hereby grants Landlord a security interest, and this Lease constitutes a security agreement, within the meaning of and pursuant to the Nevada Uniform Commercial Code as to all of Tenant’s property situated in or upon, or used in connection with the Leased Property (collectively, the “Collateral”) as security for all of

Tenant’s obligations hereunder, including without limitation, the obligation to pay Rent and make reserve account contributions and Tenant’s obligations under the Working Capital Note. Such personalty thus encumbered specifically includes all Gaming Assets and all trade and other fixtures and inventory, equipment, contract rights, accounts receivable and the proceeds thereof. Tenant hereby irrevocably authorizes Landlord and/or Landlord’s agent to file such Uniform Commercial Code and other filings as Landlord deems appropriate in order to perfect such security interest. Tenant further agrees to sign such other financing statements or other documents as reasonably requested by Landlord to further secure Landlord’s interest under this paragraph as often as Landlord in its discretion requires.

20.17 OFAC Compliance.

(a)           Certification.  Tenant certifies, represents, warrants and covenants that:

(i)            it is not acting and will not act, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person”, or other banned or blocked person, entity, nation or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control; and

(ii)           it is not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity or nation.

(b)           Indemnity.  Tenant hereby agrees to defend (with counsel reasonably acceptable to Landlord), indemnify and hold harmless Landlord and its agents, contractors and employees from and against any and all Claims arising from or related to any such breach of the foregoing certifications, representations, warranties and covenants.

20.18 Exculpation. If Landlord fails to perform any covenant, term or condition of this Lease upon Landlord’s part to be performed and, as a consequence of such failure, Tenant recovers a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon the execution of such judgment and levy thereon against the right, title and interest of Landlord in the Hotel and out of rent or other income from the Hotel receivable by Landlord or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord’s right, title and interest in the Hotel. Neither Landlord nor any of the partners, beneficiaries, officers, directors, members, venturers, shareholders or affiliated entities of Landlord shall be personally liable for any deficiency except to the extent of their fraudulent acts or omissions. Neither Tenant nor any of the partners, beneficiaries, officers, directors, members, venturers, shareholders or affiliated entities of Tenant shall be personally liable for any judgment recovered by Landlord against Tenant except to the extent of their fraudulent acts or omissions.

20.19 Brokerage. Tenant and Landlord each warrants to the other that it has had no dealings with any broker or agent in connection with this Lease. Tenant and Landlord covenant and agree to pay, hold harmless and indemnify the other from and against any and all Claims for any compensation, commissions and charges claimed by any broker or agent alleging to have dealt with the indemnifying party with respect to this Lease or the negotiation hereof (including, without limitation, the cost of legal fees in connection therewith).

20.20 Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than any payment of Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment of Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy provided for in this Lease or available at law or in equity. Any check purporting to be an accord and satisfaction must be delivered to the address to which notices are to be sent hereunder (with copies to the addresses to which copies of such notices are to be sent) and not to the address for payments.

20.21 Landlord’s Right To Install Items in the Leased Property.  Landlord reserves the right to install, repair, replace and remove (without regard to whether they were placed there before or after the Commencement Date) within and upon the Leased Property such directories, signs, advertising, fixtures, furnishings, displays, equipment, kiosks, booths, stands and similar items as Landlord elects in its sole, absolute and subjective discretion.   Tenant will have no Claim as a result of any such installation, repair, replacement or removal, whether for interference with quiet enjoyment, constructive eviction or otherwise and will not be entitled to any rent abatement as a result thereof.  However, in connection with any such installation, Landlord must use good faith efforts to minimize any adverse impact on the operation of the Leased Property that results therefrom.

20.22  Confidentiality.  Tenant shall not release any public announcement or press release concerning this Lease or the terms hereof without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned, or delayed, except as may be required by any applicable law, rule, or regulation. In the course of conducting the Gaming Operations and operating the Leased Property, Landlord or Tenant may be exposed to trade secrets or other confidential or proprietary information and materials of each other including, but not limited to, information about or identities of customers or guests of Landlord, Tenant or the Hotel (including, without limitation, information relating to the Slot Club or the members or former members thereof) (collectively, “guest information”), gaming information, Standard Operating Procedures (“SOPs”), guest satisfaction surveys, and studies, management guidelines, procedures, operating manuals and software (“Confidential Information”).  Landlord or Tenant agree to hold in confidence and not to disclose any Confidential Information of any other party to this Lease to a third-party during, and for two (2) years after, the term of this Lease or, with respect to guest information only, at anytime after the term of this Lease, except that Landlord or Tenant may use or disclose Confidential Information (a) to each’s employees or others to the extent necessary to render any service contemplated hereunder; (b) to the extent expressly authorized in writing by the party to whom such information belongs; (c) to the extent that at the time of disclosure, such Confidential Information is in the public domain, or after disclosure, enters the public domain other than by breach of the terms of this Lease; (d) is in the possession of a party at the time of disclosure and is not acquired directly or indirectly from the party to whom such information belongs; (e) is subsequently received on a non-confidential basis from a third party having a right to provide such information; or (f) as required by order during the course of a judicial or regulatory proceeding or as required by a governmental authority, provided the non-disclosing party is given adequate notice of and an opportunity to oppose such order or requirement. Landlord or Tenant agree not to photocopy or otherwise duplicate any Confidential Information of another party without the express written consent of such other party.  The Confidential Information shall remain the exclusive property of Landlord or Tenant, as applicable and shall, to the extent in another party’s possession, be returned to the party to whom such information belongs upon termination or expiration of this Lease.  For purposes of this Section 20.22 and notwithstanding any contrary provision of this Lease, all Confidential Information gained or acquired by Tenant during the Term of this Lease in connection with Tenant’s or Landlord’s operations at the Hotel will be the exclusive property of Landlord during and after the Term of this Lease (but subject to Tenant’s right to use such Confidential Information in accordance with this Lease during but not after the Term) and must be returned or delivered to Landlord upon the expiration or termination of this Lease.  Without limiting the foregoing, all copies of any guest information, whether electronic, paper or otherwise, that are in Tenant’s possession (or in the possession of any person under the control of or under common control with Tenant) must be returned to Landlord upon the expiration or termination of this Lease.  Notwithstanding the foregoing, following the termination of this Lease or the expiration of the Term, Tenant may continue using their own SOPs and may continue to observe policies and procedures that were implemented and observed by Tenant prior to such termination, so long as such SOPs, policies and procedures are not disclosed publicly.  In the event of any breach of this provision, Landlord or Tenant, as applicable, shall be entitled to equitable relief, in addition to all other remedies otherwise available at law. This provision shall survive the termination or expiration of this Lease.

22.23       Nonrecourse Intention of the Parties.  Notwithstanding any other provision of this Agreement, it is the intention of the parties hereto that the Leased Property be operated by Tenant using funds from the Gaming Operations or Landlord, as provided herein, and at the expense of Landlord, except as specifically provided herein, and without recourse to Tenant except as to the obligations of Tenant specifically set forth herein.

20.24       Force Majeure.  Landlord or Tenant will be excused for the period of delay in the performance of any of their respective obligations hereunder, except their respective obligations to pay any sums of money due under the terms of this Lease, and shall not be considered in default, when prevented from so performing by any labor disputes, business downturns (including shortage of available labor) caused by renovations of the Hotel, order of governmental authorities not caused by Tenant, civil commotion, war, fire or other casualty, changes (after the date of this Lease) in governmental regulations, statutes, ordinances, restrictions or decrees, acts of God or any circumstance that was beyond the reasonable control of the party claiming that a force majeure event has occurred  (collectively, “Force Majeure Events”).

ARTICLE XXI
WORKING CAPITAL LOAN

On the Commencement Date, and subject to all required Gaming Approvals, Landlord will make a working capital loan to Tenant in an amount equal to the sum of (a) the Cage Cash as of the Cut-Off Time plus (b) One Million and 00/100ths Dollars ($1,000,000.00) (the “Working Capital Loan”). Subject to Applicable Law, Tenant must use any proceeds received from the Working Capital Loan for Tenant Expenses. Tenant may not use the proceeds of the Working Capital Loan for payment of Excluded Expenses.  The Working Capital Loan shall be evidenced by a promissory note in the form and substance attached hereto as Exhibit B (the “Working Capital Note”), bearing interest at a fixed rate equal to ten percent (10%) per annum (the “Working Capital Note Rate”) with monthly payments in arrears on the last day of each calendar month of interest only at the Working Capital Note Rate on the average daily principal balance of the Working Capital Note for such month.  Such payments shall be made from available Net Cash Flow from the Gaming Operations after the payment of Base Rent, the Priority Payment, and the amounts required to be paid pursuant to Sections 4.3(a) and 4.3(b) for the prior month.  If available Net Cash Flow from the Gaming Operations after the payment of Base Rent, the Priority Payment, and the amounts owed under Sections 4.3(a) and (b) in any particular month is inadequate to make such payment on the interest due under the Working Capital Note, Tenant must use any amounts that have been deposited in any reserve account established under the terms of this Lease to make such payments, and if such reserve accounts are also inadequate to make such payment, then Tenant’s failure to pay the amount specified above shall not be a default under this Lease or the Working Capital Note, so long as Tenant pays the amount that is available from Net Cash Flow from the Gaming Operations after the payment of Base Rent, the Priority Payment, the amounts owed under Sections 4.3(a) and (b) and the amount existing in any reserve accounts.  The remaining unpaid balance of the payment will be carried forward (the “Working Capital Note Carry Forward Balance”) and shall be due on the due date for the next installment thereunder on which and to the extent there is sufficient Net Cash Flow to pay both the regularly scheduled payment and to pay all or any part (to the extent of available Net Cash Flow) of the Working Capital Note Carry Forward Balance (together with interest on the Working Capital Note Carry Forward Balance, from the date the applicable payment would have been due but for its being carried forward, at the Working Capital Note Rate).

ARTICLE XXII
CONDITION PRECEDENT

It is a condition precedent to the effectiveness of this Lease and of Landlord’s and Tenant’s obligations hereunder that the closing of the transaction contemplated in the Purchase

Agreement (the “Closing”) occur when provided under the Purchase Agreement (the “Outside Closing Date”).  If the Closing has not occurred by the Outside Closing Date for any reason (including, without limitation, Landlord’s decision not to go forward with the transaction contemplated in the Purchase Agreement) or if the Purchase Agreement is terminated and Landlord has informed Tenant that no further negotiations to re-instate the Purchase Agreement are contemplated, then either party may terminate this Lease upon written notice provided to the other party at any time after the Outside Closing Date or on the date of Landlord’s notice, as applicable, and prior to the Closing and, thereupon, neither party will have any further obligations hereunder.

[BALANCE OF PAGE LEFT BLANK INTENTIONALLY]

IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed as of the day and year first above written.

“Landlord”

HEDWIGS LAS VEGAS TOP TIER, LLC,
a Delaware limited liability company, or its nominee

By:	Hedwigs Las Vegas GP, LLC,
a Delaware limited liability company,
Its Managing Member

	By:	NTH Advisory Group, LLC,
a California limited liability company,
Its Managing Member

	By:	/s/ Richard Bosworth
Name: Richard Bosworth
Title: Managing Member

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

“Tenant”

155 EAST TROPICANA, LLC,
a Nevada limited liability company

By:	/s/ Michael Hessling

Name:	Michael Hessling

Its:	President

EXHIBIT A

SHORTFALL NOTE

US$	Las Vegas, Nevada
, 2007

FOR VALUE RECEIVED, the undersigned promises to pay to the order of HEDWIGS LAS VEGAS TOP TIER, LLC, a Delaware corporation, at c/o 2587 S. Westgate Avenue, Los Angeles, California  90064, or at such other places as the Note holder may designate from time to time, the sum of                                  (US $                 ), in legal tender of the United States, with interest on the unpaid principal balance advanced hereunder at the rates provided below in accordance with the terms hereinafter set forth.

Interest shall be computed on the basis of actual days elapsed in a year of three hundred sixty (360) days and shall be paid on the unpaid principal balance hereof at a fixed rate equal to ten and no/100ths percent (10.00%) per annum, compounded monthly.

This Note shall be payable in monthly installments of principal and interest in accordance with the terms of that certain Casino Operations Lease between Hedwigs Las Vegas Top Tier, LLC, a Delaware corporation, and the undersigned maker hereof dated May 3, 2007 (the “Lease”), commencing on the twentieth-fifth (25th) day of the first full calendar month following the date of this Note and continuing on the same day of each month thereafter to and until the termination or expiration of the Lease or the occurrence of an Event of Default under the Lease or a default under this Note, on which date the entire unpaid principal balance and accrued interest, if any, shall be due and payable in full. Monthly installments shall be adjusted as described in the Lease following any payments of principal or any increase in the principal balance. All payments hereon shall first be applied to accrued interest and the remainder shall be applied to reduction of principal.

The indebtedness evidenced by this Note may be prepaid at any time without penalty. Any prepayments shall be applied first to accrued interest and the balance to principal, and shall not postpone the due date of any subsequent monthly installments or reduce the required amount thereof.

This Note shall be governed and construed in all respects according to the laws of the State of Nevada.

In the event the principal of or interest on this Note, or any part thereof, is not paid when due, at maturity, or upon acceleration, and this Note is placed in the hands of an attorney for collection, the maker hereof, its successors and assigns, will repay on demand all costs and expenses of collection so incurred, including reasonable attorneys’ fees, whether or not suit or legal proceeding is actually commenced for the collection thereof.

If (A) default be made in the payment of this Note or any part thereof at maturity, or in the payment of any installment of principal or interest thereon, when due, and, except as provided in clause (B) below, and such default shall continue for a period of five (5) days after notice thereof is given by the Note holder to the maker hereof, or (B) any default occurs in the payment of this Note or any part thereof at maturity, or in the payment of any installment of principal or interest thereon when due, without any notice, grace or cure period, if within the twelve (12) month period preceding such default maker has been given two (2) or more notices of default under clause (A), or (C) an Event of Default shall occur and be continuing under the terms of that certain Casino Operations Lease between HEDWIGS LAS VEGAS TOP TIER, LLC, and the undersigned maker hereof dated May 3, 2007 (the “Lease”), or (D) the Lease is terminated for any reason or expires according to its terms or otherwise, then the whole sum or sums herein agreed to be paid, shall at the option of the Note holder, become immediately due and payable, without notice, and no omission or delay on the part of the Note holder to exercise such option shall be construed as a waiver of such right. Such option shall be a continuing right and may be exercised as often as any such default occurs.

Presentment, notice of dishonor, and protest are hereby waived by the makers, sureties, guarantors and endorsers hereof.  This Note shall be the joint and several obligation of all makers, sureties, guarantors and endorsers, and shall be binding upon them and their successors and assigns.

This Note may not be modified orally, but only by an agreement in writing and signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

155 EAST TROPICANA, LLC,
a Nevada limited liability company

By:
Its:

EXHIBIT B

WORKING CAPITAL NOTE

US$	Las Vegas, Nevada
, 2007

FOR VALUE RECEIVED, the undersigned promises to pay to the order of HEDWIGS LAS VEGAS TOP TIER, LLC, a Delaware corporation, at c/o 2587 S. Westgate Avenue, Los Angeles, California  90064, or at such other places as the Note holder may designate from time to time, the sum of                            Million Dollars (US $             ), or so much thereof as shall have been advanced in accordance with Article XXI of that certain Casino Operations Lease dated May 3, 2007, between HEDWIGS LAS VEGAS TOP TIER, LLC, and the undersigned Maker of this Note (the “Lease”), in legal tender of the United States, with interest on the unpaid principal balance advanced hereunder at the rates provided below in accordance with the terms hereinafter set forth.

Interest shall be computed on the basis of actual days elapsed in a year of three hundred sixty (360) days and shall be paid on the unpaid principal balance hereof at a fixed rate equal to ten and no/100ths percent (10.00%) per annum, compounded monthly.

This Note shall be payable in monthly installments of all accrued interest only on the first day of each month to and until the termination or expiration of the Lease or the occurrence of an Event of Default under the Lease or under this Note, at which time the entire unpaid principal balance and accrued interest, if any, shall be due and payable in full. All payments hereon shall first be applied to accrued interest and the remainder shall be applied to reduction of principal.

The indebtedness evidenced by this Note may be prepaid at any time without penalty. Any prepayments shall be applied first to accrued interest and the balance to principal, and shall not postpone the due date of any subsequent monthly installments or reduce the required amount thereof.

This Note shall be governed and construed in all respects according to the laws of the State of Nevada.

In the event the principal of or interest on this Note, or any part thereof, is not paid when due, at maturity, or upon acceleration, and this Note is placed in the hands of an attorney for collection, the maker hereof, its successors and assigns, will repay on demand all costs and expenses of collection so incurred, including reasonable attorneys’ fees, whether or not suit or legal proceeding is actually commenced for the collection thereof.

If (A) default be made in the payment of this Note or any part thereof at maturity, or in the payment of any installment of interest thereon, when due, and, except as provided in clause (B), below, such default shall continue for a period of five (5) days after notice thereof is given by the Note holder to the maker hereof, or (B) any default occurs in the payment of this Note or any part thereof at maturity, or in the payment of any installment of interest thereon when due, without any notice, grace or cure period, if within the twelve (12)-month period preceding such default maker has been given two (2) or more notices of default under clause (A), above, or (C) an Event of Default shall occur and be continuing under the terms of that certain Casino Operations Lease between HEDWIGS LAS VEGAS TOP TIER, LLC, and the undersigned maker hereof dated May 3, 2007 (the “Lease”), or (D) the Lease is terminated for any reason or expires according to its terms or otherwise, then the whole sum or sums herein agreed to be paid, shall at the option of the Note holder, become immediately due and payable, without notice, and no omission or delay on the part of the Note holder to exercise such option shall be construed as a waiver of such right. Such option shall be a continuing right and may be exercised as often as any such default occurs.

Presentment, notice of dishonor, and protest are hereby waived by all makers, sureties, guarantors and endorsers hereof. This Note shall be the joint and several obligation of all makers, sureties, guarantors and endorsers, and shall be binding upon them and their successors and assigns.

This Note may not be modified orally, but only by an agreement in writing and signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

155 EAST TROPICANA, LLC,
a Nevada limited liability company

By:
Its:

EXHIBIT 2
Assignment Agreement

ASSIGNMENT AGREEMENT

THIS ASSIGNMENT AGREEMENT (this “Assignment”) is dated                 , 2007 by 155 East Tropicana, LLC, a Nevada limited liability company (hereinafter “155 LLC”), Hedwigs Las Vegas Top Tier, LLC, a Delaware limited liability company (“Hedwigs”), Hooters Gaming Corporation, a Nevada corporation (“HGC”), and Florida Hooters LLC a Nevada limited liability company (“FLH LLC”).

RECITALS

a.             Pursuant to that certain License Agreement dated March 21, 2001, as amended by that Amendment to License Agreement dated April 21, 2004 (collectively the “License Agreement”), entered into between HI Limited Partnership, a Florida limited partnership (“HI LP”) and HGC, HI LP granted to HGC the exclusive license to use the “Hooters Brand” in connection with the conduct of gaming and the operation of a hotel in Nevada, including, a “Hooters” restaurant subject to the receipt of written permission and consent from Las Vegas Wings, Inc., a Nevada corporation (“LVW”), as the franchisee of the rights to operate  Hooters restaurants in Nevada;

b.             Pursuant to that certain Consent Agreement dated on or about July 30, 2004 (as amended, the “LVW Consent”), between HGC and LVW, as amended, LVW granted its consent to the operation of a Hooters restaurant under the License Agreement to HGC, on the terms and conditions set forth in the LVW Consent.  On February 2, 2006, 155 LLC, FLH LLC, HGC and LVW entered into that certain Amendment and Acknowledgment to Consent and Assignment Agreements (the “LVW Consent Amendment”) to clarify and amend certain rights and obligations under the LVW Consent, based upon the terms and conditions set forth in the LVW Consent Amendment.  The LVW Consent together with the LVW Consent Amendment are collectively referred to herein as the “Consent Agreement.”

c.             Pursuant to that certain Assignment Agreement dated on or about July 30, 2004, between HGC and FLH LLC (the “Original FLH Assignment Agreement”), as amended, HGC granted to FLH LLC certain rights to use the Hooters brand, including without limitation, its rights under the Consent Agreement, on goods and services that include those typically offered through and at a hotel casino resort at 115 East Tropicana Avenue, Las Vegas, Nevada 89109 (“Hotel Casino”).  HGC and FLH LLC entered into that certain Amended and Restated Assignment Agreement dated March 9, 2005.

d.             Pursuant to that certain Assignment Agreement dated on or about July 30, 2004, between FLH LLC and 155 LLC (as amended, the “Original 155 Assignment Agreement”), as amended, FLH LLC granted to 155 LLC certain rights to use the Hooters brand including without limitation, its rights under the Consent Agreement, at the Hotel Casino.  FLH LLC and 155 LLC entered into that certain Amended and Restated Assignment Agreement dated March 9, 2005.

e.             Pursuant to that certain Asset Purchase Agreement dated April 30, 2007 between 155 LLC and Hedwigs (the “Asset Purchase Agreement”), 155 LLC desires to sell to Hedwigs and Hedwigs desires to purchase from 155 LLC substantially all of 155 LLC’s assets as well as certain liabilities, including among other things, 155 LLC’s rights and liabilities under the Original 155 Assignment Agreement, as amended, under the terms and conditions more fully set forth herein.

f.              Effective as of the Closing Date (as such term is defined in the Asset Purchase Agreement), 155 LLC desires to assign, and Hedwigs, LLC, desires to accept the assignment, of the rights and liabilities to use the Hooters brand on goods and services at the Hotel Casino as set forth in the Original 155 Assignment Agreement.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.             Recitals.  The above recitals form, constitute and shall be considered a material part of this Assignment.

2.             The Assignment.  Effective as of the Closing Date (the “Effective Date”), 155 LLC hereby irrevocably assigns to Hedwigs all of 155 LLC’s rights and obligations that it has in the Hooters brand and concept pursuant to the Original 155 Assignment Agreement, including without limitation, its rights under the Consent Agreement, all of which are for use solely at the Hotel Casino, and for use worldwide to promote the Hotel Casino.  It is expressly acknowledged that HGC shall retain any and all rights and obligations that HGC has in the Hooters Brand pursuant to the License Agreement for any location other than the Hotel Casino.

3.             Second Amendment and Acknowledgement to Consent and Assignment Agreements.  Simultaneously with the execution of this Assignment, HGC, LVW, FLH LLC, and 155 LLC, amended, and Hedwigs accepted the amendment of, certain rights and obligations under the Consent Agreement as set forth in that certain Second Amendment and Acknowledgment to Consent and Assignment Agreements (the “Second Amendment”).  The terms and conditions set forth in the Second Amendment shall control the rights and obligations of the parties with respect to the Consent Agreement.

4.             The Term.  This Assignment shall be in full force and effect from the Effective Date until the earlier of:  (a) Hedwigs ceases use of the Hooters brand and concept at the Hotel Casino (“Closure”); (b) five years from the Effective Date; or (c) the termination of the License Agreement.  If the Closure of the Hooters branded casino occurs at anytime within 36 months from the Effective Date, Hedwigs shall within 20 days of Closure pay a termination fee to HGC equal to the greater of (y) $2,000,000 or (z) the previous 24 months of royalties (“Termination Fee”).  In the event less than 24 months of royalties are available for the calculation of the Termination Fee, then subsection (z) of the Termination Fee shall be determined by multiplying the prior 12 months of royalties (inclusive of royalties payable prior to the Effective Date) by 2.  Notwithstanding anything contained herein to the contrary, Hedwigs may cease using the Hooters Hotel brand and concept (while continuing to utilize the Hooters brand casino) at anytime without any obligation for the payment of the Termination Fee.    In addition, Hedwigs may cease using the Hooters brand casino by payment of the Termination Fee contemplated hereunder while continuing to maintain the Hooters brand restaurant in accordance with the terms of the Second Amendment.

5.             The Option Term.  As long as this Assignment has not been terminated as set forth herein, and Hedwigs has complied with the terms and conditions of this Assignment, Hedwigs shall have, upon 180 days advance written notice to HGC, the option to extend the Term of this Assignment under subsection (b) above for two additional five-year terms under the same terms and conditions set forth set forth in the Assignment.

6.             Obligations.

A.            Hedwigs hereby accepts all obligations, responsibilities, liabilities and risks that are those of 155 LLC under the Original 155 Assignment Agreement, including, without limitation, all obligations, responsibilities, liabilities and risks regarding any licensing fees, periodic statements, books and records, indemnification, quality of activities, undertakings, and default and termination.

B.            155 LLC and FLH LLC shall be released from any and all obligations and liabilities as they pertain to the Original 155 Assignment Agreement and the Original FLH Assignment Agreement, as such agreements are amended.

C.            155 LLC, FLH LLC and HGC shall be released from any and all obligations and liabilities as they pertain to the Consent Agreement, as amended.

D.            For the limited purpose of the activities surrounding the operation of the Hotel Casino, Hedwigs shall have all of the obligations and liabilities of the Licensee and HGC shall have all the rights of the Licensor under the License Agreement.

7.             License Fees & Consent Fees.  Hedwigs shall pay all fees and other amounts due under the Original 155 Assignment Agreement as if Hedwigs directly assumed all obligations and liabilities thereunder, including but not limited to, those fees due (i) pursuant to the License Agreement, as amended, whereby HI LP is entitled to a license royalty fee of two percent (2%) for any hotel/casino, restaurant operations or any other “Licensed Activity” (as such term is defined in the License Agreement) at the Hotel Casino (“HI LP Fees”), (ii) pursuant to the Original 155 Assignment Agreement, as amended, whereby HGC is entitled to three percent (3%) of all net profits directly earned from conducting gambling as described in Nevada Revised Statuts Section 463.0153 pursuant to a Nevada state gaming license (“Gaming Revenue”), and which utilizes the Hooters brand and concept (“HGC Fees”) and (iii) pursuant to the underlying Consent Agreement, as amended, whereby LVW is entitled to a Consent Fee equal to (a) three percent (3%) of Gross Sales (as such term is defined in the Consent Agreement) of all merchandise bearing the Hooters logo, Hooters Casino Hotel logo or the Hooters name, at any location on or about the Hotel Casino; and (b) four percent (4%) of all other Gross Sales at any location on or about the Hotel Casino (“LVW Fees”) (HI LP Fees, HGC Fees and LVW Fees are collectively referred to as the “Fees”).  The Fees shall forever and irrevocably be paid at anytime that Hedwigs operates a Hooters branded restaurant or sells any Hooters branded food or merchandise at the Hotel Casino.

A.            HI LP Fees.  The HI LP Fees shall be paid and reported in accordance with the terms set forth in the License Agreement.

B.            HGC Fees.

i.              Statement of Gaming Revenue.  Within twenty (30) days after the end of each calendar month included in the Term, Hedwigs shall deliver to HGC a written statement certified by Hedwigs setting forth (a) the amount of Gaming Revenue made during such month; and (b) the HGC Fees due for such month.  If Licensee shall fail to deliver any statement of Gaming Revenue when due and does not cure such failure within ten (10) days after written notice from HGC, in addition to all of HGC’s other rights and remedies hereunder, (y) Hedwigs shall pay to HGC, as additional fees, an amount equal to $100 per day for each day such statement is overdue; and (z) upon not less than ten (10) days prior notice to Hedwigs, HGC shall have the right to cause an audit of all books, records and bank accounts of Hedwigs pertaining to the licensed activities and to prepare the statements which Hedwigs has failed to deliver.

ii.             Records and Audits.  Hedwigs shall keep at the premises or at the home or regional office of Hedwigs, a general ledger, sales receipts, sales records and other supporting documentation for at least one (1) year after the end of the period to which they pertain.  All such documentation shall disclose in detail all information required to permit HGC to verify Hedwigs Gaming Revenue and conform to, and be in accordance with, generally accepted accounting principles consistently applied.  If the documentation Hedwigs is required to maintain is insufficient to permit HGC to verify Gaming Revenue and exclusions therefrom, HGC shall have the right to examine or audit Hedwigs’s books and records.  HGC, its agents and employees shall have the right at any time during normal business hours after not less than ten (10) days’ prior written notice to Hedwigs, to cause an examination or complete audit to be made of the documentation necessary to determine the Gamin Revenue and such other documentation, including, without limitation, bank accounts as HGC shall reasonably require, provided that such examination or audit is made within one year after HGC’s receipt of Hedwigs’ Gaming Revenue statement and such examination or audit is not made more frequently than once per year.  If any audit or examination shall disclose that any statement of Gaming Revenue understates Gaming Revenue for the reporting period (i) to any extent, Hedwigs shall pay to HGC upon demand the resultant deficiency in HGC Fees, together with interest thereon at the rate of 10%; and (ii) to the extent of three percent (3%) or more, Hedwigs shall pay to HGC as additional HGC Fees, upon demand, the cost of the audit or examination including, without limitation, all reasonable travel expenses incurred by HGC in conducting such audit. If any audit is required under this section, or a controversy arises regarding any fees paid pursuant to this instrument, Hedwigs shall retain its books and records until such audit is terminated or controversy is resolved.

iii.            Payment.  The HGC Fees shall be paid within 30 days of the due date of the Statement of Gaming Revenue.  If Hedwigs fails to pay the HGC Fee when due, in addition to all of HGC’s other rights and remedies hereunder, Hedwigs shall pay to HGC, as additional fees, an amount equal to 5% of the HGC Fees then due.

C.            LVW Fees.  The LVW Fees shall be paid and reported in accordance with the terms set forth in the Second Amendment and Acknowledgment to Consent and Assignment Agreements.

8.             Assignment.  Notwithstanding the restriction on the assignment of the Original 155 Assignment Agreement, HGC, FLH LLC and 155 LLC hereby expressly consent to this Assignment.  This Assignment shall not be assignable by Hedwigs in any respect, and shall not inure to the benefit of any third party.  Notwithstanding the foregoing, Hedwigs may assign certain rights hereunder as set forth in the Lease Agreement (as defined in the Asset Purchase Agreement) between 155 LLC and Hedwigs.

9.             Independent Parties.  The parties are independent contractors.  No partnership or joint venture is intended to be created by this Assignment, nor any principal-agent or employer-employee relationship.  Neither party has, and neither party shall attempt to assert, the authority to make commitments for or to bind the other party in any manner whatsoever.  This Assignment does not constitute and shall not be construed as constituting a partnership or joint venture.

11.           Notices.  Notices herein will be delivered and effective as follows:  every notice required or contemplated by this Assignment to be given by either party shall be in writing and may be given by hand delivery, by overnight commercial courier delivery service or Express Mail, by telecopy, or by certified mail return receipt requested, addressed to the party for whom it is intended, at:

If to 155 LLC, HGC or FLH LLC:

107 Hampton Road, Suite 200
Clearwater, Florida 33759
Attn:  Neil Kiefer

If to Hedwigs:

Hedwig Las Vegas Top Tier, LLC
2587 S. Westgate Ave.
Los Angeles, CA 90064
Attention:  Richard Bosworth
Richard@NTHAdvisory.com and HedwigsLV@yahoo.com(email)
(310) 420-6099 (telephone)
(310) 496-3132 (facsimile)

with a copy (which shall not constitute notice) to:

Stoel Rives LLP
111 Sutter Street, Suite 700
San Francisco, CA  94104
Attention:  Alexander Hamilton, Esq.
aehamilton@stoel.com (email)
(415) 617-8954 (telephone)
(415) 676-3000 (facsimile)

Any party may change its address for notice by giving notice to the other party of the change. Any notice under this Assignment shall be deemed delivered on the date of hand delivery; the next business day after delivery to an overnight commercial courier service or to the United States Postal Service for Express Mail for delivery on the next business day; or the date telecopied, if electronic confirmation of delivery is obtained and retained.

12.           Choice of Law, Venue.   This Assignment shall be governed by, and constructed in accordance with, the laws of the State of Nevada applicable to contracts made and to be fully performed in such State without reference to principles of conflicts of laws.  Each party hereto submits to the exclusive jurisdiction of the District Courts of the State of Nevada and the United States District Court for the District of Nevada, for the enforcement of this Assignment, and agrees to service of process by overnight mail.

13.           Remaining Agreement.  Except as amended herein, all terms, conditions and provisions of the Original 155 Assignment Agreement shall remain in full force and effect.

14.           Controlling Document. This Assignment expressly supersedes any and all prior agreements or communications between the parties hereto, whether oral or written, in connection with the subject matter hereof.  In the event of any conflict between any agreement between the parties hereto and this Assignment, the provisions of this Assignment shall control.  This Assignment may not be amended, modified or changed except by a writing executed by both parties hereto.

15.           Partial Invalidity.  In the event that any portion of this Assignment shall be unenforceable in whole or in part, said provision shall be limited or curtailed to the extent necessary to bring it within the requirement of present or future law, and this Assignment shall be construed as if said provision had been incorporated herein as so limited, or as if said provision has not been included herein, as the case may be.

16.           Representation by Counsel - Mutual Negotiation.  Each party has had the opportunity to be represented by counsel of its choice in negotiating this Assignment.  This Assignment shall therefore be deemed to have been negotiated and prepared at the joint request, direction, and construction of the parties, at arm’s length, with the advice and participation of counsel, and will be interpreted in accordance with its terms without favor to any party.  The parties hereto and their respective counsel have reviewed this Assignment, and the normal rule of construction to the effect that any ambiguities in this Assignment are to be resolved against the drafting party are inapplicable to this Assignment.

17.           Compliance with Regulatory Agencies.   Each party specifically acknowledges that the other party may be subject to the gaming and licensing requirements of various jurisdictions and may be obliged to take reasonable efforts to determine the suitability of its business associates.  Each party agrees to cooperate fully with the other party in providing the other party with any information that the requesting party deems necessary or appropriate in assuring itself that the other party possesses the good character, honesty, integrity and reputation applicable to those engaged in the gaming industry, and each party specifically warrants and represents to the other that there is nothing in its background, history, or reputation that would be deemed unsuitable under the standards applicable to the gaming industry. Information provided by either party pursuant to this Assignment shall be kept confidential by the other party to the extent reasonably possible and not used for any purpose other than compliance matters.  If, during the term of this Assignment, either party is notified by any of the Nevada gaming authorities that the conduct of business with the other party (or any of its subsidiaries or affiliates) will jeopardize the first party’s (or any of its subsidiaries’ or affiliates’) license or ability to be licensed, or if either party reasonably concludes that the other party fails to meet the criteria set forth above, this Assignment shall terminate upon written notice (such notice shall provide a detailed explanation as to why the other party fails to meet the criteria set forth above) by the complaining party unless the other party is able, within sixty (60) days of such notice, to cure any such condition to the satisfaction of the applicable Nevada gaming authority.

18.           Force Majeure. Neither party shall be liable for failure to perform or delay in performing any obligation under this Assignment if the failure or delay is caused by any circumstances beyond its reasonable control, including, but not limited to, acts of God, war, civil commotion or industrial dispute (“Force Majeure”). If such delay or failure continues for at least thirty (30) days, the party not subject to the force majeure shall be entitled to terminate this Assignment by notice in writing to the other.

19.           Counterparts.  This Assignment may be executed in any number of counterparts, each of which shall be considered an original, but all of which counterparts shall be deemed to be one and the same document.  Parties may execute this Assignment by signatures obtained through facsimile, and those signatures may be relied upon by the other party as valid as if they were signed in the presence of the other party.

EACH PERSON SIGNING BELOW REPRESENTS THAT HE OR SHE HAS READ THIS ASSIGNMENT IN ITS ENTIRETY, UNDERSTANDS ITS TERMS, IS DULY AUTHORIZED TO EXECUTE THIS ASSIGNMENT ON BEHALF OF THE PARTY INDICATED BELOW BY HIS OR HER NAME, AND AGREES ON BEHALF OF SUCH PARTY THAT SUCH PARTY WILL BE BOUND BY THOSE TERMS.

IN WITNESS WHEREOF, each party has caused this Assignment to be executed on its behalf by a duly authorized representative on the day and year first written above.

[Signature Pages Follow]

155 East Tropicana Avenue, LLC, a Nevada limited liability company

By:	EW Common LLC, a Nevada limited liability company
Its:	Member
	By:	Eastern & Western Hotel Corporation, a Nevada corporation
	Its:	Manager

By:
Michael Hessling

By:	Florida Hooters LLC, a Nevada limited liability company
Its:	Member
	By:	Hooters Gaming LLC, a Nevada limited liability company
	Its:	Member
		By:	HG Casino Management, Inc., a Nevada corporation
		Its:	Manager

By:
Neil Kiefer, President

	By:	Lags Ventures, LLC, a Nevada limited liability company
	Its:	Member

By:
Dave Lageschulte, Sole Member

Florida Hooters LLC, a Nevada limited liability company

By:	Hooters Gaming LLC, a Nevada limited liability company
Its:	Member
	By:	HG Casino Management, Inc., a Nevada corporation
	Its:	Manager

By:
Neil Kiefer, President

By:	Lags Ventures, LLC, a Nevada limited liability company
Its:	Member

By:
Dave Lageschulte, Sole Member

Hooters Gaming Corporation, a Florida corporation

By:
Neil Kiefer, President

Hedwigs Lags Vegas Top Tier, LLC, a Delaware limited liability company

By:	Hedwigs Las Vegas GP, LLC,
a Delaware limited liability company
Its Managing Member

	By:	NTH Advisory Group, LLC
a California limited liability
company
Its managing member

By:
Name: Richard Bosworth
Title: Managing Member

EXHIBIT 3
Second Amendment and Acknowledgement to Consent and Assignment Agreements

SECOND AMENDMENT AND ACKNOWLEDGMENT TO CONSENT AND ASSIGNMENT AGREEMENTS

THIS SECOND AMENDMENT AND ACKOWLEDGMENT TO CONSENT AND ASSIGNMENT AGREEMENTS (the “Second Amendment”) is entered into on this       , day of        , 2007 (the “Effective Date”) by 155 East Tropicana, LLC, a Nevada limited liability company (hereinafter “155 LLC”), Hedwigs Las Vegas Top Tier, LLC, a Delaware limited liability company (hereinafter “Hedwigs”), Florida Hooters, LLC a Nevada limited liability company (hereinafter “FLH LLC”), Hooters Gaming Corporation, a Nevada corporation (hereinafter “HGC”) and Las Vegas Wings, Inc., a Nevada corporation (hereinafter “LVW”).

WHEREAS, pursuant to that certain License Agreement dated March 21, 2001, as amended by that Amendment to License Agreement dated April 21, 2004 (collectively the “License Agreement”), and entered into between HI Limited Partnership, a Florida limited partnership (“HI LP”) and HGC, HI LP granted to HGC the exclusive license to use the “Hooters Brand” in connection with the conduct of gaming and the operation of a hotel in Nevada, including, a “Hooters” restaurant subject to the receipt of written permission and consent from LVW as the franchisee of the rights to operate  Hooters’ restaurants in Nevada;

WHEREAS pursuant to that certain Consent Agreement dated July 30, 2004 (the “Consent Agreement”), between HGC and LVW, LVW granted its written permission and consent  to HGC to use the Hooters restaurant concept at the Hotel Casino based upon the terms and conditions set forth in the Consent Agreement;

WHEREAS pursuant to that certain Assignment Agreement dated July 30, 2004 (the “Assignment Agreement”) between HGC and FLH LLC, HGC among other things, assigned its rights and obligations under the Consent Agreement to FLH LLC based upon the terms and conditions set forth in the Consent Agreement;

WHEREAS pursuant to that certain Operating Agreement of 155 LLC (the “Operating Agreement”), as part of FLH LLC’s Initial Capital Contribution to 155 LLC, FLH LLC assigned its rights under the Assignment Agreement to 155 LLC;

WHEREAS pursuant to that certain Amendment and Acknowledgment to Consent and Assignment Agreements dated February 2, 2006 (“Amendment”), the parties clarified and amended, under certain circumstances, the meaning and application of Gross Sales, as applied to the payment of the Consent Fee, based upon the terms and conditions set forth in the Amendment (the Consent Agreement, Assignment Agreement, Operating Agreement and Amendment shall be collectively referred to as the “Agreements”); and

WHEREAS, pursuant to that certain Asset Purchase Agreement dated April 30, 2007 (the “Asset Purchase Agreement”) between 155 LLC and Hedwigs, 155 LLC desires to sell to Hedwigs and Hedwigs desires to purchase from 155 LLC substantially all of 155 LLC’s assets and certain liabilities, including among other things, 155 LLC’s rights and liabilities under the Assignment Agreement under the terms and conditions more fully set forth herein;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.             Recitals.  The above recitals form, constitute and shall be considered a material part of this Amendment.

2.             Defined Terms.  Except as otherwise defined herein, all capitalized terms in this Second Amendment shall have the same meaning that was given to such terms in the Agreements.

3.             Restriction.  The definition of Restriction, as defined in the Consent Agreement, shall be deleted in its entirety and replaced as follows:

Restriction.  LVW agrees that during the term of this Consent, if LVW, or any other operator, operates a Hooters restaurant concept within the area known as the Las Vegas Strip (as defined below) then this Consent may be terminated by HGC, or its assignee, without any obligation for the payment of the Termination Fee (as defined herein).  HGC, or its assignee, shall have no other rights, remedies or claim to damages.  For purposes of this Consent, “Las Vegas Strip” shall mean that area of Clark County, Nevada to the east of Decatur Boulevard, south of the Las Vegas 93/95 Expressway, north of Blue Diamond Road and west of Maryland Parkway.

4              The Term.  The definition of The Term, as defined in the Consent Agreement, shall be deleted in its entirety and replaced as follows:

The Term.  This Consent shall be in full force and effect from the Effective Date until the earlier of:  (a) HGC, or HGC’s assignee, ceases use of the Hooters restaurant concept at the Hotel Casino (“Closure”) (Closure shall not include any renovation or remodel caused by the destruction of the Hooters restaurant, so long as HGC, or HGC’s assignee, timely completes such work and upon completion timely re-opens the Hooters restaurant); (b) five years from the Closing Date, as such term is defined in the Asset Purchase Agreement; or (c) the termination of the License Agreement.  If the Closure occurs at anytime within 36 months from the Closing Date, HGC or HGC’s assignee, shall within 20 days of Closure pay a termination fee to LVW equal to the greater of (y) $1,000,000 or (z) the previous 24 months of royalties (“Termination Fee”).  In the event less than 24 months of royalties are available for the calculation of the Termination Fee, then subsection (z) of the Termination Fee shall be determined by multiplying the prior 12 months of royalties by 2.  In any event, the Consent Fees set forth in this Consent shall forever and irrevocably be paid to LVW (regardless of LVW’s ongoing status as a franchisee of the rights to operate Hooters’ restaurants in Nevada) at anytime that HGC, or its assigns, operates a Hooters branded restaurant or sells any Hooters branded food or merchandise at the Hotel Casino.

The Option Term.  As long as this Consent has not been terminated as set forth herein, and HGC, or HGC’s assignee, has complied with the terms and conditions of this Consent, HGC, or HGC’s assignee, shall have, upon 180 days advance written notice to LVW, the option to extend the Term of this Consent under subsection (b) above for two additional five-year terms under the same terms and conditions set forth set forth in the Consent.

5.             Consent Fees.  The definition of Consent Fees, as defined in the Amendment, shall be deleted in its entirety and replaced as follows:

Consent Fees.  HGC or HGC’s assignees that use the Hooters restaurant concept for restaurant services at the Hotel Casino, shall forever and irrevocably pay to LVW a fee equal to:  (i) three percent (3%) of Gross Sales (as such term is defined on Exhibit “A” attached hereto and incorporated herein by reference) of all merchandise bearing the Hooters logo, Hooters Casino Hotel logo or the Hooters name, at any location on or about the Hotel Casino; and (ii) four percent (4%) of all other Gross Sales (as such term is defined on Exhibit “A” attached hereto and incorporated herein by reference) at any location on or about the Hotel Casino (collectively referred to as the “Consent Fee”).  The Consent Fee shall be paid within 30 days of the due date of the Statement of Gross Sales (as defined in Exhibit “A”).  If HGC or HGC’s assignees fails to pay the Consent Fee when due, in addition to all of LVW’s other rights and remedies hereunder, HGC or HGC’s assignees shall pay to LVW, as additional fees, an amount equal to the greater of (i) 3% of the Consent Fee then due or (ii) $100 per day for each day the payment is overdue.

6.             Hooters’ Image.  The following provision shall be added to the Consent Agreement:

Control of Hooters’ Image.  The restaurant and services provided by HGC or HGC’s assignee(s) shall be of a high quality which is objectively comparable to the current establishment and operations of other Hooters restaurants operated by the principals of LVW.  In addition to any other rights provided herein, LVW shall have the right to protect the Quality of Activities as set forth in Section XI of the License Agreement:  Any such assignee must comply with such requirements as if such assignee is the Licensee and LVW is the Licensor under the License Agreement.  If the quality of the restaurant(s), bars, merchandise or other hospitality businesses offered or operated under this Consent falls below such quality, then HGC or HGC’s assignee(s) shall use its best efforts to restore such quality.  In the event that HGC or HGC’s assignee(s) has not taken appropriate steps to restore such quality within thirty (30) days after receiving written notification from LVW, LVW shall have the right to terminate the Consent and require that HGC or HGC’s assignee(s) cease using the the Hooters restaurant concept at the Hotel Casino, which includes the sale of Hooters merchandise and all other ancillary rights related thereto.

Inspection.  HGC or HGC’s assignee(s) agrees to permit LVW or its representative to inspect the facilities where the restaurants, bars, merchandise or other hospitality businesses offered or operated under this Consent are located, provided  such inspection is during regular business hours, and does not unreasonably disrupt HGC or HGC’s assignee(s) business.

7.             Default.  The following provision shall be added to the Consent Agreement:

Event of Default.  The following events shall be and events of default by HGC, or HGC’s assignee, under this Consent (“Event of Default”):

(A)          HGC, or HGC’s assignee, shall fail to pay when due any Consent Fee or any other obligation under this Consent involving the payment of money and such failure continues for a period of ten (10) days after notice from LVW;

(B)           HGC, or HGC’s assignee shall fail to comply with any term, provision or covenant of this consent, other than as described in subsection (a) above, and shall not cure such failure within thirty (30) days after written notice thereof to HGC, or HGC’s assignee, provided that if the failure is not capable of being cured within said thirty (30) day period and HGC, or HGC’s assignee has commenced such cure within such period and diligently pursues completion then the time for such cure shall be extended accordingly; and

(C)           HGC, or HGC’s assignee, shall file a petition seeking relief, or a petition seeking an order for relief is filed under any section or chapter of title 11 of the united states code, as amended, or under any similar law or statute of the united states or any state thereof; or HGC, or HGC’s assignee shall be adjudged bankrupt or insolvent in proceedings.

Remedies.  Upon the occurrence of any Event of Default, LVW shall have the option to pursue any right or remedy as otherwise set forth in this Consent, and/or any right or remedy available at law or in equity, and/or any one or more of the following remedies:

(A)          HGC’s or HGC’s assignee shall be obligated to reimburse LVW for the damages suffered by LVW as a result of the occurrence of the Event of Default, and LVW may pursue a monetary recovery from HGC, or HGC’s assignee; and

(B)           LVW may terminate this Consent, in which event HGC or HGC’s assignee(s) shall immediately cease using the Hooters restaurant concept at the Hotel Casino, which includes the sale of Hooters merchandise and all other ancillary rights related thereto.

8.             Remaining Agreement.  Except as amended herein, all terms, conditions and provisions of the Consent Agreement and Assignment Agreement shall remain in full force and effect.

9.             Second Amendment Controls.  In the event of any conflict between any Agreement and this Second Amendment, the provisions of this Second Amendment shall control.

10.           Representation by Counsel - Mutual Negotiation.  Each party has had the opportunity to be represented by counsel of its choice in negotiating this Second Amendment.  This Second Amendment shall therefore be deemed to have been negotiated and prepared at the joint request, direction, and construction of the parties, at arm’s length, with the advice and participation of counsel, and will be interpreted in accordance with its terms without favor to any party.  The parties hereto and their respective counsel have reviewed this Second Amendment, and the normal rule of construction to the effect that any ambiguities in this Second Amendment are to be resolved against the drafting party are inapplicable to this Second Amendment.

11.           Counterparts.  This Second Amendment may be executed in any number of counterparts, each of which shall be considered an original, but all of which counterparts shall be deemed to be one and the same document.  The parties may execute this agreement by signatures obtained through facsimile, and those signatures may be relied upon by the other party as valid as if they were signed in the presence of the other party.

EACH PERSON SIGNING BELOW REPRESENTS THAT HE OR SHE HAS READ THIS SECOND AMENDMENT IN ITS ENTIRETY, UNDERSTANDS ITS TERMS, IS DULY AUTHORIZED TO EXECUTE THIS SECOND AMENDMENT ON BEHALF OF THE PARTY INDICATED BELOW BY HIS OR HER NAME, AND AGREES ON BEHALF OF SUCH PARTY THAT SUCH PARTY WILL BE BOUND BY THOSE TERMS.

IN WITNESS WHEREOF, each party has caused this Second Amendment to be executed on its behalf by a duly authorized representative on the day and year first written above.

155 East Tropicana, LLC	Florida Hooters, LLC

By:	By:

Name/Title:	Name/Title:

Date:	Date:

Hooters Gaming Corporation	Las Vegas Wings, Inc.

By:	By:

Name/Title:	Name/Title:

Date:	Date:

Acknowledged and Agreed to:

Hedwigs Las Vegas Top Tier, LLC

By:	Hedwigs Las Vegas GP, LLC,
a Delaware limited liability company
Its Managing Member

	By:	NTH Advisory Group, LLC
a California limited liability
company
Its managing member

By:
Name: Richard Bosworth
Title: Managing Member

EXHIBIT 4
Assignment and Acknowledgement to Mark License Agreement

ASSIGNMENT AND ACKNOWLEDGMENT TO MARK LICENSE AGREEMENT

THIS ASSIGNMENT AMENDMENT AND ACKOWLEDGEMENT TO MARK LICENSE AGREEMENT (“Amendment”) is entered into on this               day of                       , 2007 (the “Effective Date”) by 155 East Tropicana, LLC, a Nevada limited liability company (hereinafter “155 LLC”), Lags Ventures, Inc., a Florida limited liability corporation (hereinafter “Lags”), and Hedwigs Las Vegas Top Tier, LLC, a Delaware limited liability corporation (hereinafter “Hedwigs”).

WHEREAS pursuant to that certain “Amended and Restated Mark License Agreement” dated March 9, 2005 between Florida Hooters, LLC a Nevada limited liability company (FLH LLC) and Lags, Lags granted its written permission and consent to FLH LLC to use the marks “DAN MARINO’S FINE FOOD & SPIRITS” and “MARTINI BAR” (operated in conjunction with Dan Marino’s Fine Food & Spirits) along with certain logos for restaurant services, restaurant merchandise and gift merchandise related thereto (the “Marks”) based upon the terms and conditions set forth in the Mark License Agreement;

WHEREAS, pursuant to that certain Assignment Agreement dated on or about July 30, 2004, between FLH LLC and 155 LLC (“Assignment Agreement”), as amended, FLH LLC granted to 155 LLC certain rights to use the Marks at the Hotel Casino.  FLH LLC and 155 LLC entered into an Amended and Restated Assignment Agreement dated March 9, 2005.

WHEREAS pursuant to that certain Amendment and Acknowledgment to Mark License Agreement dated February 2, 2006 (“Amendment”) the parties clarified and amended, under certain circumstances the Gross Sales, as applied to the payment of the Consent Fee.

WHEREAS, pursuant to that certain Asset Purchase Agreement dated April 30, 2007 (“Asset Purchase Agreement”) between 155 LLC and Hedwigs, 155 LLC desires to sell to Hedwigs and Hedwigs desires to purchase from 155 LLC substantially all of 155 LLC’s assets and certain liabilities, including among other things, 155 LLC’s rights and liabilities under the Mark License Agreement under the terms and conditions more fully set forth herein;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.             Recitals.  The above recitals form, constitute and shall be considered a material part of this Amendment.

2.             Defined Terms.  Except as otherwise defined herein, all capitalized terms in this Assignment shall have the same meaning that was given to such terms in the Mark License Agreement, the Amendment or Asset Purchase Agreement, as the case may be.

3.             The Assignment.  Subject to the Closing, 155 LLC hereby irrevocably assigns to Hedwigs all of 155 LLC’s rights and obligations that it has in the Marks pursuant to the Mark License Agreement and Assignment Agreement, all of which are for use solely at the Hotel Casino, and for use worldwide to promote the Marks and the Casino.  Licensor hereby consents to this Assignment.

4              The Term.  The following shall be added to the definition of the Term, as set forth in paragraph 3 of the Mark License Agreement:

Notwithstanding anything contained herein to the contrary, upon 10 days written notice to Licensor, Licensee may terminate this Agreement at anytime.

5.             Mark License Fees.  Hedwigs acknowledges and agres that the Mark License Fees shall not be subject to subordination or deferral.

6.             Default.  The following provision shall be added to the Mark License Agreement:

Event of Default.  The following events shall be and events of default by Hedwigs (“Event of Default”):

(A)          Hedwigs shall fail to pay when due any Consent Fee or any other obligation under this Consent involving the payment of money and such failure continues for a period of five (5) days after notice from Licensor;

(B)           Hedwigs shall fail to comply with any term, provision or covenant of this consent, other than as described in subsection (a) above, and shall not cure such failure within fifteen (15) days after written notice thereof to Hedwigs provided that if the failure is not capable of being cured within said fifteen (15) day period and Hedwigs has commenced such cure within such period and diligently pursues completion then the time for such cure shall be extended accordingly; and

(C)           Hedwigs shall file a petition seeking relief, or a petition seeking an order for relief is filed under any section or chapter of title 11 of the united states code, as amended, or under any similar law or statute of the united states or any state thereof; or Hedwigs shall be adjudged bankrupt or insolvent in proceedings.

Remedies.  Upon the occurrence of any Event of Default, Licensor shall have the option to pursue any right or remedy as otherwise set forth in this Agreement, and/or any right or remedy available at law or in equity, and/or any one or more of the following remedies:

(A)          Hedwigs shall be obligated to reimburse Licensor for the damages suffered by Licensor as a result of the occurrence of the Event of Default, and Licensor may pursue a monetary recovery from Hedwigs; and

(B)           Licensor may terminate this Consent, in which event Hedwigs shall immediately cease using the Marks at the Hotel Casino, which includes the sale of merchandise and all other ancillary rights related thereto.

7.             Remaining Agreement.  Except as amended herein, all terms, conditions and provisions of the Consent Agreement and Assignment Agreement shall remain in full force and effect.

8.             Assignment Controls.  In the event of any conflict between any Agreement and this Assignment, the provisions of this Assignment shall control.

9.             Representation by Counsel - Mutual Negotiation.  Each party has had the opportunity to be represented by counsel of its choice in negotiating this Second Amendment.  This Second Amendment shall therefore be deemed to have been negotiated and prepared at the joint request, direction, and construction of the parties, at arm’s length, with the advice and participation of counsel, and will be interpreted in accordance with its terms without favor to any party.  The parties hereto and their respective counsel have reviewed this Second Amendment, and the normal rule of construction to the effect that any ambiguities in this Second Amendment are to be resolved against the drafting party are inapplicable to this Second Amendment.

10.           Counterparts.  This Second Amendment may be executed in any number of counterparts, each of which shall be considered an original, but all of which counterparts shall be deemed to be one and the same document.  The parties may execute this agreement by signatures obtained through facsimile, and those signatures may be relied upon by the other party as valid as if they were signed in the presence of the other party.

EACH PERSON SIGNING BELOW REPRESENTS THAT HE OR SHE HAS READ THIS SECOND AMENDMENT IN ITS ENTIRETY, UNDERSTANDS ITS TERMS, IS DULY AUTHORIZED TO EXECUTE THIS SECOND AMENDMENT ON BEHALF OF THE PARTY INDICATED BELOW BY HIS OR HER NAME, AND AGREES ON BEHALF OF SUCH PARTY THAT SUCH PARTY WILL BE BOUND BY THOSE TERMS.

IN WITNESS WHEREOF, each party has caused this Second Amendment to be executed on its behalf by a duly authorized representative on the day and year first written above.

[Signature Page Follows]

155 East Tropicana, LLC

By:

Name/Title:

Date:

Lags Ventures, Inc.

By:

Name/Title:

Date:

HEDWIGS LAS VEGAS TOP TIER, LLC,
a Delaware limited liability company

By:	Hedwigs Las Vegas GP, LLC,
a Delaware limited liability company
Its Managing Member

	By:	NTH Advisory Group, LLC
a California limited liability
company
Its managing member

By:
Name: Richard Bosworth
Title: Managing Member

EXHIBIT 5
Escrow Agreement

ESCROW AGREEMENT

ESCROW AGREEMENT dated as of                  , 200     (this “Agreement”), by and among 155 East Tropicana, LLC, a Nevada limited liability company,(“Seller”), Hedwigs Las Vegas Top Tier, LLC, a Delaware limited liability company (“Purchaser”),  and,  First American Title Insurance Company , a national banking association (“Escrow Agent”).

Purchaser and Seller have entered into an Asset Purchase Agreement (the “Purchase Agreement”), pursuant to which Purchaser will acquire from Seller certain of Seller’s assets.

The parties contemplate the establishment of an escrow arrangement to provide for the holding and later distribution of the Deposit, as provided for herein.

Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings given to them in the Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1.             ESTABLISHMENT AND ADMINISTRATION OF ESCROW.

1.1           Deposit.    If and when required by Section 4.21 of the Purchase Agreement, Purchaser shall deliver to the Escrow Agent $2,000,000 in cash (the “Initial Deposit”).  From time to time thereafter, Purchaser may make additional cash deliveries to the Escrow Agent as provided in the Purchase Agreement (“Supplemental Deposits”).  The Initial Deposit and any and all Supplemental Deposits are herein referred to, collectively, as the “Deposit”).  The Deposit, as constituted from time to time, shall be held in escrow in accordance with this Agreement. The Escrow Agent shall place the Deposit in a segregated account (the “Escrow Account”). The Deposit shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party hereto. The Escrow Agent agrees to accept delivery of the Deposit and to hold the Deposit in the Escrow Account, upon the terms and conditions of this Agreement.

1.2           Appointment.       Purchaser and Seller hereby appoint the Escrow Agent to serve as agent for the purpose of holding and distributing the Deposit upon the terms and conditions set forth in this Agreement, and the Escrow Agent accepts such appointment subject to the terms and conditions of this Agreement.

1.3           Permitted Investments.   So long as the Deposit is held by the Escrow Agent, such funds shall be invested by the Escrow Agent in the permitted investments listed on Exhibit A in accordance with instructions delivered in writing to the Escrow Agent by Purchaser. The Escrow Agent shall send periodic statements in reasonable detail to Purchaser and Seller of the value, by investment, of the Deposit, and of all transactions affecting the amounts in the Escrow Account.

1.4           Interest and Dividends.   The Deposit shall be increased from time to time by any and all interest and dividends accrued and paid thereon from the time or times of deposit in the Escrow Account (after payment of expenses incurred in connection with the investment, reinvestment or sale thereof) pursuant to this Section 1, all of which shall be held in the Escrow Account and be considered part of the Deposit.

2.             ADMINISTRATION OF THE DEPOSIT.

2.1           Closing.   In the event of Closing and at such time as Purchaser and Seller deliver to Escrow Agent joint written instructions to that effect, Escrow Agent shall promptly deliver to Seller the Deposit plus the interest and investment income deposited in the Escrow Account in accordance with Section 1 attributable to the Deposit.

2.2           Termination.  Except as provided in Section 2.4, in the event the Purchase Agreement is terminated and Purchaser and Seller deliver to Escrow Agent joint written instructions to that effect, Escrow Agent shall promptly (a) deliver to Seller that portion of the Deposit not included in clause (b) of this Section 2.3 and (b) deliver to Purchaser all interest and investment income deposited in the Escrow Account in accordance with Section 1 attributable to the Deposit.

2.3           Termination Upon Major Breach.  Notwithstanding anything to the contrary in Section 2.2, if, at the time of termination of the Purchase Agreement, there exists a Major Breach and Purchaser and Seller deliver to Escrow Agent joint written instructions to that effect, Escrow Agent shall promptly deliver the Deposit to Purchaser.   For the purpose of this Section 2.3, a Major Breach is a breach of any representation, warranty, covenant or other agreement in the Asset Purchase Agreement if, but only if, as a result of such breach, either (i) Purchaser would not upon Closing, obtain title to substantially all of the Purchased Assets or (ii) the value of the Purchased Assets less the cost of all Assumed Liabilities would be reduced by $5 million or more.

2.4           Disagreement as to Existence of Major Breach.  If Purchaser and Seller do not agree on whether a Major Breach exists, the matter shall be referred to an independent arbitrator selected by the parties (or if the parties cannot agree on an independent arbitrator, by a Las Vegas Court to which either party may apply for that purpose) and the decision of such arbitrator shall be final and binding on Purchaser and Seller and Purchaser and Seller agree that the Escrow Agent may conclusively rely on the determination of the arbitrator with respect to the existence or lack thereof of a Major Breach.  The cost of any such arbitrator shall be borne by the party whose position is not upheld by the arbitrator.

2.5           Action of Escrow Agent in the Event of an Objection or Dispute. In the event of conflicting instructions from Seller and Purchaser under Section 2.2 or 2.3 of this Agreement, or of an objection by one party to the instructions given to the Escrow Agent by the other party, Escrow Agent shall promptly notify Purchaser and Seller of such conflicting instructions and provide complete copies thereof to Purchaser and Seller.  The Escrow Agent shall make no distribution of any of the Deposit unless and until Escrow Agent receives a letter executed jointly by Purchaser and Seller setting forth instructions as to such disposition or distribution, in which case Escrow Agent shall then promptly act in accordance with such letter of instructions.

3.             TERMINATION.   This Agreement shall terminate on the final distribution and release of the last of the Deposit held by the Escrow Agent in accordance with this Agreement.

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4.             INDEMNITY; PERFORMANCE; LIMITATION OF LIABILITY OF ESCROW AGENT.

4.1           Exculpation of Escrow Agent.  Purchaser and Seller acknowledge and agree that the Escrow Agent (i) shall not be responsible for performance of any obligations under any of the other agreements referred to hereby, including the Purchase Agreement, but shall only be obligated for the performance of such duties as are specifically set forth in this Agreement; (ii) shall not be obligated to take any legal or other action hereunder which might in its reasonable judgment involve any expense or liability on its part unless it shall have been furnished with acceptable indemnification; (iii) shall be entitled to rely on any document reasonably believed by it to be genuine and correct and to have been signed or sent by the proper person or persons or on other evidence or information deemed by it to be reliable and shall have no responsibility for determining the accuracy thereof; (iv) shall have no responsibility whatsoever with respect to the undertakings of any other party hereto or to any notice or undertakings of anyone not a party hereto; and (v) may consult counsel reasonably satisfactory to it, including in-house counsel, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion of such counsel.

4.2           Indemnification of Escrow Agent.  Purchaser and Seller jointly and severally agree to indemnify and hold harmless the Escrow Agent and each of its directors, officers, employees and agents appointed and acting in accordance with this Agreement (collectively, the “Escrow Indemnified Parties”) against all claims, losses, damages, costs, penalties, fines and reasonable expenses (including reasonable expenses of the Escrow Agent’s legal counsel) which may be paid, incurred or suffered by any Escrow Indemnified Party by reason of or as a result or in connection with the Escrow Agent’s execution of, and performance of, its duties set forth in this Agreement, or any written instructions delivered to the Escrow Agent by the parties pursuant hereto, except to the extent that any such claim, loss, damage, cost, penalty, fine or expense results from fraud, gross negligence, willful misconduct or bad faith on the part of such Escrow Indemnified Party. In no event shall the Escrow Agent be liable for indirect, punitive, special or consequential damages. In no case shall Purchaser or Seller be liable under this indemnity for any claim against any of the Escrow Indemnified Parties unless Purchaser and Seller shall be notified by the Escrow Agent of the written assertion of a claim or of any action commenced against the Escrow Indemnified Parties, promptly after a Responsible Officer (as defined below) of the Escrow Agent shall have received any such written assertion of a claim or shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim. As used herein, “Responsible Officer” shall mean an officer of the Escrow Agent assigned to and working in its [Corporate Trust Department]. Purchaser and Seller shall be entitled to participate at their own expense in the defense and, if Purchaser and Seller so elect at any time after receipt of such notice, Purchaser and Seller may assume the defense of any suit brought to enforce any such claim. The Escrow Agent shall have the right but shall be under no obligation to employ separate counsel in any such suit and participate in the defense thereof. As between Purchaser and Seller, to the extent that there is any liability for obligations to the Escrow Agent under this paragraph, Purchaser and Seller may apportion such liabilities as agreed by Purchaser and Seller.

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4.3           Survival.  The exculpation and indemnification set forth in Sections 4.1 and 4.2 shall survive the termination of (and any resignation or removal of the Escrow Agent under) this Agreement.

4.4           Sub-Agents.  The Escrow Agent shall have not more or less responsibility or liability on account of any action or omission of any book-entry depository or subescrow agent employed by the Escrow Agent than any such book-entry depository or subescrow agent has to the Escrow Agent, except to the extent that such action or omission of any book-entry depository or subescrow agent was caused by the Escrow Agent’s own fraud, gross negligence, bad faith or willful misconduct.

4.5           No Action Required.  It is further agreed that if any controversy arises between the parties hereto or with any third person with respect to the Deposit or any part of the subject matter of this Agreement, its terms or conditions, the Escrow Agent shall not be required to determine the same or take any action in respect of such controversy, but may await the settlement of any such controversy by final appropriate legal proceedings or otherwise as it may require, notwithstanding anything in this Agreement to the contrary, and in such event the Escrow Agent shall not be liable for interest or damages. The Escrow Agent shall not be obliged to institute or defend any legal proceedings which relate to the Deposit.

4.6           No Third Party Liability.  The Escrow Agent shall have no liability for any action or omissions of any other party, or any failure or delay by any other party in performing or observing its duties hereunder (including without limitation any failure or delay by Purchaser or Seller in any instance which prevents or impairs the performance by the Escrow Agent in accordance with the terms hereof).

5.             RESIGNATION; REMOVAL; SUCCESSOR.

5.1           Resignation.  The Escrow Agent may resign as escrow agent under this Agreement and thereby become discharged from the obligations hereby created, by notice in writing given to Purchaser and Seller not less than 30 days before such resignation is to take effect.

5.2           Removal.  The Escrow Agent may be removed at any time by an instrument or concurrent instruments in writing delivered to the Escrow Agent and signed by both Purchaser and Seller.

5.3           Successor.  If at any time after the date of this Agreement the Escrow Agent shall give notice of its resignation pursuant to Section 5.1 hereof, shall be removed pursuant to Section 5.2 hereof, or shall be dissolved or otherwise become incapable of acting, or the position of the Escrow Agent shall become vacant for any other reason, Purchaser and Seller shall promptly appoint a mutually acceptable successor Escrow Agent. Upon such appointment such successor shall execute, acknowledge and deliver to its predecessor, and also to Purchaser and Seller an instrument in writing accepting such appointment hereunder and agreeing to be bound by the terms and provisions of this Agreement. Thereupon such successor Escrow Agent, without any further act, shall become fully vested with all the rights, immunities, and powers, and shall be subject to all of the duties and obligations of its predecessor and such predecessor

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Escrow Agent shall promptly deliver the Deposit to such successor pursuant to written instructions from Purchaser or Seller.

5.4           Deposit Into Court.  In the event that a successor Escrow Agent has not been appointed within 30 days of the date of any such resignation, removal, dissolution, incapacity or vacancy, the Escrow Agent or its legal representative may deposit the Deposit with the clerk of a court of competent jurisdiction and shall interplead all of the parties hereto. Upon so depositing such property and filing its pleading, this Agreement shall terminate as to the Escrow Agent.

5.5           Survival.  In the event the Escrow Agent is merged or consolidated with any other entity, and as a result thereof the Escrow Agent ceases to exist as a separate entity, or the Escrow Agent sells substantially all of its corporate trust business (including the escrows contemplated by this Agreement) to another entity, then such surviving entity, without any further act shall become fully vested with all the rights, immunities, and powers, and shall be subject to all of the duties and obligations of the Escrow Agent.

6.             FEES AND EXPENSES.  Purchaser shall pay to the Escrow Agent reasonable compensation for its normal services hereunder in accordance with the fee schedule attached hereto as Exhibit B and shall reimburse the Escrow Agent hereunder for all reasonable expenses, disbursements and advances incurred or made by the Escrow Agent in performance of its duties hereunder (including reasonable fees, expenses and disbursements of its counsel), it being understood that Seller shall promptly reimburse one-half of such fees and expenses by payment to Purchaser.

7.             NOTICES.  All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given when (i) delivered by hand (with written confirmation of receipt), (ii) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (iii) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

If to Seller: 155 East Tropicana, LLC. 115 East Tropicana Avenue Las Vegas, Nevada 89109 Attn: Michael Hessling hessling@hooterslv.com (email) (702) 739-9000 (telephone) (702) 739-7783(facsimile)

Copy to:

Kummer Kaempfer Bonner Renshaw & Ferrario

3800 Howard Hughes Parkway, 7th Floor

Las Vegas, NV 89169

Attn:  Sherwood Cook

scook@kkbrf.com (email)

(702) 792-7000 (telephone)

(702) 769-9181 (facsimile)

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If to Purchaser:	Copy to:

Hedwig Las Vegas Top Tier, LLC

2587 S. Westgate Ave.
Los Angeles, CA 90064

Attention:  Richard Bosworth
Richard@NTHAdvisory.com and HedwigsLV@yahoo.com(email)
(310) 420-6099 (telephone)
(310) 496-3132 (facsimile)

Stoel Rives LLP 111 Sutter Street, Suite 700 San Francisco, CA 94104 Attention: Alexander Hamilton, Esq. aehamilton@stoel.com (email) (415) 617-8954 (telephone) (415) 676-3000 (facsimile)

If to Escrow Agent:

First American Title Insurance Company
135 Main Street, 12th Floor
San Francisco, CA 94105
Attn.: Ms. Heather Kucala

8.             COUNTERPARTS; FACSIMILE.  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original and all of which, when taken together, will be deemed to constitute one and the same agreement. This Agreement may be executed by facsimile, with such facsimile copy to serve as conclusive evidence of the consent and ratification of the matters contained herein by the parties hereto.

9.             SECTION HEADINGS; CONSTRUCTION.  The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.”

10.           WAIVER.  The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.  To the maximum extent permitted by applicable law, (i) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party, (ii) no waiver that may be given by a party will be applicable except in the specific instance for which it is given and (iii) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

11.           EXCLUSIVE AGREEMENT; MODIFICATION; ASSIGNMENT. This Agreement and the Purchase Agreement (with respect to all parties except the Escrow Agent, which is not a party to the Purchase Agreement) supersede all prior agreements between the parties with respect to their subject matter and constitute (along with the documents referred to in this Agreement and the Purchase Agreement) a complete and exclusive statement of the terms of the respective

6

agreements between the parties to such documents with respect to the subject matter hereof.  The Escrow Agent’s duties are set forth in this Agreement only, and the Escrow Agent has no duty to inquire into the terms of the Purchase Agreement. This Agreement may not be amended except by a written agreement executed by or on behalf of Purchaser, Seller and the Escrow Agent. This Agreement may not be assigned by Seller without Purchaser’s prior written consent, nor by Purchaser without Seller’s prior written consent. This Agreement shall inure to the benefit of the parties and their respective successors and permitted assigns.

12.           GOVERNING LAW.  This Agreement shall be governed by and construed in accordance with, the laws of the State of Nevada, without regard to any conflicts of law principles thereof.

13.           MISCELLANEOUS.

13.1         Authority to Return Funds.  It is understood and agreed that should any dispute arise with respect to the delivery, ownership, right of possession, or disposition of any of the Deposit, or should any claim be made upon the Deposit by a third party, the Escrow Agent, upon receipt of written notice of such dispute or claim by the parties hereto or by a third party, is authorized and directed to retain in its possession without liability all or any of the Deposit until such dispute shall have been settled either by the mutual written agreement of the parties involved or by a final order, decree or judgment of a Court in the United States of America, the time for perfection of an appeal of such order, decree or judgment having expired. The Escrow Agent may, but shall be under no duty whatsoever to, institute or defend any legal proceedings which relate to the Deposit.

13.2         Jurisdiction.  The parties hereto hereby consent and submit to the exclusive jurisdiction of the appropriate court in Las Vegas, Nevada, in connection with any actions or proceedings brought against one another arising out of or relating to this Agreement. In any such action or proceeding, the parties hereto hereby absolutely and irrevocably waive personal service of any summons, complaint, declaration or other process and hereby absolutely and irrevocably agree that the service thereof may be made by certified or registered first-class mail directed to such parties at their respective addresses in accordance with Section 7 hereof.

13.3         Force Majeure.  The Escrow Agent shall not be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire communication line failures, computer viruses, power failures, earthquakes or other disasters.

13.4         Copies As Evidence.  This Agreement and all documents relating thereto, including without limitation (i) consents, waivers and modifications which may hereafter be executed, and (ii) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding relating to this Agreement, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

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14.           TAXES.   The parties agree to treat the Deposit and any dividends, interest and gains earned or realized on the Deposit as owned by Purchaser and not by Seller, in all cases to the extent not paid to Seller pursuant to this Agreement, and to file all tax returns on a basis consistent with such treatment. Purchaser, on its own behalf, and Seller, on their own behalf, shall provide the Escrow Agent with the certified tax identification number of Purchaser, on the one hand, and Seller, on the other hand, by furnishing an appropriate Form W-9 (or Form W-8, in the case of non-U.S. persons) and other forms and documents that the Escrow Agent may reasonably request (collectively, “Tax Reporting Documentation”) and Escrow Agent shall file the appropriate 1099 or other required forms pursuant to Federal and applicable state laws. A statement of citizenship will be provided by each of Purchaser and Seller if requested by Escrow Agent. The parties hereto understand that, if the Tax Reporting Documentation is not certified to the Escrow Agent as described above, the Escrow Agent may be required to withhold a portion of the Deposit or any interest earned on the investment of monies or other property held by the Escrow Agent pursuant to this Agreement. The Escrow Agent shall timely file information statements with the Internal Revenue Service and provide payee statements to the parties documenting imputed interest or any payment made hereunder.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

[Signature Page Follows]

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SELLER:

155 East Tropicana, LLC

By:

Title:

PURCHASER:

HEDWIGS LAS VEGAS TOP TIER, LLC, a Delaware limited liability company

By: Hedwigs Las Vegas GP, LLC, a Delaware limited liability company Its Managing Member

By: NTH Advisory Group, LLC
a California limited liability company Its managing member

By:
Name: Richard Bosworth
Title: Managing Member

ESCROW AGENT:

First American Title Insurance Company

By:

Name:

9

Exhibit A

Permitted Investments

The Escrow Agent is hereby directed to invest funds in the First American Trust Account to be opened with Bank of America in San Francisco, California to earn interest at 4.1%, compounded daily

10

Exhibit B

Fees and Expenses of Escrow Agent

$1,200 – Initial Set Up Fee

$200 – Disbursement Fee (to be paid for each and every disbursement)

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EXHIBIT 7

Memorandum of Asset Purchase Agreement

APN(s)   162-28-101-002 and 162-28-102-001

RECORDING REQUESTED BY AND
WHEN RECORDED RETURN TO:

Alexander E. Hamilton, Esq.
Stoel Rives LLP
111 Sutter Street, Suite 700
San Francisco, CA 94104

MEMORANDUM OF ASSET PURCHASE AGREEMENT

THIS MEMORANDUM OF ASSET PURCHASE AGREEMENT is made and entered into as of the 30th day of April, 2007, by and between by and between Hedwigs Las Vegas Top Tier, LLC, a Delaware limited liability company (“Purchaser”) and 155 East Tropicana, LLC, a Nevada limited liability company, (“Seller”).

RECITALS

Seller owns that certain real property located in Clark County, State of Nevada, which is more particularly described in Exhibit A attached hereto arid incorporated herein (the “Property”).

NOW THEREFORE, the parties agree as follows:

AGREEMENT

Seller agrees to sell the Property to Purchaser and Purchaser agrees to purchase the same from Seller together with certain other assets and liabilities upon all the terms and conditions set forth in that certain Asset Purchase Agreement dated as of May 1, 2007 by and between Seller and Purchaser, as amended by that certain First Amendment to Asset Purchase Agreement dated as of May 7, 2007 entered into by and between Seller and Purchaser.

[End of page]

IN WITNESS WHEREOF, Seller and Purchaser have executed this Memorandum of Asset Purchase Agreement as of the day and year first written above.

HEDWIGS LAS VEGAS TOP TIER, LLC,
a Delaware limited liability company

By:	Hedwigs Las Vegas GP, LLC,
a Delaware limited liability company
Its Managing Member

	By:	NTH Advisory Group, LLC
a California limited liability
company
Its managing member

By:
Name: Richard Bosworth
Title: Managing Member

155 EAST TROPICANA, LLC
a Nevada limited liability company

By:
Name: Michael Hessling
Title: President

STATE OF NEVADA COUNTY OF CLARK	}ss.

This instrument was acknowledged before me on                    by Richard Bosworth as Managing Member of NTH Advisory Group, LLC, a California limited liability company and the Managing Member of Hedwigs Las Vegas GP, LLC, a Delaware limited liability company and the Managing Member of Hedwigs Las Vegas Top Tier, LLC, a Delaware limited liability company.

NOTARY PUBLIC

STATE OF NEVADA COUNTY OF CLARK	}ss.

This instrument was acknowledged before me on                  by Michael Hessling as President of 155 East Tropicana, LLC, a Nevada limited liability company.

NOTARY PUBLIC

EXHIBIT A

THE PROPERTY

All that certain real property situated in the County of Clark, State of Nevada, described as follows:

PARCEL I:

That portion of the West Half (W 1/2) of the Northeast Quarter (NE 1/4) of the Northwest Quarter (NW 1/4) of Section 28, Township 21 South, Range 51 East, M.D.M., described as follows:

COMMENCING at the North Quarter (N 1/4) corner of said Section 28;

THENCE South 89`50’14” west, along the North line of the Northwest Quarter (NW 1/4) of said Section 28, a distance of 1,318.16 feet to a point;

THENCE South 02`54’50” East, a distance of 101.41 feet to a point on the South right of way line of Tropicana Avenue (100 feet wide) said point also being the Northwest (NW) corner of Tropicana Park, as shown by map thereof on file in Book 8 of Plats, Page 37 and reverted to acreage by map thereon on file in Book 15 of Plats, Page 11, Clark County Records said point being the TRUE POINT OF BEGINNING;

THENCE North 87`11’36” East, along said South right of way line, a distance of 452.59 feet to a point of tangency of a curve concave to the Southwest and having a radius of 15.00 feet;

THENCE along said curve through a central angle of 89`50’04” an arc length of 23.52 feet to a point on the Westerly right of way line of Scott Street, as shown on said plats;

THENCE South 02`58’20” East, along said right of way line, a distance of 631.04 feet to a point on the centerline of Mona Avenue, as shown on the aforementioned plat of Tropicana Park;

THENCE South 87`01’40” West, along said centerline, and the Westerly extension thereof, a distance of 468.21 feet to a point on the West line of said Tropicana Park;

THENCE North 02`54’50” West, along said line to the TRUE POINT OF BEGINNING.

EXCEPTING THEREFROM that portion of said land conveyed to the State of Nevada by deed recorded June 23, 1999 in Book 990623, Doc/Inst. No. 02544, Official Records, Clark County, Nevada.

PARCEL II:

(Convention Center)

The Easterly 150 feet of the West Half (W 1/2) of the Northeast Quarter (NE 1/4) of the Northwest Quarter (NW 1/4) of Section 28, Township 21 South, Range 61 East, M.D.M.

EXCEPT the portion thereof conveyed to the State of Nevada by Deed recorded May 29, 1959 as Document No. 162200 of Official Records, Clark County, Nevada Records.

FURTHER EXCEPTING the interest in the South 30 feet and the West 20 feet conveyed to Clark County for roads, utilities and other public and incidental purposes by Deed recorded September 13, 1971 as Document No. 128706.

FURTHER EXCEPTING that portion of said land conveyed to Ben Hur Hotel, Inc. described as follows:

COMMENCING at the Southeast (SE) corner of the Northeast Quarter (NE 1/4) of the Northwest Quarter (NW 1/4) of said Section 28;

THENCE North 88`43’17” West along the South line thereof a distance of 658.98 feet to the Southwest (SW) corner of the East Half (E 1/2) of the Northeast Quarter (NE 1/4) of the Northwest Quarter (NW 1/4) of Section 28, said point being the TRUE POINT OF BEGINNING;

THENCE continuing North 88`43’17” West  a distance of 148.90 feet to the Southeast (SE) corner of the Tropicana Park Subdivision as shown in Book 8 of Plats, Page 37, Clark County Records, Nevada; thence North 00`26’17” West along the East line of said Tropicana Park a distance of 571.77 feet;

THENCE North 89`38’50” East a distance of 149.91 feet to a point in the West line of the East Half (E 1/2) of the Northeast Quarter (NE 1/4) of the Northwest Quarter (NW 1/4) of Section 28;

THENCE South 00`19’51” East a distance of 576.01 feet to the TRUE POINT OF BEGINNING.

FURTHER EXCEPTING that certain spandrel area conveyed to Clark County for road purposes by Deed recorded May 4, 1987 as Document No. 870504/00953 and re-recorded May 20, 1987 as Document No. 870520/00620 of Official Records.

EXHIBIT 8

Termination of Memorandum of Agreement

APN(s): 162-28-101-002 and 162-28-102-001

RECORDING REQUESTED BY AND
WHEN RECORDED RETURN TO:

Sherwood N. Cook
Kummer Kaempfer Bonner Renshaw & Ferrario
3800 Howard Hughes Parkway
Seventh Floor
Las Vegas, Nevada  89169

TERMINATION OF MEMORANDUM OF AGREEMENT

THIS TERMINATION OF MEMORANDUM OF AGREEMENT is dated as of the       day of             , 200 , by and between 155 East Tropicana, LLC, a Nevada limited liability company (“Seller”), and Hedwigs Las Vegas Top Tier, LLC, a Delaware limited liability company (“Purchaser”).

BY THIS TERMINATION OF MEMORANDUM OF AGREEMENT, that certain Memorandum of Agreement dated May     , 2007 by and between Seller and Purchaser and recorded in the Official Records of Clark County, Nevada on                    in Book No.            as Instrument            is hereby terminated with respect to those certain parcels of real property located in Clark County, Nevada and more particularly described on Exhibit A attached hereto and incorporated herein by reference, and shall be of no further force or effect.

[End of page]

IN WITNESS WHEREOF, this Termination of Memorandum of Agreement has been executed as of the date first set forth above.

HEDWIGS LAS VEGAS TOP TIER, LLC,
a Delaware limited liability company

By:	Hedwigs Las Vegas GP, LLC,
a Delaware limited liability company
Its Managing Member

	By:	NTH Advisory Group, LLC
a California limited liability
company
Its managing member

By:
Name: Richard Bosworth
Title: Managing Member

155 EAST TROPICANA, LLC
a Nevada limited liability company

By:
Name: Michael Hessling
Title: President

STATE OF NEVADA COUNTY OF CLARK	}ss.

This instrument was acknowledged before me on                  by Richard Bosworth as Managing Member of NTH Advisory Group, LLC, a California limited liability company and the Managing Member of Hedwigs Las Vegas GP, LLC, a Delaware limited liability company and the Managing Member of Hedwigs Las Vegas Top Tier, LLC, a Delaware limited liability company.

NOTARY PUBLIC

STATE OF NEVADA COUNTY OF CLARK	}ss.

This instrument was acknowledged before me on                  by Michael Hessling as President of 155 East Tropicana, LLC, a Nevada limited liability company.

NOTARY PUBLIC

EXHIBIT A

THE PROPERTY

All that certain real property situated in the County of Clark, State of Nevada, described as follows:

PARCEL I:

That portion of the West Half (W 1/2) of the Northeast Quarter (NE 1/4) of the Northwest Quarter (NW 1/4) of Section 28, Township 21 South, Range 51 East, M.D.M., described as follows:

COMMENCING at the North Quarter (N 1/4) corner of said Section 28;

THENCE South 89`50’14” west, along the North line of the Northwest Quarter (NW 1/4) of said Section 28, a distance of 1,318.16 feet to a point;

THENCE South 02`54’50” East, a distance of 101.41 feet to a point on the South right of way line of Tropicana Avenue (100 feet wide) said point also being the Northwest (NW) corner of Tropicana Park, as shown by map thereof on file in Book 8 of Plats, Page 37 and reverted to acreage by map thereon on file in Book 15 of Plats, Page 11, Clark County Records said point being the TRUE POINT OF BEGINNING;

THENCE North 87`11’36” East, along said South right of way line, a distance of 452.59 feet to a point of tangency of a curve concave to the Southwest and having a radius of 15.00 feet;

THENCE along said curve through a central angle of 89`50’04” an arc length of 23.52 feet to a point on the Westerly right of way line of Scott Street, as shown on said plats;

THENCE South 02`58’20” East, along said right of way line, a distance of 631.04 feet to a point on the centerline of Mona Avenue, as shown on the aforementioned plat of Tropicana Park;

THENCE South 87`01’40” West, along said centerline, and the Westerly extension thereof, a distance of 468.21 feet to a point on the West line of said Tropicana Park;

THENCE North 02`54’50” West, along said line to the TRUE POINT OF BEGINNING.

EXCEPTING THEREFROM that portion of said land conveyed to the State of Nevada by deed recorded June 23, 1999 in Book 990623, Doc/Inst. No. 02544, Official Records, Clark County, Nevada.

PARCEL II:

(Convention Center)

The Easterly 150 feet of the West Half (W 1/2) of the Northeast Quarter (NE 1/4) of the Northwest Quarter (NW 1/4) of Section 28, Township 21 South, Range 61 East, M.D.M.

EXCEPT the portion thereof conveyed to the State of Nevada by Deed recorded May 29, 1959 as Document No. 162200 of Official Records, Clark County, Nevada Records.

FURTHER EXCEPTING the interest in the South 30 feet and the West 20 feet conveyed to Clark County for roads, utilities and other public and incidental purposes by Deed recorded September 13, 1971 as Document No. 128706.

FURTHER EXCEPTING that portion of said land conveyed to Ben Hur Hotel, Inc. described as follows:

COMMENCING at the Southeast (SE) corner of the Northeast Quarter (NE 1/4) of the Northwest Quarter (NW 1/4) of said Section 28;

THENCE North 88`43’17” West along the South line thereof a distance of 658.98 feet to the Southwest (SW) corner of the East Half (E 1/2) of the Northeast Quarter (NE 1/4) of the Northwest Quarter (NW 1/4) of Section 28, said point being the TRUE POINT OF BEGINNING;

THENCE continuing North 88`43’17” West  a distance of 148.90 feet to the Southeast (SE) corner of the Tropicana Park Subdivision as shown in Book 8 of Plats, Page 37, Clark County Records, Nevada; thence North 00`26’17” West along the East line of said Tropicana Park a distance of 571.77 feet;

THENCE North 89`38’50” East a distance of 149.91 feet to a point in the West line of the East Half (E 1/2) of the Northeast Quarter (NE 1/4) of the Northwest Quarter (NW 1/4) of Section 28;

THENCE South 00`19’51” East a distance of 576.01 feet to the TRUE POINT OF BEGINNING.

FURTHER EXCEPTING that certain spandrel area conveyed to Clark County for road purposes by Deed recorded May 4, 1987 as Document No. 870504/00953 and re-recorded May 20, 1987 as Document No. 870520/00620 of Official Records.